    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               JOHNSON & JOHNSON
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEW JERSEY                              2834                              22-1024240
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                           TELEPHONE: (732) 524-0400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           STEVEN M. ROSENBERG, ESQ.
                               JOHNSON & JOHNSON
                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                           TELEPHONE: (732) 524-0400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               ROBERT A. KINDLER, ESQ.                                ROSLYN G. DAUM, ESQ.
               CRAVATH, SWAINE & MOORE                               CHOATE, HALL & STEWART
                   WORLDWIDE PLAZA                                       EXCHANGE PLACE
                  825 EIGHTH AVENUE                                      53 STATE STREET
                 NEW YORK, NY 10019                                     BOSTON, MA 02109
                   (212) 474-1000                                        (617) 248-5000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the merger referred to herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. []

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
-----------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
-----------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE         AGGREGATE           REGISTRATION
       SECURITIES TO BE REGISTERED(1)              REGISTERED            PER UNIT          OFFERING PRICE            FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share......     1,094,458(2)             N/A             $90,171,616(3)       $23,805.31(4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock, par value $.01 per share ("Innovasive common stock"), of Innovasive Devices, Inc., a Massachusetts corporation ("Innovasive"), in the proposed merger of a wholly owned subsidiary of the Registrant with and into Innovasive.

(2) Based on the maximum number of shares to be issued in connection with the merger, calculated as the product of (a) 11,271,452, the aggregate number of shares of Innovasive common stock outstanding on January 5, 2000 (other than shares owned by Innovasive, Raptor Acquisition Corp., a wholly owned subsidiary of the Registrant, or the Registrant) or issuable pursuant to outstanding options prior to the date the merger is expected to be completed and (b) an assumed exchange ratio of 0.0971 shares of the Registrant's common stock for each share of Innovasive common stock.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the Registrant's common stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $8.00, the average of the high and low prices per share of Innovasive common stock on January 5, 2000 as reported on The Nasdaq National Market, multiplied by (b) 11,271,452, the aggregate number of shares of Innovasive common stock outstanding as of January 5, 2000 or issuable pursuant to outstanding options prior to the date the merger is expected to be completed.

(4) $17,277.58 of the registration fee was previously paid in connection with Innovasive's Preliminary Proxy Statement on Schedule 14A filed with the Commission on December 21, 1999. Pursuant to Rule 457(b), this amount is not remitted herewith, and only the balance of $6,527.73 is required to be paid in connection with the filing of this Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                        MARLBOROUGH, MASSACHUSETTS 01752

                                                                January 10, 2000

Dear Stockholder:

     You are cordially invited to attend the special meeting of stockholders of Innovasive Devices, Inc. to be held on Friday, February 11, 2000, at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts.

     At the special meeting, we will ask you to vote on the merger of Innovasive with a subsidiary of Johnson & Johnson. In the merger, you will receive a fraction of a share of Johnson & Johnson common stock for each share of Innovasive common stock that you own, based upon an exchange ratio which is calculated by dividing $8.25 by the average per share closing price of shares of Johnson & Johnson common stock during a period of 20 trading days ending on the third trading day before the special meeting. You will receive cash for any fractional share of Johnson & Johnson common stock that you would be entitled to receive in the merger.

     Johnson & Johnson common stock is listed on the New York Stock Exchange under the trading symbol "JNJ" and on January 7, 2000, its closing price was $96 1/2 per share.

     We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of the shares of Innovasive common stock outstanding and entitled to vote at the special meeting. Only stockholders who owned shares of Innovasive common stock at the close of business on Wednesday, January 5, 2000 will be entitled to vote at the special meeting. Your vote is very important.

     YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" ON PAGE 11 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.

     AFTER CAREFUL CONSIDERATION, INNOVASIVE'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE ADVISABLE AND IN THE BEST INTERESTS OF INNOVASIVE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

                                          Richard D. Randall
                                          President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.

               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE JOHNSON & JOHNSON COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THIS PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 10, 2000,
    AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 11, 2000.

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Johnson & Johnson and Innovasive from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

JOHNSON & JOHNSON                        INNOVASIVE DEVICES, INC.
One Johnson & Johnson Plaza              734 Forest Street
New Brunswick, NJ 08933                  Marlborough, MA 01752
Attention: Corporate Secretary's Office  Attention: James V. Barrile
Telephone: (732) 524-2455                Telephone: (508) 460-8229 x114

     If you would like to request documents, please do so by Friday, February 4, 2000 in order to receive them before the special meeting.

             See "Where You Can Find More Information" on page 57.

                            INNOVASIVE DEVICES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 11, 2000

To the Stockholders of Innovasive Devices, Inc.:

     We will hold a special meeting of the stockholders of Innovasive Devices, Inc. on Friday, February 11, 2000, at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, for the following purpose:

     To consider and vote upon a proposal to adopt the merger agreement among Johnson & Johnson, a wholly-owned subsidiary of Johnson & Johnson, and Innovasive. In the merger, Innovasive will become a wholly-owned subsidiary of Johnson & Johnson, and all outstanding shares of Innovasive common stock will be converted into the right to receive a number of shares of Johnson & Johnson common stock based on an exchange ratio that will be calculated shortly before the special meeting.

     We will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment of it by the Innovasive board of directors.

     Only stockholders who owned shares of Innovasive common stock at the close of business on Wednesday, January 5, 2000, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

     We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of the shares of Innovasive common stock outstanding and entitled to vote at the special meeting.

     If the action proposed is approved by the stockholders of Innovasive at the special meeting and effected by Innovasive, any stockholder (1) who files with Innovasive before the taking of the vote on the approval of the action, written objection to the proposed action stating that the stockholder intends to demand payment for the stockholder's shares if the action is taken, and (2) whose shares are not voted in favor of the action, has the right to demand in writing from Johnson & Johnson, within twenty days after the date of mailing to the stockholder of notice in writing that the corporate action has become effective, payment for the stockholder's shares and an appraisal of the value thereof. The stockholder shall have the rights and duties and shall follow the procedure set forth in Sections 85 to 98, inclusive, of the Massachusetts Business Corporation Law.

     FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX 1.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope.

     Please do not send any stock certificates at this time.

                                          By Order of the Board of Directors,

                                          Roslyn G. Daum
                                          Clerk

Marlborough, MA
January 10, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     2
  General...................................................     2
  The Special Meeting.......................................     4
  The Merger................................................     4
  The Companies.............................................     7
  Comparative Per Share Information.........................     8
  Selected Historical Consolidated Financial Data of Johnson
     & Johnson..............................................     9
  Selected Historical Consolidated Financial Data of
     Innovasive Devices, Inc. ..............................    10
RISK FACTORS RELATING TO THE MERGER.........................    11
THE SPECIAL MEETING.........................................    12
  Date, Time and Place......................................    12
  Purpose of Special Meeting................................    12
  Record Date; Shares Entitled to Vote; Quorum..............    12
  Votes Required............................................    12
  Voting by Innovasive Directors, Executive Officers and
     Certain Stockholders...................................    12
  Voting of Proxies.........................................    12
  Revocability of Proxies...................................    13
  Solicitation of Proxies...................................    13
THE COMPANIES...............................................    14
  Innovasive................................................    14
  Johnson & Johnson.........................................    14
THE MERGER..................................................    15
  Background to the Merger..................................    15
  Reasons for the Merger and the Innovasive Board of
     Directors Recommendation...............................    17
  Opinion of the Financial Advisor to Innovasive............    19
  Interests of Innovasive Directors and Executive Officers
     in the Merger..........................................    26
  Accounting Treatment......................................    27
  Form of the Merger........................................    27
  Merger Consideration......................................    27
  Conversion of Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................    28
  Effective Time of the Merger..............................    28
  Stock Exchange Listing of Johnson & Johnson Common
     Stock..................................................    29
  Delisting and Deregistration of Innovasive Common Stock...    29
  Material United States Federal Income Tax Consequences of
     the Merger.............................................    29
  Regulatory Matters........................................    30
  Dissenters' Rights........................................    30
  Innovasive Employee Benefits Matters......................    32
  Effect on Awards Outstanding Under Innovasive Stock
     Plans..................................................    32
  Resale of Johnson & Johnson Common Stock..................    33
THE MERGER AGREEMENT AND STOCK OPTION AGREEMENT.............    34
  The Merger Agreement......................................    34
  The Stock Option Agreement................................    41
STOCKHOLDERS AGREEMENT......................................    44
COMPARATIVE STOCK PRICES AND DIVIDENDS......................    45
DESCRIPTION OF JOHNSON & JOHNSON CAPITAL STOCK..............    46
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF JOHNSON &
  JOHNSON AND INNOVASIVE....................................    47
  Capitalization............................................    47
  Number, Election, Vacancy and Removal of Directors........    47
  Amendments to Charter Documents...........................    48

                                                              PAGE
                                                              ----
Amendments to Bylaws........................................    48
  Action by Written Consent.................................    49
  Notice of Certain Stockholder Actions.....................    49
  Special Stockholder Meetings..............................    49
  Stockholder Inspection Rights; Stockholder Lists..........    50
  Limitation of Personal Liability of Directors and
     Officers...............................................    50
  Dividends.................................................    51
  Conversion................................................    51
  Rights Plan...............................................    51
  Voting Rights; Required Vote for Authorization of Certain
     Actions................................................    53
  Fiduciary Duty............................................    55
LEGAL MATTERS...............................................    56
EXPERTS.....................................................    56
OTHER MATTERS...............................................    56
FUTURE STOCKHOLDER PROPOSALS................................    56
WHERE YOU CAN FIND MORE INFORMATION.........................    57
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........    59
ANNEXES
  Annex 1 -- Agreement and Plan of Merger and Reorganization
  Annex 2 -- Stock Option Agreement
  Annex 3 -- Stockholders Agreement
  Annex 4 -- Opinion of Deutsche Bank Securities Inc.
  Annex 5 -- Sections 85-98 of Massachusetts Business
     Corporation Law
INFORMATION NOT REQUIRED IN THE PROSPECTUS..................  II-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL HAPPEN TO INNOVASIVE AS A RESULT OF THE MERGER?

A: If the merger is completed, Innovasive will become a wholly-owned subsidiary of Johnson & Johnson.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption of the merger agreement. Because the required vote of Innovasive stockholders is based upon the number of outstanding shares of Innovasive common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting (including abstentions and broker non-votes) will have the same effect as a vote against adoption of the merger agreement.

   The special meeting will take place on Friday, February 11, 2000, at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts. You may attend the special meeting and vote your shares in person, rather than completing, signing, dating and returning your proxy.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Clerk of Innovasive at 734 Forest Street, Marlborough, MA 01752. Third, you can attend the special meeting and vote in person. Attendance at the special meeting will not itself constitute revocation of a proxy.

Q: IF MY INNOVASIVE SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your Innovasive shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger agreement.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of Innovasive common stock certificates. Please do not send in your stock certificates with your proxy.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. If approved by the Innovasive stockholders, we expect to complete the merger during the first calendar quarter of 2000.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

    Georgeson Shareholder Communications, Inc.
    17 State Street
    10th Floor
    New York, NY 10004
    Bankers and Brokers call collect:
    (212) 440-9800
    All others call toll-free:
    (800) 223-2064

    or

    James V. Barrile
    Innovasive Devices, Inc.
    734 Forest Street
    Marlborough, MA 01752
    Telephone: (508) 460-8229 x114

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement/prospectus and the other documents to which we have referred you. See "Where You Can Find More Information" on page 57. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    GENERAL

WHAT INNOVASIVE STOCKHOLDERS WILL RECEIVE IN THE MERGER (PAGE 27)

     In the merger, holders of Innovasive common stock will receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio for each share of Innovasive common stock that they own. The exchange ratio is based on the average per share closing price of Johnson & Johnson common stock as reported on the New York Stock Exchange Composite Tape during a valuation period of the 20 consecutive trading days ending on the third trading day prior to the special meeting. The exchange ratio will be equal to the number obtained by dividing $8.25 by the average closing price.

     Innovasive stockholders will receive cash for any fractional shares of Johnson & Johnson common stock they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest to which they are entitled by the closing price of Johnson & Johnson common stock on the last trading day immediately preceding the closing date.

     Set forth below is a table showing a range of prices of Johnson & Johnson common stock, along with entries showing the corresponding exchange ratios and corresponding valuations of a share of Innovasive common stock.

AVERAGE CLOSING                  VALUE OF
PRICE OF                          A SHARE
JOHNSON & JOHNSON   EXCHANGE   OF INNOVASIVE
COMMON STOCK         RATIO     COMMON STOCK
-----------------   --------   -------------
     $ 75.00         0.1100x       $8.25
       77.00         0.1071         8.25
       79.00         0.1044         8.25
       81.00         0.1019         8.25
       83.00         0.0994         8.25
       85.00         0.0971         8.25
       87.00         0.0948         8.25
       89.00         0.0927         8.25
       91.00         0.0907         8.25
       93.00         0.0887         8.25
       95.00         0.0868         8.25
       97.00         0.0851         8.25
       99.00         0.0833         8.25
      101.00         0.0817         8.25
      103.00         0.0801         8.25
      105.00         0.0786         8.25
      107.00         0.0771         8.25
      109.00         0.0757         8.25
      111.00         0.0743         8.25
      113.00         0.0730         8.25
      115.00         0.0717         8.25

     On January 7, 2000, the last practicable trading day before the date of this proxy statement/prospectus, Johnson & Johnson common stock closed at $96 1/2 per share. If this were the average closing price of Johnson & Johnson common stock during the 20 day valuation period, the exchange ratio would be equal to 0.0855. This means an Innovasive stockholder who owns 150 shares of Innovasive common stock would be entitled to receive 12.8 shares of Johnson & Johnson common stock, which based on a value of Johnson & Johnson common stock equal to the average closing price, would result in a value of $8.25 per share of Innovasive common stock. Since cash will be paid instead of fractional shares of Johnson & Johnson common stock, that Innovasive stockholder would receive 12 shares of Johnson & Johnson common stock and a check in an amount equal to the fractional share multiplied by the closing price of Johnson & Johnson common stock on the last trading day immediately preceding the closing date.

     The market value of Johnson & Johnson common stock on the day the merger is completed may vary from the average closing price of Johnson & Johnson common stock used to calculate the exchange ratio. As a result, the market value of the shares of Johnson & Johnson common stock you receive in the merger may be more or less than the value attributed to your shares of Innovasive common stock in calculating the exchange ratio.

     We will issue a press release before the special meeting disclosing the exchange ratio once it has been calculated. In addition, you may obtain the exchange ratio by calling either of the telephone numbers listed on page 1 beginning on the trading day before the special meeting.

OWNERSHIP OF JOHNSON & JOHNSON FOLLOWING THE MERGER

     Based on the number of outstanding shares of Innovasive common stock on the record date and the closing price of Johnson & Johnson common stock on January 5, 2000, we anticipate that Innovasive stockholders will receive approximately 824,241 shares of Johnson & Johnson common stock in the merger. Based on that number and on the number of outstanding shares of Johnson & Johnson common stock on January 5, 2000, Innovasive stockholders will own approximately 0.06% of the outstanding shares of Johnson & Johnson common stock following the merger.

DISSENTERS' RIGHTS (PAGE 30)

     Stockholders of Innovasive who do not vote in favor of the merger agreement and the merger and who otherwise comply with the requirements of the Massachusetts Business Corporation Law relating to dissenters' rights will be entitled to receive an amount in cash equal to the fair value of their Innovasive common stock. The fair value of shares of Innovasive common stock may be more or less than the value of Johnson & Johnson common stock to be paid to other Innovasive stockholders in the merger. Dissenting Innovasive stockholders must precisely follow specific procedures to exercise this right, or the right may be lost. These procedures are described in this proxy statement/prospectus, and the relevant provisions of Massachusetts law are attached as Annex 5 hereto. You are urged to read the provisions in their entirety.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 29)

     The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986. It is a condition to Innovasive's obligation to complete the merger that Innovasive receive an opinion from Choate, Hall & Stewart stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code. Assuming the merger qualifies as a reorganization within the meaning of the Internal Revenue Code, holders of Innovasive common stock will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of their Innovasive common stock for Johnson & Johnson common stock in the merger, except for cash received instead of fractional shares of Johnson & Johnson common stock.

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

INNOVASIVE BOARD OF DIRECTORS RECOMMENDATION TO STOCKHOLDERS (PAGE 19)

     The Innovasive board of directors believes that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Innovasive and its stockholders and unanimously recommends that the stockholders vote "FOR" the adoption of the merger agreement.

     To review the background and reasons for the merger, as well as certain risks related to the merger, see pages 15, 17 and 11.

OPINION OF THE FINANCIAL ADVISOR TO INNOVASIVE (PAGE 19)

     In deciding to approve the merger, the Innovasive board considered the opinion of Deutsche Bank Securities Inc., its financial advisor in connection with the merger, that, as of November 8, 1999, and based upon and subject to certain matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Innovasive common stock. The opinion was directed to the board of directors of Innovasive and addresses only the fairness of the exchange ratio from a financial point of view. The opinion does not address the merits of the underlying decision by Innovasive to engage in the merger and does not constitute a recommendation to any stockholder as to how to vote with respect to matters relating to the proposed merger. The full text of the written opinion of Deutsche Bank Securities Inc., which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex 4. You are urged to read the opinion carefully and in its entirety.

INTERESTS OF INNOVASIVE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 26)

     In considering the recommendation of the Innovasive board of directors in favor of the merger, Innovasive stockholders should be aware that members of the Innovasive board and executive officers of Innovasive have interests in the merger that are different from, or in addition to, the interests of other Innovasive stockholders. These interests include the continuance of rights of indemnification and the accelerated vesting of certain stock option rights.

                         THE SPECIAL MEETING (PAGE 12)

     The special meeting of Innovasive stockholders will be held at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts at 10:00 a.m., local time, on February 11, 2000. At the special meeting, Innovasive stockholders will be asked to adopt the merger agreement.

RECORD DATE; VOTING POWER (PAGE 12)

     Innovasive stockholders are entitled to vote at the special meeting if they owned shares of Innovasive common stock as of the close of business on January 5, 2000, the record date.

     On the record date, there were 9,334,559 shares of Innovasive common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Innovasive common stock that they owned on the record date.
VOTES REQUIRED (PAGE 12)

     The affirmative vote of a majority of the shares of Innovasive common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement.

VOTING BY INNOVASIVE DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS (PAGE 12)

     On the record date, directors and executive officers of Innovasive owned and were entitled to vote 2,451,602 shares of Innovasive common stock, or approximately 26.26% of the shares of Innovasive common stock outstanding on that date. Each director and executive officer of Innovasive has indicated his intention to vote, or caused to be voted, the Innovasive common stock owned by him "FOR" adoption of the merger agreement. Certain directors, officers and other stockholders of Innovasive have entered into stockholders agreement with Johnson & Johnson whereby such persons have agreed to vote their shares in favor of the merger agreement and to take certain other actions in connection therewith. See "Stockholders Agreement" on page 44.

                              THE MERGER (PAGE 15)

     The merger agreement is attached as Annex 1 to this proxy statement/prospectus. Innovasive encourages you to read the merger agreement because it is the principal document governing the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER
(PAGE 34)

     Johnson & Johnson and Innovasive will complete the merger only if several conditions are satisfied or, in some cases, waived, including the following:

     - the registration statement on Form S-4 has been declared effective by the Securities and Exchange Commission and is not the subject of any stop order or proceeding seeking a stop order

     - the merger agreement has been adopted by the affirmative vote of stockholders of Innovasive representing a majority of the shares of Innovasive common stock outstanding and entitled to vote at the special meeting

     - Innovasive has received an opinion from Choate, Hall & Stewart stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code

     - the parties have received all material consents for the consummation of the merger

     - the shares of Johnson & Johnson common stock to be issued to Innovasive stockholders upon completion of the merger have been approved for listing on the New York Stock Exchange

     - the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or has been terminated

     - no restraining order, injunction or other court order or statute, rule, regulation, legal restraint or prohibition exists that prevents the completion of the merger, makes the merger illegal or is reasonably likely to have a material adverse effect on Johnson & Johnson or Innovasive

     - the representations and warranties in the merger agreement which are qualified as to materiality are true and correct, and the representations and warranties which are not so qualified are true and correct in all material respects

     - all covenants and agreements in the merger agreement have been satisfied in all material respects

     - since the date of the merger agreement, no change, occurrence or circumstance in the business, results of operations, liabilities, assets, properties or financial conditions of Innovasive has had, or is reasonably likely to have, a material adverse effect on Innovasive

     In addition, Johnson & Johnson will complete the merger only if certain additional conditions are satisfied or waived, including that there is no pending or imminently threatened suit, action or preceding by any governmental entity seeking to restrain or prohibit the completion of the merger, to limit Johnson & Johnson's or Innovasive's ownership or operation of either company's business or assets, to compel Johnson & Johnson or Innovasive to divest or hold separate any business or assets as a result of the merger, or to prevent Johnson & Johnson from effectively controlling Innovasive in any material respect.

TERMINATION OF THE MERGER AGREEMENT (PAGE 37)

     1. Johnson & Johnson, Raptor Acquisition Corp. and Innovasive can jointly agree to terminate the merger agreement at any time without completing the merger.

     2.  Johnson & Johnson or Innovasive can terminate the merger agreement if:

     - the merger has not been completed by May 8, 2000

     - a final, non-appealable restraining order, injunction or other court order or statute, rule, regulation, legal restraint or prohibition exists that prevents the completion of the merger, makes the consummation of the merger illegal or which otherwise is reasonably likely to have a material adverse effect on Johnson & Johnson or Innovasive

     - the holders of Innovasive common stock do not adopt the merger agreement at the special meeting

     - the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement that results in a failure of a condition to the merger and cannot or has not cured the breach within 30 days after receipt of notice of such breach

     3. Johnson & Johnson can terminate the merger agreement if the Innovasive board of directors or any committee of the board:

     - fails to recommend or withdraws or modifies its approval or recommendation of the merger in a manner adverse to Johnson & Johnson

     - approves or recommends a proposal of a third party to acquire 20% or more of Innovasive's assets or to acquire 20% or more of any class of Innovasive capital stock or a merger or similar transaction involving Innovasive or any of its subsidiaries

     - fails to reconfirm its approval or recommendation of the merger after receipt of an acquisition proposal described in the immediately preceding bullet point within 10 days after a request to do so by Johnson & Johnson

     - approves or recommends that Innovasive stockholders tender their shares into any tender offer or exchange offer that would result in any person beneficially owning 20% or more of any class of Innovasive capital stock

     4. Innovasive can terminate the merger agreement at any time prior to the date of the special meeting in response to an unsolicited proposal to acquire more than 50% of the Innovasive common stock or its assets on terms that the Innovasive board of directors determines, after receipt of advice from a financial advisor, to be more favorable to Innovasive than the merger and is reasonably capable of being consummated.

TERMINATION FEES (PAGE 37)

     Innovasive must pay Johnson & Johnson a termination fee of $2,550,000 if:

     - (a) a proposal described in the second bullet point of paragraph 3 above under "-- Termination of the Merger Agreement" has been disclosed, (b) the merger agreement is terminated by Innovasive or Johnson & Johnson for the first or third reason described in paragraph 2 above under "-- Termination of the Merger Agreement," and (c) within 12 months of the termination of the merger agreement, Innovasive enters into an acquisition agreement or consummates any such proposal or the board of directors approves such transaction

     - Johnson & Johnson terminates the merger agreement for any reason described in paragraph 3 above under "-- Termination of the Merger Agreement"

     - Innovasive terminates the merger agreement for the reason described in paragraph 4 above under "-- Termination of the Merger Agreement"

THE STOCK OPTION AGREEMENT (PAGE 41)

     Innovasive has granted an option to Johnson & Johnson to purchase 1,850,504 shares of Innovasive common stock at $8.25 per share if any of the events occur that entitle Johnson & Johnson to receive the termination fee under the merger agreement. The stock option agreement limits Johnson & Johnson's total profit under the stock option and any termination fee it actually receives under the merger agreement to $3,400,000.

STOCKHOLDERS AGREEMENT (PAGE 44)

     Stockholders of Innovasive who held approximately 31.88% of the outstanding shares of Innovasive common stock at January 5, 2000 have entered into a stockholders agreement with Johnson & Johnson. Under the terms of the stockholders agreement, these stockholders have agreed to vote all of their shares of Innovasive common stock in favor of the merger and to take certain actions in connection therewith.

REGULATORY MATTERS (PAGE 30)

     United States antitrust laws prohibit Johnson & Johnson and Innovasive from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Johnson & Johnson and Innovasive each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on November 24, 1999. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired at midnight on December 24, 1999.

ACCOUNTING TREATMENT (PAGE 27)

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that Innovasive will be treated as a separate entity for periods prior to the closing and thereafter, as a wholly-owned subsidiary of Johnson & Johnson.

EXPENSES (PAGE 40)

     Each of Johnson & Johnson and Innovasive will bear all expenses it incurs in connection with the merger, except that they will share equally the costs of filing with the Securities and Exchange Commission the registration statement of which this proxy statement/prospectus is a part, and printing and mailing this proxy statement/ prospectus.

                            THE COMPANIES (PAGE 14)

Innovasive Devices, Inc.
734 Forest Street
Marlborough, MA 01752
(508) 460-8229

     Innovasive designs, develops, manufactures and markets proprietary tissue repair systems which facilitate the repair of soft tissue injuries.

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
(732) 524-0400

     Johnson & Johnson is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Johnson & Johnson's primary interest, both historically and currently, has been in products related to health and well-being. Johnson & Johnson was organized in the State of New Jersey in 1887.

MARKET PRICES AND DIVIDEND INFORMATION (PAGE 45)
     Shares of Johnson & Johnson common stock are listed on the New York Stock Exchange. Shares of Innovasive common stock are listed on The Nasdaq National Market. The following table presents:

     - the last reported sale price of one share of Johnson & Johnson common stock, as reported in The Wall Street Journal

     - the last reported sale price of one share of Innovasive common stock, as reported on The Nasdaq National Market

     - the market value of one share of Innovasive common stock on an equivalent per share basis in each case as if the merger had been completed on November 8, 1999, the last full trading day prior to the public announcement of the proposed merger, and on January 7, 2000, the last practicable trading day prior to the date of this proxy statement/prospectus. The equivalent price per share data for Innovasive common stock has been determined by multiplying the last reported sale price of one share of Johnson & Johnson common stock on each of these dates by an exchange ratio determined using the average per share closing price of Johnson & Johnson common stock over the 20 trading days ending with the third trading day immediately preceding the calculation date.

                                                EQUIVALENT
                                                PRICE PER
                       JOHNSON &                 SHARE OF
                        JOHNSON    INNOVASIVE   INNOVASIVE
                        COMMON       COMMON       COMMON
DATE                     STOCK       STOCK        STOCK
----                   ---------   ----------   ----------
November 8, 1999.....    $104 7/16     $8 15/32   $8.56
January 7, 2000......    $ 96 1/2      $8         $8.52

     Johnson & Johnson declares and pays regular quarterly dividends. See "Comparative Stock Prices and Dividends" on page 45. Innovasive does not pay dividends.

                            THE COMPANIES (PAGE 14)

Innovasive Devices, Inc.
734 Forest Street
Marlborough, MA 01752
(508) 460-8229

     Innovasive designs, develops, manufactures and markets proprietary tissue repair systems which facilitate the repair of soft tissue injuries.

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
(732) 524-0400

     Johnson & Johnson is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Johnson & Johnson's primary interest, both historically and currently, has been in products related to health and well-being. Johnson & Johnson was organized in the State of New Jersey in 1887.

MARKET PRICES AND DIVIDEND INFORMATION (PAGE 45)
     Shares of Johnson & Johnson common stock are listed on the New York Stock Exchange. Shares of Innovasive common stock are listed on The Nasdaq National Market. The following table presents:

     - the last reported sale price of one share of Johnson & Johnson common stock, as reported in The Wall Street Journal

     - the last reported sale price of one share of Innovasive common stock, as reported on The Nasdaq National Market

     - the market value of one share of Innovasive common stock on an equivalent per share basis in each case as if the merger had been completed on November 8, 1999, the last full trading day prior to the public announcement of the proposed merger, and on January 7, 2000, the last practicable trading day prior to the date of this proxy statement/prospectus. The equivalent price per share data for Innovasive common stock has been determined by multiplying the last reported sale price of one share of Johnson & Johnson common stock on each of these dates by an exchange ratio determined using the average per share closing price of Johnson & Johnson common stock over the 20 trading days ending with the third trading day immediately preceding the calculation date.

                                                EQUIVALENT
                                                PRICE PER
                       JOHNSON &                 SHARE OF
                        JOHNSON    INNOVASIVE   INNOVASIVE
                        COMMON       COMMON       COMMON
DATE                     STOCK       STOCK        STOCK
----                   ---------   ----------   ----------
November 8, 1999.....  1$04 7/16   8 $15/32       $8.56
January 7, 2000......   $96 1/2    8 $            $8.52

     Johnson & Johnson declares and pays regular quarterly dividends. See "Comparative Stock Prices and Dividends" on page 45. Innovasive does not pay dividends.

                       COMPARATIVE PER SHARE INFORMATION

     The following table shows certain per share data of Johnson & Johnson and Innovasive and also shows similar information reflecting the combination of the two companies, which is referred to as "pro forma" information. In presenting the comparative pro forma information, it is assumed that the companies have been separate entities for accounting and financial reporting purposes for all periods presented, as required by "purchase" accounting.

     The comparative per share data is derived from, and should be read with, the supplemental financial statements of Johnson & Johnson and the historical financial statements of Innovasive that are included in the documents described under "Where You Can Find More Information" on page 57. The supplemental financial statements of Johnson & Johnson reflect the restatement of Johnson & Johnson's historical financial statements to reflect its merger with Centocor, Inc., which was accounted for using the pooling of interests method of accounting.

     The Innovasive "equivalent pro forma" data was calculated by multiplying the corresponding pro forma combined data by an exchange ratio of 0.0820, which would have been the exchange ratio had the special meeting been held on November 8, 1999. This data shows how each share of Innovasive common stock would have participated in net income and book value of Johnson & Johnson if the companies had always been combined for accounting and financial reporting purposes for all periods presented. These amounts, however, are not intended to reflect future per share levels of net income and book value of Johnson & Johnson. Innovasive has not declared or paid any cash dividends during any of the periods presented.

                                                                                NINE MONTHS ENDED
                                                FISCAL YEAR ENDED           --------------------------
                                         -------------------------------     SEPT. 27,       OCT. 3,
                                         DEC. 29,    DEC. 28,    JAN. 3,       1998           1999
                                           1996        1997       1999      (UNAUDITED)    (UNAUDITED)
                                         --------    --------    -------    -----------    -----------
JOHNSON & JOHNSON -- SUPPLEMENTAL
Net income per diluted share...........  $  2.05      $ 2.34     $ 2.12       $ 2.05         $ 2.41
  Unaudited book value per share(1)....  $  8.23      $ 9.26     $10.13       $10.16         $11.44
  Cash dividends per share.............  $ 0.735      $ 0.85     $ 0.97       $ 0.72         $ 0.81
                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                         FISCAL YEAR ENDED DECEMBER 31,     --------------------------
                                         -------------------------------       1998           1999
                                           1996        1997       1998      (UNAUDITED)    (UNAUDITED)
                                         --------    --------    -------    -----------    -----------
INNOVASIVE -- HISTORICAL
  Net (loss) income per diluted
     share.............................  $ (0.83)     $(2.33)    $(0.71)      $(0.55)        $(0.25)
  Unaudited book value per share(1)....  $  3.26      $ 2.09     $ 1.44       $ 1.59         $ 1.20
                                                                                NINE MONTHS ENDED
                                                FISCAL YEAR ENDED           --------------------------
                                         -------------------------------     SEPT. 27,       OCT. 3,
                                         DEC. 29,    DEC. 28,    JAN. 3,       1998           1999
                                           1996        1997       1999      (UNAUDITED)    (UNAUDITED)
                                         --------    --------    -------    -----------    -----------
Unaudited pro forma combined net income
per diluted share:
  Per Johnson & Johnson share..........  $  2.05      $ 2.32     $ 2.11       $ 2.04         $ 2.40
  Equivalent per Innovasive share......  $  0.17      $ 0.19     $ 0.17       $ 0.17         $ 0.20
                                                                                NINE MONTHS ENDED
                                                FISCAL YEAR ENDED           --------------------------
                                         -------------------------------     SEPT. 27,       OCT. 3,
                                         DEC. 29,    DEC. 28,    JAN. 3,       1998           1999
                                           1996        1997       1999      (UNAUDITED)    (UNAUDITED)
                                         --------    --------    -------    -----------    -----------
Unaudited pro forma combined book value
per share:
  Per Johnson & Johnson share(1).......  $  8.24      $ 9.26     $10.14       $10.17         $11.45
  Equivalent per Innovasive share(1)...  $  0.68      $ 0.76     $ 0.83       $ 0.83         $ 0.94

---------------
(1) Supplemental or historical book value per share is computed by dividing shareowners' equity or stockholders' equity by the number of common shares outstanding at the end of each period. Johnson & Johnson pro forma combined book value per share is computed by dividing pro forma shareowners' equity by the pro forma number of shares of Johnson & Johnson common stock that would have been outstanding had the merger been completed as of each balance sheet date.

  SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INNOVASIVE DEVICES, INC.

     The following selected financial information of Innovasive as of and for the five fiscal years ended December 31, 1998 has been derived from Innovasive's audited financial statements contained in its Annual Reports on Form 10-K for the years then ended and is qualified in its entirety by such documents. The financial statements for those periods were audited by PricewaterhouseCoopers LLP, independent accountants. The financial information for Innovasive as of and for the nine months ended September 30, 1999 and 1998 has been derived from the unaudited consolidated financial statements contained in the Quarterly Report on Form 10-Q for the period ended September 30, 1999 and is qualified in its entirety by such document and, in the opinion of Innovasive's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the nine months ended September 30, 1999 are not necessarily indicative of results for the full fiscal year ending December 31, 1999. This information should be read in conjunction with management's discussion and analysis of financial condition and results of operations of Innovasive and the consolidated financial statements and notes thereto of Innovasive incorporated by reference into this proxy statement/prospectus.

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                               FISCAL YEAR ENDED DECEMBER 31,             -------------------------
                                      -------------------------------------------------      1998          1999
                                       1994       1995      1996       1997      1998     (UNAUDITED)   (UNAUDITED)
                                      -------   --------   -------   --------   -------   -----------   -----------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $   244   $  1,234   $ 4,353   $  7,754   $11,911     $ 8,261       $12,608
Cost of sales.......................      465      1,000     1,611      2,232     3,339       2,313         3,679
                                      -------   --------   -------   --------   -------     -------       -------
Gross profit (loss).................     (221)       234     2,742      5,522     8,572       5,948         8,929
Selling, general and administrative
  expenses..........................    1,533      2,435     4,922      8,407    11,294       8,179         8,866
Purchased in-process research and
  Development(1)....................       --         --        --     13,370        --          --            --
Research and development expenses...    1,172      1,597     2,667      3,952     4,290       3,232         2,543
                                      -------   --------   -------   --------   -------     -------       -------
Loss from operations................   (2,926)    (3,798)   (4,847)   (20,207)   (7,012)     (5,463)       (2,480)
Interest income.....................       34         64       785      1,053       513         423           209
                                      -------   --------   -------   --------   -------     -------       -------
Net loss............................  $(2,892)  $ (3,734)  $(4,062)  $(19,154)  $(6,499)    $(5,040)      $(2,271)
                                      -------   --------   -------   --------   -------     -------       -------
Basic and diluted net loss per
  share.............................  $ (1.79)  $  (2.06)  $ (0.83)  $  (2.33)  $ (0.71)    $ (0.55)      $ (0.25)
                                      -------   --------   -------   --------   -------     -------       -------
Shares used in computing basic and
  diluted net loss per share........    1,621      1,811     4,911      8,225     9,179       9,176         9,232
                                      =======   ========   =======   ========   =======     =======       =======

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                               FISCAL YEAR ENDED DECEMBER 31,            -------------------------
                                       -----------------------------------------------      1998          1999
                                        1994      1995      1996      1997      1998     (UNAUDITED)   (UNAUDITED)
                                       -------   -------   -------   -------   -------   -----------   -----------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............  $ 2,051   $ 5,052   $12,825   $ 2,916   $ 3,724     $ 5,328       $ 1,715
Working capital......................    1,628     4,857    22,841    15,885     9,882      11,436         8,412
Total assets.........................    3,099     6,399    25,363    21,520    16,059      16,734        13,340
Mandatorily redeemable convertible
  Preferred stock(2).................    6,993    13,970        --        --        --          --            --
Stockholders' equity (deficit).......  $(4,759)  $(8,501)  $23,788   $19,197   $13,214     $14,603       $11,172

----------------

(1) In June 1997, Innovasive acquired Medicine Lodge, Inc. for $14,326 and, in connection therewith, took a charge of $13,370 for in-process research and development.

(2) All outstanding shares of preferred stock converted into shares of common stock upon the closing of Innovasive's initial public offering in June 1996.

  SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INNOVASIVE DEVICES, INC.

     The following selected financial information of Innovasive as of and for the five fiscal years ended December 31, 1998 has been derived from Innovasive's audited financial statements contained in its Annual Reports on Form 10-K for the years then ended and is qualified in its entirety by such documents. The financial statements for those periods were audited by PricewaterhouseCoopers LLP, independent accountants. The financial information for Innovasive as of and for the nine months ended September 30, 1999 and 1998 has been derived from the unaudited consolidated financial statements contained in the Quarterly Report on Form 10-Q for the period ended September 30, 1999 and is qualified in its entirety by such document and, in the opinion of Innovasive's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the nine months ended September 30, 1999 are not necessarily indicative of results for the full fiscal year ending December 31, 1999. This information should be read in conjunction with management's discussion and analysis of financial condition and results of operations of Innovasive and the consolidated financial statements and notes thereto of Innovasive incorporated by reference into this proxy statement/prospectus.

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                               FISCAL YEAR ENDED DECEMBER 31,             -------------------------
                                      -------------------------------------------------      1998          1999
                                       1994       1995      1996       1997      1998     (UNAUDITED)   (UNAUDITED)
                                      -------   --------   -------   --------   -------   -----------   -----------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $   244   $  1,234   $ 4,353   $  7,754   $11,911     $ 8,261       $12,608
Cost of sales.......................      465      1,000     1,611      2,232     3,339       2,313         3,679
                                      -------   --------   -------   --------   -------     -------       -------
Gross profit (loss).................     (221)       234     2,742      5,522     8,572       5,948         8,929
Selling, general and administrative
  expenses..........................    1,533      2,435     4,922      8,407    11,294       8,179         8,866
Purchased in-process research and
  Development.......................       --         --        --     13,370        --          --            --
Research and development expenses...    1,172      1,597     2,667      3,952     4,290       3,232         2,543
                                      -------   --------   -------   --------   -------     -------       -------
Loss from operations................   (2,926)    (3,798)   (4,847)   (20,207)   (7,012)     (5,463)       (2,480)
Interest income.....................       34         64       785      1,053       513         423           209
                                      -------   --------   -------   --------   -------     -------       -------
Net loss............................  $(2,892)  $ (3,734)  $(4,062)  $(19,154)  $(6,499)    $(5,040)      $(2,271)
                                      -------   --------   -------   --------   -------     -------       -------
Basic and diluted net loss per
  share.............................  $ (1.79)  $  (2.06)  $ (0.83)  $  (2.33)  $ (0.71)    $ (0.55)      $ (0.25)
                                      -------   --------   -------   --------   -------     -------       -------
Shares used in computing basic and
  diluted net loss per share........    1,621      1,811     4,911      8,225     9,179       9,176         9,232
                                      =======   ========   =======   ========   =======     =======       =======

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                               FISCAL YEAR ENDED DECEMBER 31,            -------------------------
                                       -----------------------------------------------      1998          1999
                                        1994      1995      1996      1997      1998     (UNAUDITED)   (UNAUDITED)
                                       -------   -------   -------   -------   -------   -----------   -----------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............  $ 2,051   $ 5,052   $12,825   $ 2,916   $ 3,724     $ 5,328       $ 1,715
Working capital......................    1,628     4,857    22,841    15,885     9,882      11,436         8,412
Total assets.........................    3,099     6,399    25,363    21,520    16,059      16,734        13,340
Mandatorily redeemable convertible
  Preferred stock....................    6,993    13,970        --        --        --          --            --
Stockholders' equity (deficit).......  $(4,759)  $(8,501)  $23,788   $19,197   $13,214     $14,603       $11,172

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information included and incorporated by reference in this proxy statement/prospectus, Innovasive stockholders should consider carefully the matters described below in determining whether to adopt the merger agreement.

     - ALTHOUGH THE EXCHANGE RATIO FOR JOHNSON & JOHNSON COMMON STOCK TO BE RECEIVED IN THE MERGER WILL BE ADJUSTED IN THE EVENT OF ANY CHANGE IN THE PRICE OF JOHNSON & JOHNSON COMMON STOCK BEFORE THE SPECIAL MEETING, IT WILL NOT BE ADJUSTED FOR CHANGES OCCURRING AFTER THE SPECIAL
       MEETING. Under the merger agreement, each share of Innovasive common stock will be converted into the right to receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio to be calculated shortly before the special meeting of stockholders. Once the exchange ratio is determined, it will be a fixed number that will not be adjusted for any increase or decrease in the market price of Johnson & Johnson common stock and the value of the Johnson & Johnson common stock to be received by Innovasive stockholders in the merger will fluctuate with changes in the Johnson & Johnson common stock price. The market value of Johnson & Johnson common stock on the day the merger is completed may vary from the average closing price of Johnson & Johnson common stock used to calculate the exchange ratio. These prices may vary because of changes in the business, operations or prospects of Johnson & Johnson, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. As a result, the market value of the shares of Johnson & Johnson common stock you receive in the merger may be more or less than the value attributed to your shares of Innovasive common stock in calculating the exchange ratio.

     - THE PRICE OF JOHNSON & JOHNSON COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF INNOVASIVE COMMON
       STOCK. Upon completion of the merger, holders of Innovasive common stock will become holders of Johnson & Johnson common stock. Johnson & Johnson's business differs from that of Innovasive and Johnson & Johnson's results of operations, as well as the price of Johnson & Johnson common stock, may be affected by factors different from those affecting Innovasive's results of operations and the price of Innovasive common stock. For a discussion of Johnson & Johnson's and Innovasive's businesses and certain factors to consider in connection with such businesses, see Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 3, 1999, and Innovasive's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which are incorporated by reference in this proxy statement/prospectus.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement/prospectus to stockholders of Innovasive as of the record date as part of the solicitation of proxies by the Innovasive board of directors for use at the special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, at 10:00 a.m., local time, on February 11, 2000.

PURPOSE OF SPECIAL MEETING

     At the special meeting, we are asking holders of Innovasive common stock to adopt the merger agreement. The Innovasive board of directors has determined that the merger and the other transactions contemplated by the merger agreement are advisable to, and in the best interests of, Innovasive and its stockholders, has unanimously approved and adopted the merger agreement and the merger, and unanimously recommends that Innovasive stockholders vote "FOR" adoption of the merger agreement.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of Innovasive common stock at the close of business on January 5, 2000, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 9,334,559 shares of Innovasive common stock were issued and outstanding and held by approximately 91 holders of record. A quorum is present at the special meeting if a majority of the shares of Innovasive common stock issued and outstanding and entitled to vote on the record date are represented at the special meeting in person or by a properly executed proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Innovasive common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

VOTES REQUIRED

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of Innovasive common stock outstanding and entitled to vote at the special meeting. Because the required vote of Innovasive stockholders is based upon the number of outstanding shares of Innovasive common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting (including abstentions and broker non-votes) will have the same effect as a vote against adoption of the merger agreement.

VOTING BY INNOVASIVE DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

     At the close of business on the record date, directors and executive officers of Innovasive owned and were entitled to vote 2,451,602 shares of Innovasive common stock, which represented approximately 26.26% of the shares of Innovasive common stock outstanding on that date. Each Innovasive director and executive officer has indicated his intention to vote, or cause to be voted, the Innovasive common stock owned by him "FOR" adoption of the merger agreement. Certain directors, officers and other stockholders of Innovasive have entered into a stockholders agreement with Johnson & Johnson whereby such persons have agreed to vote their shares in favor of the merger and to take certain other actions in connection therewith. See "Stockholders Agreement" on page 44.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement.

     Shares of Innovasive common stock represented at the special meeting but not voting, including shares of Innovasive common stock for which proxies have been received but for which holders of shares have abstained will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Brokers who hold shares of Innovasive common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes and count as votes against the adoption of the merger agreement.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     Innovasive does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, the Innovasive board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Clerk of Innovasive a properly executed revocation of proxy, by submitting a properly executed proxy to the Clerk of Innovasive bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Innovasive will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Innovasive and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person. Innovasive will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. Innovasive will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     Georgeson Shareholder Communications, Inc. will assist in the solicitation of proxies by Innovasive. Innovasive will pay Georgeson a fee of $8,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of its proxy soliciting services on behalf of Innovasive.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of Innovasive common stock certificates will be mailed to Innovasive stockholders shortly after completion of the merger.

                                   THE MERGER

BACKGROUND TO THE MERGER

     BACKGROUND OF THE MERGER. In the spring of 1999, Innovasive's management and board of directors began discussing the possibility of finding a strategic business partner for purposes of:

     - accelerating Innovasive's growth, particularly in international markets

     - leveraging Innovasive's products through a larger sales organization

     - strengthening Innovasive's product development capabilities and

     - broadening Innovasive's product offerings

     On July 14, 1999, at a meeting of Innovasive's board of directors, the board decided to engage Deutsche Bank Securities Inc. ("Deutsche Banc Alex. Brown") to:

     - assist Innovasive in identifying and evaluating candidates for a potential sale or merger

     - contact potential candidates which Innovasive and Deutsche Banc Alex. Brown believed to be appropriate for a potential sale or merger

     - meet and interact with potential candidates in the context of assisting Innovasive in evaluating and negotiating a potential sale or merger and

     - provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by Innovasive stockholders or the exchange ratio, as appropriate, in a proposed sale or merger.

     Subsequent to the July 14, 1999 meeting of Innovasive's board of directors, Deutsche Banc Alex. Brown held discussions with nine companies regarding a potential business combination. Innovasive entered into confidentiality agreements with seven of the nine companies contacted during this period, and Deutsche Banc Alex. Brown sent descriptive materials regarding Innovasive to each of the seven companies.

     Between August 4, 1999 and August 26, 1999, senior members of Innovasive's management and representatives of Deutsche Banc Alex. Brown held due diligence meetings and conference calls with the seven parties that had previously signed confidentiality agreements and received descriptive materials. On August 13, 1999, Innovasive and Deutsche Banc Alex. Brown held a telephonic meeting with Johnson & Johnson to discuss the merits of a merger, financial projections and assumptions, and other topics relevant to Johnson & Johnson's interest in Innovasive. During this period, several additional conversations occurred between Innovasive, Deutsche Banc Alex. Brown and Johnson & Johnson, and Innovasive responded to Johnson & Johnson's information requests by providing additional materials and analyses. Also during this period, Innovasive continued to discuss with Deutsche Banc Alex. Brown the viability of other strategic alternatives, including remaining independent and funding operations through internally generated cash flow or through an offering of equity securities, in the event that an acceptable business combination could not be achieved.

     On or about August 17, 1999, Deutsche Banc Alex. Brown sent letters to the seven companies that had conducted due diligence with Innovasive, requesting preliminary expressions of interest, including valuation and proposed transaction structure.

     Between August 26, 1999 and September 2, 1999, Innovasive received non-binding indications of interest from five parties, including Johnson & Johnson.

                                   THE MERGER

BACKGROUND TO THE MERGER

     BACKGROUND OF THE MERGER. In the spring of 1999, Innovasive's management and board of directors began discussing the possibility of finding a strategic business partner for purposes of:

     - accelerating Innovasive's growth, particularly in international markets

     - leveraging Innovasive's products through a larger sales organization

     - strengthening Innovasive's product development capabilities and

     - broadening Innovasive's product offerings

     On July 14, 1999, at a meeting of Innovasive's board of directors, the board decided to engage Deutsche Banc Alex. Brown to:

     - assist Innovasive in identifying and evaluating candidates for a potential sale or merger

     - contact potential candidates which Innovasive and Deutsche Banc Alex. Brown believed to be appropriate for a potential sale or merger

     - meet and interact with potential candidates in the context of assisting Innovasive in evaluating and negotiating a potential sale or merger and

     - provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by Innovasive stockholders or the exchange ratio, as appropriate, in a proposed sale or merger.

     Subsequent to the July 14, 1999 meeting of Innovasive's board of directors, Deutsche Banc Alex. Brown held discussions with nine companies regarding a potential business combination. Innovasive entered into confidentiality agreements with seven of the nine companies contacted during this period, and Deutsche Banc Alex. Brown sent descriptive materials regarding Innovasive to each of the seven companies.

     Between August 4, 1999 and August 26, 1999, senior members of Innovasive's management and representatives of Deutsche Banc Alex. Brown held due diligence meetings and conference calls with the seven parties that had previously signed confidentiality agreements and received descriptive materials. On August 13, 1999, Innovasive and Deutsche Banc Alex. Brown held a telephonic meeting with Johnson & Johnson to discuss the merits of a merger, financial projections and assumptions, and other topics relevant to Johnson & Johnson's interest in Innovasive. During this period, several additional conversations occurred between Innovasive, Deutsche Banc Alex. Brown and Johnson & Johnson, and Innovasive responded to Johnson & Johnson's information requests by providing additional materials and analyses. Also during this period, Innovasive continued to discuss with Deutsche Banc Alex. Brown the viability of other strategic alternatives, including remaining independent and funding operations through internally generated cash flow or through an offering of equity securities, in the event that an acceptable business combination could not be achieved.

     On or about August 17, 1999, Deutsche Banc Alex. Brown sent letters to the seven companies that had conducted due diligence with Innovasive, requesting preliminary expressions of interest, including valuation and proposed transaction structure.

     Between August 26, 1999 and September 2, 1999, Innovasive received non-binding indications of interest from five parties, including Johnson & Johnson.

     Based on the indications received, Innovasive chose to continue discussions with three of the five companies. Innovasive considered, among other things, valuation, proposed structure and the likelihood of the successful consummation of a transaction in making this decision. Between September 16, 1999 and September 28, 1999, each of these three companies conducted additional due diligence at the offices of Innovasive's legal advisor, Choate, Hall & Stewart, including meetings with Innovasive management.

     On or about September 30, 1999, Deutsche Banc Alex. Brown and Choate, Hall & Stewart sent final bid letters and draft merger agreements to the three parties that had conducted additional due diligence with Innovasive. The letters contained a request for final bids, including valuation, form of consideration and structure, as well as a copy of the proposed merger agreement.

     During this period, Innovasive and Deutsche Banc Alex. Brown held several additional conversations with Johnson & Johnson, including a meeting between Innovasive and Johnson & Johnson management on October 7, 1999 to discuss Innovasive's new products and other due diligence information. Also during this period, one of the three remaining companies chose to withdraw its preliminary indication of interest on the basis of valuation concerns.

     On October 28, 1999, Johnson & Johnson submitted an offer to purchase Innovasive for $7.80 per share or approximately $80 million in Johnson & Johnson common stock. Johnson & Johnson's bid was subject to confirmatory due diligence and certain other conditions, including that:

     - the officers and directors of Innovasive and certain affiliated stockholders enter into a stockholders agreement with Johnson & Johnson pursuant to which such stockholders would agree to vote in favor of a merger with Johnson & Johnson and against any other competing proposal and

     - Innovasive grant Johnson & Johnson an option to purchase 19.9% of the outstanding shares of common stock of Innovasive under certain circumstances

     On October 29, 1999, a representative from the remaining party in the bid process called Richard D. Randall, Innovasive's chief executive officer, and indicated that while the company remained interested in exploring the possibility of an acquisition of Innovasive, it would be unable to submit a formal offer within a reasonable time frame as a result of other strategic imperatives at such company.

     On October 29, 1999, Innovasive's board of directors met telephonically with representatives from Deutsche Banc Alex. Brown and Choate, Hall & Stewart, to discuss the Johnson & Johnson offer and the status of the other party's bid. Representatives from Deutsche Banc Alex. Brown described to the Innovasive board of directors the terms of the Johnson & Johnson offer. Innovasive's board of directors entered into extensive discussion and questioning of the representatives of Deutsche Banc Alex. Brown and Choate, Hall & Stewart regarding Johnson & Johnson's offer and the viability and attractiveness of other strategic alternatives, including the status of the other party in the bid process. Particular areas of discussion included the stockholders agreement, the stock option agreement and the break-up fee proposed by Johnson & Johnson. In addition, the board of directors discussed the importance of minimizing the ability of Johnson & Johnson to terminate the merger agreement as a result of adverse changes to Innovasive's business related to the announcement of the merger. Based on this discussion, Innovasive's board of directors directed management and its financial and legal advisors to conduct further negotiations with Johnson & Johnson to attempt to improve the value and terms of the offer.

     Over the next several days, management and representatives of Deutsche Banc Alex. Brown and Choate, Hall & Stewart held numerous conference calls with Johnson & Johnson and its advisors to discuss details of the proposed transaction, including valuation and the terms of the merger agreement, the stockholders agreement and the stock option agreement. Johnson & Johnson subsequently increased its offer to $8.25 per share in Johnson & Johnson common stock.

     On November 1, 1999, Innovasive's board of directors met telephonically, along with representatives of Innovasive senior management, Deutsche Banc Alex. Brown and Choate, Hall & Stewart, to discuss the status of the negotiations with Johnson & Johnson. Management and Deutsche Banc Alex. Brown advised the Innovasive board of directors of the material elements of the most recent discussions with Johnson &

     - Johnson & Johnson's intention to operate Innovasive as a wholly-owned subsidiary, retaining the Innovasive name and organization

     - the continued expansion of Innovasive, as a member of Johnson & Johnson's family of companies, as a center of excellence for research, development and manufacturing

     - the resources available to Innovasive in relation to its competitors and its ability to achieve its strategic goals in light of the substantial funding requirements for research and development, the significant expense associated with marketing products and the ongoing consolidation in the industry in which it competes

     - the terms and conditions of the merger agreement and the belief of the Innovasive board of directors that the parties will be able to satisfy the closing conditions

     - the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and

     - the analysis and presentation of the opinion of Deutsche Banc Alex. Brown that, as of November 8, 1999, and based upon and subject to the various considerations in its opinion, the exchange ratio was fair from a financial point of view to the holders of Innovasive common stock

     In the course of deliberations, the Innovasive board of directors also considered a number of additional factors relevant to the merger, including:

     - Johnson & Johnson's requirement, as a condition to proceeding on the terms set forth in the merger agreement, that it receive the protections afforded by the stockholders agreement, the stock option agreement and the termination fee and no solicitation provisions contained in the merger agreement and, with respect to those provisions, the Innovasive board of directors weighed a number of factors including the following factors:

        - the attractiveness of the exchange ratio and the benefits of the merger

        - the fact that the grant of the stock option would preclude the use of pooling of interests for accounting purposes by any interested third parties

        - its belief that a higher sale price could not be obtained in view of
          (1) the fact that no higher binding offer had emerged in the process run by Innovasive to solicit indications of interest in the acquisition of Innovasive, (2) the value of $8.25 represented a premium of 10.0% over the closing price of Innovasive one month prior to the announcement of the transition and 158.8% over the closing price on July 13, 1999, the day prior to the decision by the board of directors of Innovasive to retain Deutsche Banc Alex. Brown to explore strategic alternatives, (3) its belief that it was not possible to achieve a higher price from Johnson & Johnson or any other party, based on the negotiations with Johnson & Johnson and other interested parties, (4) the opinion of Deutsche Banc Alex. Brown that, as of November 8, 1999, and based on and subject to the various considerations in its opinion, the exchange ratio was fair from a financial point of view to the holders of Innovasive common stock, (5) its belief that the exchange ratio was fair and (6) the financial position and business prospects of Johnson & Johnson, a large, well-capitalized merger partner

        - the advice given to, and belief by, the Innovasive board of directors that the amount of the termination fee was within the parameters of fees agreed to in comparable transactions

        - Johnson & Johnson's inability to terminate the merger agreement in the event there were materially adverse changes to Innovasive's business
          (1) directly resulting from the announcement or pending status of the merger, (2) resulting from monetary damages or injunctions in connection with certain pending litigation involving Innovasive, (3) attributable to decreases in the market price of Innovasive common stock, (4) resulting from changes in the industry in which Innovasive competes and not specifically relating to Innovasive or (5) resulting from changes in general economic conditions

     - Johnson & Johnson's intention to operate Innovasive as a wholly-owned subsidiary, retaining the Innovasive name and organization

     - the continued expansion of Innovasive, as a member of Johnson & Johnson's family of companies, as a center of excellence for research, development and manufacturing

     - the resources available to Innovasive in relation to its competitors and its ability to achieve its strategic goals in light of the substantial funding requirements for research and development, the significant expense associated with marketing products and the ongoing consolidation in the industry in which it competes

     - the terms and conditions of the merger agreement and the belief of the Innovasive board of directors that the parties will be able to satisfy the closing conditions

     - the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and

     - the analysis and presentation of the opinion of Deutsche Banc Alex. Brown that, as of November 8, 1999, and based upon and subject to the various considerations in its opinion, the exchange ratio was fair from a financial point of view to the holders of Innovasive common stock

     In the course of deliberations, the Innovasive board of directors also considered a number of additional factors relevant to the merger, including:

     - Johnson & Johnson's requirement, as a condition to proceeding on the terms set forth in the merger agreement, that it receive the protections afforded by the stockholders agreement, the stock option agreement and the termination fee and no solicitation provisions contained in the merger agreement and, with respect to those provisions, the Innovasive board of directors weighed a number of factors including the following factors:

        - the attractiveness of the exchange ratio and the benefits of the merger

        - the fact that the grant of the stock option would preclude the use of pooling of interests for accounting purposes by any interested third parties

        - its belief that a higher sale price could not be obtained in view of
          (1) the fact that no higher binding offer had emerged in the process run by Innovasive to solicit indications of interest in the acquisition of Innovasive, (2) the value of $8.25 represented a premium of 10% over the closing price of Innovasive one month prior to the announcement of the transition and 158.8% over the closing price on July 13, 1999, the day prior to the decision by the board of directors of Innovasive to retain Deutsche Banc Alex. Brown to explore strategic alternatives, (3) its belief that it was not possible to achieve a higher price from Johnson & Johnson or any other party, based on the negotiations with Johnson & Johnson and other interested parties, (4) the opinion of Deutsche Banc Alex. Brown that, as of November 8, 1999, and based on and subject to the various considerations in its opinion, the exchange ratio was fair from a financial point of view to the holders of Innovasive common stock, (5) its belief that the exchange ratio was fair and (6) the financial position and business prospects of Johnson & Johnson, a large, well-capitalized merger partner

        - the advice given to, and belief by, the Innovasive board of directors that the amount of the termination fee was within the parameters of fees agreed to in comparable transactions

        - Johnson & Johnson's inability to terminate the merger agreement in the event there were materially adverse changes to Innovasive's business
          (1) directly resulting from the announcement or pending status of the merger, (2) resulting from monetary damages or injunctions in connection with certain pending litigation involving Innovasive, (3) attributable to decreases in the market price of Innovasive common stock, (4) resulting from changes in the industry in which Innovasive competes and not specifically relating to Innovasive or (5) resulting from changes in general economic conditions

     - information relating to the business, assets, management, competitive position, operating performance, share trading performance and prospects of each of Innovasive and Johnson & Johnson, including the prospects of Innovasive if it were to continue as an independent company

     - current industry, market and economic conditions

     - the possibility of strategic alternatives to the merger for enhancing long-term stockholder value, including the possibility of a private placement of Innovasive common stock and other potential strategic transactions

     - the impact of the merger on Innovasive's customers, suppliers and employees and

     - the likelihood that the merger would be completed

     The Innovasive board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the recognition that Johnson & Johnson common stock has traded at a high valuation, and the risk that such valuation might not be sustained in the future

     - the risk that after the merger key personnel might leave Innovasive and

     - the risk that the potential benefits of the merger might not be fully realized

     The Innovasive board of directors believed that certain of these risks were unlikely to occur, that Innovasive could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger and the stockholders agreement and the stock option agreement, the Innovasive board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Innovasive board of directors may have given different weight to different factors.

     RECOMMENDATION OF THE INNOVASIVE BOARD OF DIRECTORS. After careful consideration, the Innovasive board of directors has unanimously approved and adopted the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Innovasive and its stockholders. The Innovasive board of directors unanimously recommends that the stockholders of Innovasive vote "FOR" the adoption of the merger agreement.

OPINION OF THE FINANCIAL ADVISOR TO INNOVASIVE

     Innovasive engaged Deutsche Banc Alex. Brown to act as its exclusive financial advisor in connection with the merger based on Deutsche Banc Alex. Brown's long-standing relationship with Innovasive and its reputation, experience and expertise in similar transactions. On November 8, 1999, at a meeting of the Innovasive board of directors held to evaluate the proposed merger, Deutsche Banc Alex. Brown rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated November 8, 1999, to the effect that, as of that date and based upon and subject to certain matters described in its opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to the holders of Innovasive common stock.

     The full text of Deutsche Banc Alex. Brown's written opinion dated November 8, 1999, which describes the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex 4 to this proxy/prospectus. DEUTSCHE BANC ALEX. BROWN'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF INNOVASIVE AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW. THE OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY INNOVASIVE TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE WITH RESPECT TO MATTERS RELATING TO THE PROPOSED MERGER. The summary of Deutsche Banc Alex. Brown's opinion described below is qualified in its entirety by reference to the full text of its opinion.

     In connection with Deutsche Banc Alex. Brown's role as Innovasive's financial advisor, and in arriving at its opinion, Deutsche Banc Alex. Brown:

     - reviewed publicly available financial and other information concerning Innovasive and Johnson & Johnson and internal analyses and other information furnished to Deutsche Banc Alex. Brown by Innovasive and Johnson & Johnson

     - held discussions with members of the senior management of Innovasive and Johnson & Johnson regarding the business and prospects of their respective companies and the joint prospects of a combined company

     - reviewed the reported prices and trading activity for Innovasive common stock and Johnson & Johnson common stock

     - compared certain financial and stock market information for Innovasive and Johnson & Johnson with similar information for other companies whose securities are publicly traded

     - reviewed the financial terms of recent business combinations which Deutsche Banc Alex. Brown deemed comparable in whole or in part

     - reviewed the terms of the merger agreement and

     - performed other studies and analyses and considered other factors as Deutsche Banc Alex. Brown deemed appropriate

     Deutsche Banc Alex. Brown did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Innovasive, Johnson & Johnson or the combined company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. For purposes of its opinion, Deutsche Banc Alex. Brown assumed and relied upon the accuracy and completeness of all information that it reviewed and did not conduct a physical inspection of any of the properties or assets, or prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of Innovasive or Johnson & Johnson. With respect to the financial forecasts and projections made available to Deutsche Banc Alex. Brown and used in its analyses, Deutsche Banc Alex. Brown was advised, and Deutsche Banc Alex. Brown assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Innovasive as to the matters covered thereby. Deutsche Banc Alex. Brown's opinion was necessarily based on economic, market and other conditions existing on, and the information made available to Deutsche Banc Alex. Brown as of, the date of its opinion.

     For purposes of rendering its opinion, Deutsche Banc Alex. Brown assumed that, in all respects material to its analysis, the representations and warranties of Innovasive, Johnson & Johnson and Raptor Acquisition Corp. contained in the merger agreement were true and correct, Innovasive, Johnson & Johnson and Raptor Acquisition Corp. will each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligations of each of Innovasive, Johnson & Johnson and Raptor Acquisition Corp. to consummate the merger will be satisfied without any waiver. Deutsche Banc Alex. Brown also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Innovasive or Johnson & Johnson is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Innovasive or Johnson & Johnson or materially reduce the contemplated benefits of the merger to Innovasive, Johnson & Johnson or the combined company.

     Innovasive informed Deutsche Banc Alex. Brown, and for purposes of rendering its opinion Deutsche Banc Alex. Brown assumed, that the merger is expected to qualify as a tax-free reorganization for federal income tax purposes. Deutsche Banc Alex. Brown expressed no opinion as to the price at which Johnson & Johnson common stock will trade at any time. No limitations were imposed by the Innovasive board of directors on Deutsche Banc Alex. Brown with respect to the investigations made or the procedures followed by it in rendering its opinion.

     The following is a summary of the material analyses performed by Deutsche Banc Alex. Brown in connection with its opinion to the board of directors of Innovasive dated November 8, 1999. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND DEUTSCHE BANC ALEX. BROWN'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF DEUTSCHE BANC ALEX. BROWN'S FINANCIAL ANALYSES.

     Analysis of Selected Public Companies. Deutsche Banc Alex. Brown compared certain financial and stock market information for Innovasive with similar information for the following selected publicly traded companies in the orthopedic industry:

    - Biomet, Inc.
    - CONMED Corporation
    - Orthofix International N.V.
    - Stryker Corporation
    - Xomed Surgical Products, Inc.

     Deutsche Banc Alex. Brown reviewed adjusted market values, calculated as equity market value, plus debt, less cash, as multiples of latest 12 months revenues. Deutsche Banc Alex. Brown also calculated multiples of share prices relative to each company's projected earnings per share for calendar years 2000 and 2001. For all companies except Xomed Surgical Products, Inc., multiples were based on closing stock prices on November 5, 1999. For Xomed Surgical Products, Inc., Deutsche Banc Alex. Brown used the stock price four weeks prior to the announcement of its acquisition by Medtronic, Inc. Estimated financial data for the selected companies were based on research analysts' estimates as reported by I/B/E/S International, Inc. ("I/B/E/S"), a market research database, and estimated financial data for Innovasive were based both on I/B/E/S estimates and Innovasive management estimates. This analysis indicated the following multiples for the selected companies, as compared to the following multiples for Innovasive implied by the exchange ratio to be paid in the merger:

                                                        MULTIPLES OF
                                                     SELECTED COMPANIES      MULTIPLES FOR INNOVASIVE
                                                    ---------------------           IMPLIED BY
                                                    MEAN        RANGE             EXCHANGE RATIO
                                                    ----    -------------    ------------------------
ADJUSTED MARKET VALUE AS A MULTIPLE OF:
Latest 12 months revenues.........................  3.4x     1.7x - 5.2x                5.1x
EQUITY MARKET VALUE AS A MULTIPLE OF:
  Estimated calendar year 2000 earnings per
     share........................................  22.1x   11.4x - 35.9x             150.0x
     (research analysts' estimates)
  Estimated calendar year 2000 earnings per
     share........................................   --          --                    60.8x
     (management estimates for Innovasive)
  Estimated calendar year 2001 earnings per
     share........................................  18.2x   9.9x - 28.4x               17.0x
     (management estimates for Innovasive)

     Deutsche Banc Alex. Brown also compared certain financial and stock market information for Johnson & Johnson with similar information for the following selected publicly held companies in the pharmaceutical and hospital supply/medical device industries:

     PHARMACEUTICAL INDUSTRY:
          - Bristol-Myers Squibb Co.
          - Pfizer, Inc.
          - Schering Plough Corp.
          - SmithKline Beecham plc

     HOSPITAL SUPPLY/MEDICAL DEVICE INDUSTRY:
          - Abbott Laboratories
          - Baxter International, Inc.
          - Biomet, Inc.
          - Guidant Corp.
          - Medtronic, Inc.
          - Stryker Corp.

     Deutsche Banc Alex. Brown reviewed adjusted market values, calculated as equity market value, plus debt, less cash, as multiples of latest 12 months revenues and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Deutsche Banc Alex. Brown also calculated multiples of share prices relative to each company's projected earnings per share for calendar year 2000 as well as each company's 2000 price to earnings multiple relative to its I/B/E/S projected growth rate. For all companies, multiples were based on closing stock prices on November 5, 1999 and estimated financial data were based on research analysts' estimates as reported by I/B/E/S. This analysis indicated the following multiples for the selected companies as compared to the following multiples for Johnson & Johnson:

                                                        MEAN MULTIPLES OF SELECTED
                                                     --------------------------------
                                                                          HOSPITAL
                                                                       SUPPLY/MEDICAL    MULTIPLES FOR
                                                     PHARMACEUTICAL        DEVICE          JOHNSON &
                                                       COMPANIES         COMPANIES          JOHNSON
                                                     --------------    --------------    -------------
ADJUSTED MARKET VALUE AS A MULTIPLE OF:
Latest 12 months revenues..........................        8.1x              5.8x              5.6x
  Latest 12 months EBITDA..........................       26.3x             19.1x             21.6x
EQUITY MARKET VALUE AS A MULTIPLE OF:
  Estimated calendar year 2000 earnings per
     share.........................................       33.9x             26.9x             31.2x
  Estimated calendar year 2000 P/E Multiples
     relative to I/B/E/S projected growth rate.....      226.2%            162.9%            240.1%

     Analysis of Selected Precedent Transactions. Deutsche Banc Alex. Brown reviewed the purchase prices and implied transaction multiples for the following 13 selected transactions in the orthopedic industry:

ACQUIROR                                TARGET
--------                                ------
Smith & Nephew plc                      Exogen, Inc.
Medtronic, Inc.                         Sofamor Danek Group
Medtronic, Inc.                         Midas Rex, L.P.
Stryker Corp.                           Howmedica
Johnson & Johnson                       DePuy, Inc.
DePuy, Inc.                             Acromed Corp.
Interpore International                 Cross Medical Products
Sulzer Medica Ltd.                      Spine-Tech, Inc.
CONMED Corp.                            Linvatec Corp.
DePuy Inc.                              Landanger-Camus
DePuy Inc.                              Orthopedic Technology, Inc.
Smith & Nephew plc                      Acufex Microsurgical, Inc.
Johnson & Johnson                       Mitek Surgical Products, Inc.

     Deutsche Banc Alex. Brown reviewed adjusted market values in the selected transactions as a multiple of latest 12 months revenues and equity market values as a multiple of one-year forward net income. All multiples were based on publicly available information at the time of announcement of each transaction. This analysis indicated the following multiples for the selected transactions, as compared to the following multiples for Innovasive implied by the exchange ratio to be paid in the merger:

                                                          MULTIPLES OF SELECTED    MULTIPLES FOR
                                                              TRANSACTIONS           INNOVASIVE
                                                          ---------------------      IMPLIED BY
                                                          MEAN        RANGE        EXCHANGE RATIO
                                                          ----    -------------    --------------
ADJUSTED MARKET VALUE AS A MULTIPLE OF:
Latest 12 months revenues...............................  4.2x    1.2x - 10.0x           5.1x
EQUITY MARKET VALUE AS A MULTIPLE OF:
  One-year forward net income (management estimates for
     Innovasive)........................................  33.4x   21.3x - 61.9x         96.2x

     Discounted Cash Flow Analyses. Deutsche Banc Alex. Brown performed a discounted cash flow analysis to estimate the present value of the unlevered, after-tax free cash flows that Innovasive could generate during fiscal years 2000 through 2004, based on internal estimates of Innovasive management. The range of estimated terminal values was calculated by applying terminal value multiples ranging from 8.0x to 12.0x to Innovasive's projected 2004 EBITDA. The present value of the cash flows and terminal values was calculated using discount rates ranging from 20.0% to 30.0%. This analysis was based both on internal base case estimates of Innovasive management and conservative case estimates prepared by Innovasive management which assumed, among other things, lower revenue growth rates and lower profit margins than the base case estimates. This analysis yielded the following implied per share equity reference ranges for Innovasive, as compared to the per share equity value for Innovasive implied by the exchange ratio to be paid in the merger:

                                    IMPLIED PER SHARE EQUITY REFERENCE    PER SHARE EQUITY VALUE FOR INNOVASIVE
                                           RANGE FOR INNOVASIVE                 IMPLIED BY EXCHANGE RATIO
                                    ----------------------------------    -------------------------------------
Base case.........................            $6.83 - $13.65                              $8.25
Conservative case.................             $4.23 - $8.21                              $8.25

     In addition, Deutsche Banc Alex. Brown performed a discounted cash flow analysis to estimate the present value of the unlevered, after-tax free cash flows that Johnson & Johnson could generate during fiscal years 2000 through 2003, based on publicly available research analysts' estimates. The range of estimated terminal values was calculated by applying terminal value multiples ranging from 18.0x to 22.0x to Johnson & Johnson's projected 2003 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 10.0% to 14.0%. This analysis yielded the following implied per share equity reference range for Johnson & Johnson, as compared to Johnson & Johnson's price per share as of November 5, 1999:

IMPLIED PER SHARE EQUITY REFERENCE RANGE FOR   JOHNSON & JOHNSON PRICE PER SHARE AS OF
             JOHNSON & JOHNSON                            NOVEMBER 5, 1999
--------------------------------------------  -----------------------------------------
                $91 - $126                                     $105.50

     Premiums Analysis. Deutsche Banc Alex. Brown reviewed the premiums paid in 117 selected merger and acquisition transactions completed since January 1, 1998 and 36 merger and acquisition transactions completed since January 1, 1997 in the health care industry, each having transaction values between $50 million and $150 million, as well as 13 transactions completed in the orthopedic industry. Deutsche Banc Alex. Brown analyzed the premiums in these transactions based on the target company's stock price one day and one month prior to public announcement of the transaction. Deutsche Banc Alex. Brown compared the premiums for the target companies in the selected transactions to the premiums implied for Innovasive in the merger based on the closing prices of Innovasive common stock one day and one month prior to November 5, 1999. In addition, Deutsche Banc Alex. Brown compared the premiums for the target companies in these transactions to the premium implied for Innovasive in the merger based on the closing price of Innovasive common stock on July 13, 1999, the day prior to the decision by the board of directors of Innovasive to retain Deutsche Banc Alex. Brown to explore strategic alternatives for Innovasive. This analysis indicated the following premiums:

                                                            PREMIUMS            IMPLIED PREMIUM
                                                    ------------------------        IN THE
                                                    MEAN         RANGE            TRANSACTION
                                                    ----    ----------------    ---------------
SELECTED M&A TRANSACTIONS:
One day prior.....................................  36.3%   (29.1%) - 168.9%           1.5%
  One month prior.................................  55.6%   (40.8%) - 287.1%          10.0%
  July 13, 1999...................................   --            --                158.8%
SELECTED HEALTH CARE M&A TRANSACTIONS:
  One day prior...................................  29.1%   (8.8%) - 216.6%            1.5%
  One month prior.................................  43.1%   (8.3%) - 181.0%           10.0%
  July 13, 1999...................................   --            --                158.8%
SELECTED ORTHOPEDIC M&A TRANSACTIONS:
  One day prior...................................  14.8%     7.9% - 27.7%             1.5%
  One month prior.................................  47.9%    14.5% - 111.3%           10.0%
  July 13, 1999...................................   --            --                158.8%

     Exchange Ratio Analysis. Deutsche Banc Alex. Brown performed an analysis comparing an assumed exchange ratio in the merger (determined by dividing the merger consideration ($8.25) by Johnson & Johnson's closing price on November 5,
1999) with the implied historical exchange ratios for Innovasive common stock and Johnson & Johnson common stock. The implied historical exchange ratios were calculated by dividing the average per share prices of Innovasive common stock by the average per share prices of Johnson & Johnson common stock on November 5, 1999 and during the 20-day, three-month and six-month periods ended November 5, 1999. This analysis resulted in the following implied historical exchange ratios:

PERIOD ENDED ON NOVEMBER 5, 1999              IMPLIED HISTORICAL EXCHANGE RATIO    ASSUMED EXCHANGE RATIO
--------------------------------              ---------------------------------    ----------------------
November 5, 1999............................               0.0770x                         0.0782x
20-day trading average......................               0.0761x                         0.0782x
Three-month trading average.................               0.0782x                         0.0782x
Six-month trading average...................               0.0555x                         0.0782x

     Pro Forma Merger Analysis. Deutsche Banc Alex. Brown analyzed the potential pro forma effects of the merger on Johnson & Johnson's estimated earnings per share for calendar years 2000 and 2001. Estimated financial data used in this analysis were based on internal estimates of the management of Innovasive, in the case of Innovasive, and I/B/E/S estimates, in the case of Johnson & Johnson. The results of the pro forma merger analysis suggested that the merger could be dilutive to Johnson & Johnson's earnings per share in calendar years 2000 and 2001 without giving effect to certain potential cost savings or synergies and accretive to Johnson & Johnson's earnings per share in calendar years 2000 and 2001 assuming certain potential cost savings and synergies are achieved. The actual results achieved by the combined company may vary from projected results, and such variations may be material.

     Other Factors. In rendering its opinion, Deutsche Banc Alex. Brown also reviewed and considered, among other things:

     - historical and projected financial data for Innovasive and Johnson & Johnson

     - historical stock price performance for Innovasive common stock and Johnson & Johnson common stock and

     - published research analysts' reports, including estimates as to the projected earnings per share of Innovasive and Johnson & Johnson

     The above summary is not a complete description of Deutsche Banc Alex. Brown's opinion to the Innovasive board of directors or the financial analyses performed and factors considered by Deutsche Banc Alex. Brown in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Deutsche Banc Alex. Brown believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Deutsche Banc Alex. Brown's analyses and opinion.

     In performing its analyses, Deutsche Banc Alex. Brown considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Innovasive and Johnson & Johnson. No company, transaction or business used in the analyses as a comparison is identical to Innovasive, Johnson & Johnson or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

     The estimates contained in Deutsche Banc Alex. Brown's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Deutsche Banc Alex. Brown's analyses and estimates are inherently subject to substantial uncertainty.

     The type and amount of consideration payable in the merger was determined through negotiation between Innovasive and Johnson & Johnson. Although Deutsche Banc Alex. Brown provided financial advice to Innovasive during the course of negotiations, the decision to enter into the merger was solely that of the board of directors of Innovasive. Deutsche Banc Alex. Brown's opinion and financial analyses were only one of many factors considered by the board of directors of Innovasive in its evaluation of the merger and should not be viewed as determinative of the views of the Innovasive board of directors or management with respect to the exchange ratio or the merger.

     Deutsche Banc Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Deutsche Banc Alex. Brown and its predecessors and affiliates have in the past provided financial services to Innovasive and Johnson & Johnson unrelated to the merger, for which services Deutsche Banc Alex. Brown and its predecessors and affiliates have received compensation.

     Deutsche Banc Alex. Brown maintains a market in Innovasive common stock and regularly publishes research reports regarding the businesses and securities of Innovasive and Johnson & Johnson and other publicly traded companies in the health care industry. In the ordinary course of business, Deutsche Banc Alex. Brown and its affiliates may actively trade or hold the securities and other instruments and obligations of Innovasive and Johnson & Johnson for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities, instruments or obligations.

     Under the terms of Deutsche Banc Alex. Brown's engagement, Innovasive has agreed to pay Deutsche Banc Alex. Brown for its services upon completion of the merger an aggregate financial advisory fee equal to 1.44% of the total consideration, including liabilities assumed, payable in the merger. In addition, Innovasive has agreed to reimburse Deutsche Banc Alex. Brown its reasonable travel and other out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify Deutsche Banc

     - acceleration of vesting of outstanding stock options which shall remain exercisable for 90 days following the date of termination

     Notwithstanding the foregoing, if it is determined that any payment to the executive under the income continuation agreement or any other payment or benefit from Innovasive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or would constitute an excess parachute payment subject to disallowance of deduction under Section 280G of the Internal Revenue Code, then the continuation of base salary shall be reduced so that the aggregate amount of such payments shall be $1.00 less than the amount which would subject the payments to such excise tax or disallowance of deduction.

     The obligation of Innovasive or its successor to pay the income continuation payments is conditioned on the executive's compliance with nondisparagement, nondisclosure, noncompetition and nonsolicitation restrictions applicable to the executive and other conditions.

     OPTIONS; OTHER EQUITY BASED COMPENSATION AND EMPLOYEE BENEFITS. For a description of the treatment in the merger of options to acquire Innovasive stock, other equity-based compensation and employee benefits that are also applicable to directors and executive officers of Innovasive, see "-- Innovasive Employee Benefits Matters" and "-- Effect on Awards Outstanding Under Innovasive Stock Plans" on page 32.

ACCOUNTING TREATMENT

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that Innovasive will be treated as a separate entity for periods prior to the closing and, thereafter, as a wholly-owned subsidiary of Johnson & Johnson.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Massachusetts law, at the effective time of the merger, Raptor Acquisition Corp., a wholly-owned subsidiary of Johnson & Johnson and a party to the merger agreement, will merge with and into Innovasive. Innovasive will survive the merger as a wholly-owned Massachusetts subsidiary of Johnson & Johnson, and will continue under the name "Innovasive Devices, Inc."

MERGER CONSIDERATION

     In the merger, holders of Innovasive common stock will receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio for each share of Innovasive common stock that they own. The exchange ratio is based on the average closing price of Johnson & Johnson common stock as reported on the New York Stock Exchange Composite Tape during a valuation period of the 20 consecutive trading days ending on the third trading day prior to the special meeting of stockholders. The exchange ratio will be equal to the number obtained by dividing $8.25 by the average closing price of Johnson & Johnson common stock.

     The market value of the Johnson & Johnson common stock on the day the merger is completed may vary from the value of such stock based on the average closing price. As a result, the market value of the shares of Johnson & Johnson common stock you receive in the merger may be more or less than the value attributed to your shares of Innovasive common stock in calculating the exchange ratio.

     Innovasive stockholders will receive cash for any fractional shares of Johnson & Johnson common stock they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest to which they are entitled by the closing price of Johnson & Johnson common stock on the last trading day immediately preceding the closing date of the merger as reported in The Wall Street Journal.

     - acceleration of vesting of outstanding stock options which shall remain exercisable for 90 days following the date of termination

     Notwithstanding the foregoing, if it is determined that any payment to the executive under the income continuation agreement or any other payment or benefit from Innovasive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or would constitute an excess parachute payment subject to disallowance of deduction under Section 280G of the Internal Revenue Code, then the continuation of base salary shall be reduced so that the aggregate amount of such payments shall be $1.00 less than the amount which would subject the payments to such excise tax or disallowance of deduction.

     The obligation of Innovasive or its successor to pay the income continuation payments is conditioned on the executive's compliance with nondisparagement, nondisclosure, noncompetition and nonsolicitation restrictions applicable to the executive and other conditions.

     OPTIONS; OTHER EQUITY BASED COMPENSATION AND EMPLOYEE BENEFITS. For a description of the treatment in the merger of options to acquire Innovasive stock, other equity-based compensation and employee benefits that are also applicable to directors and executive officers of Innovasive, see "-- Innovasive Employee Benefits Matters" on page 32 and "-- Effect on Awards Outstanding Under Innovasive Stock Plans" on page 32.

ACCOUNTING TREATMENT

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that Innovasive will be treated as a separate entity for periods prior to the closing and, thereafter, as a wholly-owned subsidiary of Johnson & Johnson.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Massachusetts law, at the effective time of the merger, Raptor Acquisition Corp., a wholly-owned subsidiary of Johnson & Johnson and a party to the merger agreement, will merge with and into Innovasive. Innovasive will survive the merger as a wholly-owned Massachusetts subsidiary of Johnson & Johnson, and will continue under the name "Innovasive Devices, Inc."

MERGER CONSIDERATION

     In the merger, holders of Innovasive common stock will receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio for each share of Innovasive common stock that they own. The exchange ratio is based on the average closing price of Johnson & Johnson common stock as reported on the New York Stock Exchange Composite Tape during a valuation period of the 20 consecutive trading days ending on the third trading day prior to the special meeting of stockholders. The exchange ratio will be equal to the number obtained by dividing $8.25 by the average closing price of Johnson & Johnson common stock.

     The market value of the Johnson & Johnson common stock on the day the merger is completed may vary from the value of such stock based on the average closing price. As a result, the market value of the shares of Johnson & Johnson common stock you receive in the merger may be more or less than the value attributed to your shares of Innovasive common stock in calculating the exchange ratio.

     Innovasive stockholders will receive cash for any fractional shares of Johnson & Johnson common stock they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest to which they are entitled by the closing price of Johnson & Johnson common stock on the last trading day immediately preceding the closing date of the merger as reported in The Wall Street Journal.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Innovasive common stock into the right to receive Johnson & Johnson common stock will occur automatically at the effective time of the merger. As soon as reasonably practicable after the completion of the merger, First Chicago Trust Company of New York, the exchange agent, will send a letter of transmittal to each former Innovasive stockholder. The transmittal letter will contain instructions for obtaining shares of Johnson & Johnson common stock in exchange for shares of Innovasive common stock.

INNOVASIVE STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY

     After the effective time of the merger, each certificate that previously represented shares of Innovasive common stock will no longer be outstanding, will automatically be canceled, will cease to exist and will represent only the right to receive the Johnson & Johnson common stock into which such shares were converted in the merger and the right to receive cash for any fractional shares of Johnson & Johnson common stock as described below.

     Until holders of certificates previously representing Innovasive common stock have surrendered those certificates to the exchange agent for exchange, holders will not receive dividends or distributions on the Johnson & Johnson common stock into which such shares have been converted with a record date after the effective time of the merger and will not receive cash for any fractional shares of Johnson & Johnson common stock. When holders surrender such certificates, they will receive any unpaid dividends with a record date after the effective time of the merger and any cash for fractional shares of Johnson & Johnson common stock, in each case without interest.

     In the event of a transfer of ownership of Innovasive common stock which is not registered in the records of Innovasive's transfer agent, a certificate representing the proper number of shares of Johnson & Johnson common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

     - such certificate is properly endorsed or otherwise is in proper form for transfer and

     - the person requesting such exchange pays any transfer or other taxes resulting from the issuance of shares of Johnson & Johnson common stock to a person other than the registered holder of such certificate.

     All shares of Johnson & Johnson common stock issued upon surrender of shares of Innovasive common stock, including any cash paid instead of any fractional shares of Johnson & Johnson common stock, will be issued in full satisfaction of all rights relating to such shares of Innovasive common stock.

     No fractional shares of Johnson & Johnson common stock will be issued to any Innovasive stockholder upon surrender of certificates previously representing Innovasive common stock. Each Innovasive stockholder who would otherwise have been entitled to receive a fraction of a share of Johnson & Johnson common stock will receive cash in an amount equal to the product obtained by multiplying (1) the fractional share interest to which such holder would otherwise be entitled by (2) the closing price for a share of Johnson & Johnson common stock on the last trading day immediately preceding the closing date of the merger as reported in The Wall Street Journal.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of the articles of merger with the office of the Secretary of State of The Commonwealth of Massachusetts or such later time as is agreed upon by Johnson & Johnson and Innovasive and specified in the articles of merger. The filing of the articles of merger will occur as promptly as practicable after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

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

STOCK EXCHANGE LISTING OF JOHNSON & JOHNSON COMMON STOCK

     It is a condition to the completion of the merger that Johnson & Johnson common stock issuable to Innovasive stockholders in the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF INNOVASIVE COMMON STOCK

     If the merger is completed, Innovasive common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the anticipated material United States federal income tax consequences of the merger to holders of Innovasive common stock. This discussion addresses only such stockholders who hold their Innovasive common stock as a capital asset, and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold such shares as a hedge against currency risk, or as part of a constructive sale or conversion transaction, or holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed.

     HOLDERS OF INNOVASIVE COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES.

     UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. No ruling has been, or will be, sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger. It is a condition to Innovasive's obligation to complete the merger that Innovasive receive an opinion from Choate, Hall & Stewart, special counsel to Innovasive, stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Such opinion will be based on customary assumptions as well as customary representations and covenants made by Innovasive and Johnson & Johnson. If any of these assumptions or representations is inaccurate or any of these covenants are not complied with, then the tax consequences of the merger could differ from those described below. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court and no assurance can be given that contrary positions will not be successfully asserted by the Internal Revenue Service or adopted by a court if the issues are litigated.

     EXCHANGE OF INNOVASIVE COMMON STOCK FOR JOHNSON & JOHNSON COMMON
STOCK.  Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, holders of Innovasive common stock who exchange their Innovasive common stock for Johnson & Johnson common stock in the merger will not recognize gain or loss for United States federal income tax purposes as a result of the merger, except with respect to cash, if any, that they receive instead of a fractional share of Johnson & Johnson common stock. Each stockholder's aggregate tax basis in the Johnson & Johnson common stock received in the merger will be the same as his or her aggregate tax basis in the Innovasive common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the Johnson & Johnson common stock received in the merger by a holder of Innovasive common stock will include the holding period of Innovasive common stock that he or she surrendered in the merger.

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

     CASH INSTEAD OF FRACTIONAL SHARES. A holder of Innovasive common stock who receives cash instead of a fractional share of Johnson & Johnson common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the Johnson & Johnson common stock that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss.

     DISSENTING SHARES. A holder of Innovasive common stock who receives cash in respect of a dissenting share of Innovasive common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the dissenting shares. That gain or loss generally will constitute capital gain or loss.

     CAPITAL GAIN OR LOSS. In the case of an individual stockholder, any capital gain recognized in connection with the transfer of his or her Innovasive common stock in the merger will be subject to a maximum United States federal income tax rate of 20% if the individual has held his or her Innovasive common stock for more than 12 months at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     BACKUP WITHHOLDING. Certain noncorporate holders of Innovasive common stock may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of Johnson & Johnson common stock or in respect of dissenting shares of Innovasive common stock. Backup withholding will not apply, however, to a stockholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Innovasive stockholders in connection with this proxy statement/prospectus, (2) provides a certification of foreign status on Form W-8 or successor form or (3) is otherwise exempt from backup withholding.

REGULATORY MATTERS

     UNITED STATES ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On November 24, 1999, Johnson & Johnson and Innovasive each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The waiting period expired at midnight on December 24, 1999. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Johnson & Johnson or Innovasive. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     GENERAL. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that:

     - Johnson & Johnson or Innovasive will be able to satisfy or comply with such conditions or

     - compliance or noncompliance will not have adverse consequences for Johnson & Johnson after completion of the merger

See "The Merger Agreement and Stock Option Agreement -- The Merger Agreement -- Conditions to the Completion of the Merger" on page 34.

DISSENTERS' RIGHTS

     If the merger is consummated, dissenting stockholders will be entitled to have the "fair value" of their shares at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to them by complying with the provisions of Sections 85 to 98, inclusive, of the Massachusetts Business Corporation Law which is referred to herein as the "MBCL."

     The following is a brief summary of the MBCL which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. This summary does not purport to be a complete statement of the provisions of Massachusetts law relating to the rights of stockholders of Innovasive to an appraisal of the value of their shares and is qualified in its entirety by reference to Sections 85 to 98 of the MBCL, the text of which is attached hereto as Annex 5.

     Stockholders of Innovasive electing to exercise their appraisal rights under the MBCL must file with Innovasive before the taking of the vote to approve the merger agreement a written objection to the merger stating that they intend to demand payment for their Innovasive common stock if the merger is consummated, and they must not vote for adoption of the merger agreement. If a stockholder returns a signed proxy but does not specify a vote against adoption of the merger agreement or a direction to abstain, the proxy will be voted for adoption of the merger agreement, which will have the effect of waiving that stockholder's appraisal rights.

     A demand for appraisal must be executed by or for the stockholder of record as such stockholder's name appears on the stock certificate. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the fiduciary. If the stock is owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners.

     A stockholder who elects to exercise appraisal rights should mail or deliver his written demand to the Clerk of Innovasive at 734 Forest Street, Marlborough, Massachusetts 01752. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her shares.

     If the merger agreement is approved at the special meeting, then within 10 days after the consummation of the merger, Innovasive must provide written notice of such event to all stockholders who have complied with the MBCL and have not voted for adoption of the merger agreement.

     Within 20 days after the date of mailing the notice of consummation of the merger, any stockholder who has satisfied the requirements may deliver to Innovasive a written demand for payment for his shares. Within 30 days after expiration of such 20-day period, Innovasive may be obligated to pay to the stockholder the fair value of his shares. If during such 30-day period Innovasive and any demanding stockholder fail to agree as to the value of the shares, either Innovasive or such stockholder may, within four months after the expiration of such 30-day period, file a bill in equity in Massachusetts Superior Court demanding a determination of the fair value of the shares of the dissenting stockholders. If no bill is filed during the four-month period, such stockholder will have forfeited his appraisal rights.

     Upon the filing of any such bill by a stockholder, service of a copy thereof shall be made upon Innovasive which shall, within 20 days after such service, file in the office of the court in which the petition was filed, a duly verified list containing the names of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Innovasive. If the bill shall be filed by Innovasive, the bill shall name each such person.

     If a bill for an appraisal is filed in a timely fashion, after a hearing on such bill, the court or an appointed special master will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by such stockholders, determining the fair value of such shares as of the day preceding the date of the special meeting, exclusive of any element of value arising from the consummation or expectation of consummation of the merger, together with a fair rate of interest to be paid from the date of the special meeting, upon the amount determined to be the fair value. Such fair value may be more or less than the value of Johnson & Johnson common stock to be paid to other Innovasive stockholders in the merger. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances.

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

     Under Massachusetts law, the appraisal remedy is an exclusive remedy and a stockholder who does not perfect his or her appraisal rights through compliance with the MBCL will be bound by the terms of the merger agreement, unless the merger agreement is unlawful or fraudulent as to such stockholder. In this connection, however, any stockholder contemplating the exercise of the right to demand appraisal is urged to review carefully the text of Sections 85 to 98 of the MBCL, attached hereto as Annex 5, particularly with respect to procedural steps required to perfect the right to appraisal. The right of appraisal may be lost if the procedural requirements of the MBCL are not followed exactly.

     Stockholders wishing to exercise their right to demand appraisal are urged to consult legal counsel.

     Stockholders considering seeking appraisal of their shares should have in mind that the fair value of their shares determined under the MBCL could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

     Any stockholder who has duly demanded appraisal in compliance with the MBCL will not, after the closing of the merger, be entitled to vote for any purpose the shares of Innovasive common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distribution payable to stockholders of record at a date prior to the closing of the merger.

INNOVASIVE EMPLOYEE BENEFITS MATTERS

     Johnson & Johnson has agreed that, for at least one year following the effective time of the merger, it will provide, or cause to be provided, to employees of Innovasive and its subsidiaries who continue their employment after the merger, base salary or hourly wage rates and employee benefits which are substantially comparable in the aggregate (disregarding any plans or arrangements of Innovasive and its subsidiaries providing for issuance of equity or equity-based rights) to those provided to such employees as of the date the merger agreement was signed. Johnson & Johnson will not have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements.

     Johnson & Johnson has also agreed to recognize the service of each Innovasive employee who continues employment through the effective time of the merger as if such service had been performed for Johnson & Johnson for purposes of eligibility and vesting (but not benefit accrual) under Johnson & Johnson's defined benefit pension plan if provided by the surviving corporation for the benefit of continuing Innovasive employees and for purposes of eligibility for vacation under Johnson & Johnson's vacation program if so provided and Johnson & Johnson's severance plan, but not for purposes of any other benefit plan.

EFFECT ON AWARDS OUTSTANDING UNDER INNOVASIVE STOCK PLANS

     At the effective time of the merger, Johnson & Johnson will assume each outstanding Innovasive stock option. Pursuant to the merger agreement, each Innovasive stock option under Innovasive's stock option plans shall become fully exercisable immediately prior to the effective time of the merger. As of the effective time of the merger, each Innovasive stock option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such stock option, the whole number of shares (disregarding any fractional shares) of Johnson & Johnson common stock as the holder of such Innovasive stock option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger, at a price per share (rounded up to the nearest cent) equal to the aggregate exercise price for Innovasive common stock otherwise purchasable pursuant to such Innovasive stock option, divided by the number of full shares of Johnson & Johnson common stock deemed purchasable pursuant to such Innovasive stock option in accordance with the foregoing.

     The merger agreement also provides that as soon as practicable, the board of directors of Innovasive (or, if applicable, any committee administering the Innovasive 1996 Employee Stock Purchase Plan) will take or cause to be taken such actions as may be necessary (1) to terminate such plan as of December 31, 1999, and (2) to provide that no offering periods or payroll deductions under the plan will extend past December 31, 1999.

RESALE OF JOHNSON & JOHNSON COMMON STOCK

     Johnson & Johnson common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued in exchange for Innovasive restricted stock and except for shares issued to any Innovasive stockholder who may be deemed to be an "affiliate" of Innovasive or Johnson & Johnson for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will agree not to transfer any Johnson & Johnson common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires Innovasive to use its best efforts to cause its affiliates to enter into such agreements. In addition, it is a condition to the completion of the merger that certain specified persons enter into such agreements. This proxy statement/ prospectus does not cover resales of Johnson & Johnson common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

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

                THE MERGER AGREEMENT AND STOCK OPTION AGREEMENT

     The following description summarizes the material provisions of the merger agreement and the stock option agreement. The merger agreement and the stock option agreement, attached to this proxy statement/prospectus as Annexes 1 and 2, respectively, contain the complete terms of those agreements and stockholders should read them carefully.

THE MERGER AGREEMENT

     CONDITIONS TO THE COMPLETION OF THE MERGER. Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

     - the merger agreement has been adopted by the affirmative vote of stockholders of Innovasive representing a majority of the shares of Innovasive common stock outstanding and entitled to vote at the special meeting

     - the shares of Johnson & Johnson common stock to be issued to Innovasive stockholders upon consummation of the merger have been approved for listing on the New York Stock Exchange

     - the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or has been terminated

     - no restraining order, injunction or other court order or statute, rule, regulation, legal restraint or prohibition is in effect that (1) prevents the consummation of the merger, (2) make the consummation of the merger illegal, or (3) is reasonably likely to have a material adverse effect on Johnson & Johnson or Innovasive

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has been declared effective by the Securities and Exchange Commission and is not the subject of any stop order or proceedings seeking a stop order and

     - Innovasive has received from Choate, Hall & Stewart, its tax counsel, an opinion stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

     Each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other party set forth in the merger agreement that are qualified as to materiality are true and correct, and the representations and warranties of the other party that are not so qualified are true and correct in all material respects, in each case as of the date of the merger agreement and as of the date on which the merger is to be completed as though made on and as of the date on which the merger is to be completed, or, if such representations and warranties expressly relate to an earlier date, then as of that date

     - the other party to the merger agreement has obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and has made all filings required to be made, for the authorization, execution and delivery of the merger agreement and the consummation of the merger and

     - the other party to the merger agreement has performed in all material respects all agreements and covenants required to be performed by it under the merger agreement on or prior to the date on which the merger is to become effective

     In addition, Johnson & Johnson's obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

     - there is no pending or imminently threatened suit, action or proceeding by any governmental entity, (1) challenging the acquisition by Johnson & Johnson of any shares of Innovasive common stock, seeking to restrain or prohibit the consummation of the merger, or seeking to place limitations on the ownership of shares of Innovasive common stock, or shares of common stock of the surviving corporation, by Johnson & Johnson or seeking to obtain from Innovasive or Johnson & Johnson any damages that are material in relation to Innovasive, (2) seeking to prohibit or materially limit the ownership or operation by Innovasive or its subsidiaries, Johnson & Johnson or its subsidiaries of any material portion of any business or of any assets of Innovasive, Johnson & Johnson or any of Johnson & Johnson's subsidiaries, or to compel Innovasive, Johnson & Johnson or any of Johnson & Johnson's subsidiaries to divest or hold separate any material portion of any business or of any assets of Innovasive or Johnson & Johnson or any of their respective subsidiaries, as a result of the merger, or (3) seeking to prohibit Johnson & Johnson or any of its subsidiaries from effectively controlling in any material respect the business or operations of Innovasive or its subsidiaries and

     - since the date of the merger agreement, no change, occurrence or circumstance in the business, results of operations, liabilities, assets, properties or financial condition of Innovasive or its subsidiaries has had, or is reasonably likely to have, a material adverse effect on Innovasive

     The merger agreement provides that a "material adverse effect" means any event, change or effect that is or is reasonably likely to become materially adverse to the financial condition, assets, liabilities, results of operations or business of Innovasive and its subsidiaries, taken as a whole, other than any event, change or effect relating principally to:

     - decreases in the market price of Innovasive common stock

     - any monetary damages directly resulting from the pending litigation between Innovasive and Arthrex, Inc.

     - any injunctions prohibiting the sale of the COR(R) System or the Slingshot(R) System resulting from the Arthrex litigation

     - changes resulting from changes in general economic conditions

     - changes in the industry in which Innovasive operates and not specifically relating to Innovasive or

     - changes that are a direct result of the announcement or pending status of the merger

     Innovasive can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. Innovasive cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to Innovasive's decision to complete the merger and whether Innovasive believes there has been a material change in the terms of the merger and its effect on Innovasive and its stockholders. In making its determination, Innovasive would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the transaction fair to the stockholders from a financial point of view, the availability of alternative transactions and the prospects of Innovasive as an independent entity. If Innovasive determines that a waiver of a condition would materially change the terms of the merger, including the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, it will resolicit proxies.

     NO SOLICITATION. The merger agreement provides that Innovasive will not, nor will it authorize or permit any of its subsidiaries, any of their respective directors, officers, employees, representatives or agents or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly:

     - solicit, encourage or initiate the submission of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, as described below

     - negotiate, approve or recommend the submission of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal or

     - furnish to any person any information with respect to, or take any other action knowingly to facilitate the making of, any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal provided, however, that if, prior to the time stockholder approval is obtained, the Innovasive board of directors determines in good faith, after consultation with outside counsel, that it is required to do so by its fiduciary obligations under applicable law, Innovasive may, in response to a superior proposal, as described below, which did not otherwise result from a breach of the merger agreement, take the following actions subject to providing written notice of its decision to do so to Johnson & Johnson:

     - furnish under a customary confidentiality agreement information about Innovasive to any person making a superior proposal and

     - participate in discussions regarding such superior proposal

     The merger agreement provides that:

     - the term "acquisition proposal" means any inquiry, proposal or offer from any person other than Johnson & Johnson relating to any direct or indirect acquisition of 20% or more of the assets of Innovasive and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Innovasive or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Innovasive or any of its subsidiaries, the issuance by Innovasive or any of its subsidiaries of 20% or more of any class of equity securities as consideration for the securities or assets of any person, any merger, consolidation, dissolution, liquidation, joint venture, sale of a substantial portion of its assets, recapitalization or other business combination, business alliance or similar transaction involving Innovasive or any other transaction the consummation of which would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger and

     - the term "superior proposal" means any offer or proposal made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction to acquire directly or indirectly, 50% of the voting interests or equity interests in Innovasive then outstanding or 50% or more of the assets of Innovasive and its subsidiaries, taken together (including through a merger of such third party and Innovasive), or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, sale of a substantial portion of assets, recapitalization or other business combination, business alliance or similar transaction involving Innovasive or any of its subsidiaries in which the other party or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction, in each case, that the Innovasive board of directors in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) deems to be more favorable to Innovasive stockholders than the merger and which is reasonably capable of being consummated

     None of Innovasive, its subsidiaries, its board of directors or any committee of the board will:

     - withdraw or modify, or propose to withdraw or modify, in a manner adverse to Johnson & Johnson, the approval or recommendation by the Innovasive board of directors or such committee of the merger or the merger agreement

     - approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, stock option agreement or other agreement related to any acquisition proposal or

     - approve or recommend, or propose to approve or recommend, any acquisition proposal

     Notwithstanding the foregoing, at any time prior to the time stockholder approval is obtained, in response to a superior proposal that was not solicited by Innovasive and that did not otherwise result from a breach of the provisions of the merger agreement described above, the Innovasive board of directors may modify or propose to modify its approval or recommendation of the merger or the merger agreement, or terminate the merger agreement, but, in the case of a termination, only at a time that is after the fourth business day following Johnson & Johnson's receipt of written notice advising Johnson & Johnson that the Innovasive board of directors is prepared to accept a superior proposal. Innovasive must pay a fee in the amount of $2,550,000 to Johnson & Johnson upon such termination. See "-- Termination" and "-- Termination Fees" on page 37.

     The merger agreement does not prohibit Innovasive from disclosing an acquisition proposal or a superior proposal to Innovasive's stockholders if, in the good faith judgment of the majority of the Innovasive board of directors, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law.

     TERMINATION. The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the stockholders of Innovasive:

          1. by mutual written consent of Johnson & Johnson, Raptor Acquisition Corp. and Innovasive

          2. by Johnson & Johnson or Innovasive, if the merger has not been completed by May 8, 2000; provided, however, that this right to terminate the merger agreement will not be available to a party whose failure to fulfill any obligation under the merger agreement has been a cause of or has resulted in the failure of the merger to be completed by that date

          3. by Johnson & Johnson or Innovasive, if there exists a restraining order, injunction or other court order or statute, rule, regulation, legal restraint or prohibition, in each case, which has become final and cannot be appealed and which (a) prevents the completion of the merger, (b) makes the consummation of the merger illegal or (c) which otherwise is reasonably likely to have a material adverse effect on Innovasive or Johnson & Johnson, provided that the party seeking to exercise such right to terminate the merger agreement has used reasonable efforts to prevent the entry of and to remove such legal restraint or prohibition

          4. by Johnson & Johnson or Innovasive, if the Innovasive stockholders have not adopted the merger agreement at the special meeting

          5. by Johnson & Johnson or Innovasive, if the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement that results in a failure of a condition to the merger and such breach or failure cannot be or has not been cured within 30 days after receipt of notice of such breach

          6. by Johnson & Johnson, if the Innovasive board of directors or any committee of the board

           - fails to recommend or withdraws, modifies or changes its approval or recommendation of the merger in a manner adverse to Johnson & Johnson

           - approves or recommends an acquisition proposal

           - fails to reconfirm its approval or recommendation of the merger after receipt of an acquisition proposal within 10 days after a request to do so by Johnson & Johnson or

           - approves or recommends that Innovasive stockholders tender their shares into any tender offer or exchange offer that constitutes an acquisition proposal

          7. by Innovasive at any time prior to the date of the special meeting, in response to a superior proposal that was not solicited by Innovasive and that did not otherwise result from a breach of the provisions of the merger agreement described above under "-- No Solicitation," if Innovasive has complied with certain notice requirements and has paid the $2,550,000 termination fee

     TERMINATION FEES. Innovasive must pay Johnson & Johnson a $2,550,000 termination fee if:

          1. (a) an acquisition proposal has been disclosed, (b) the merger agreement is terminated by Innovasive or Johnson & Johnson for either of the reasons described under paragraph 2 or 4 above under "-- Termination" and (c) within 12 months of the termination of the merger agreement, Innovasive enters into an acquisition agreement or consummates any such proposal or the board of directors approves such transaction

          2. the merger agreement is terminated by Innovasive pursuant to its right described in paragraph 7 under "-- Termination"

          3. the merger agreement is terminated by Johnson & Johnson pursuant to its right described in paragraph 6 under "-- Termination"

     CONDUCT OF BUSINESS PENDING THE MERGER. Under the merger agreement, Innovasive has agreed that, prior to the effective time of the merger, it will carry on its business in the ordinary course consistent with past practice and in compliance with applicable laws and regulations and will use reasonable efforts to preserve intact its current business organizations, to keep available the services of its current officers and employees and preserve its relationships with those persons having business dealings with it. In addition, Innovasive has agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may:

     - amend or otherwise change its articles of organization or similar documents or bylaws, except as contemplated by the agreement

     - issue, sell, pledge, dispose of or encumber or grant any lien on, or authorize the issuance, sale, pledge, disposition or encumbrance of or granting of any lien on, any shares of the capital stock of any class or other voting securities of Innovasive or any of its subsidiaries (other than the sale or issuance of Innovasive common stock upon the exercise of options granted under Innovasive stock option plans that were outstanding on the date of the merger agreement or the rights granted under the stock purchase plan that are outstanding prior to the approval of the merger by Innovasive stockholders or pursuant to the stock option agreement) or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest, stock appreciation rights or stock based performance units) or other voting securities or exchangeable or convertible securities of Innovasive or any of its subsidiaries

     - sell, lease, pledge, license, dispose of or encumber or subject to any lien any of its assets or properties or any assets or properties of its subsidiaries, except for sales of products and services in the ordinary course of business consistent with past practice and dispositions of obsolete or worthless assets

     - except as permitted under the merger agreement, alter the price or accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options (or restricted stock) granted under Innovasive's benefit plans (including Innovasive stock option plans) or authorize cash payments in exchange for any options granted under any such plans

     - declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Innovasive may declare and pay a dividend to Innovasive

     - split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock

     - amend the terms of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing

     - sell, transfer, license, sublicense or otherwise dispose of any Innovasive intellectual property rights or amend or modify in any manner any existing agreements other than nonexclusive licenses in the ordinary course of business consistent with past practice or amendments or modifications that are not, individually or in the aggregate, reasonably likely to have a material adverse effect

     - acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or in any other manner) any corporation, partnership or other business organization or division

     - create or incur any indebtedness for borrowed money or issue any debt securities or warrants or other rights to acquire any debt securities, assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person

     - enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having similar economic effect

     - make any loans, advances or capital contributions to, or investments in, any other person, other than to or in any direct or indirect wholly owned subsidiary of Innovasive

     - enter into, amend, terminate or modify any material contract of Innovasive

     - enter into any new material line of business

     - acquire or agree to acquire any assets which are material, individually or in the aggregate, to Innovasive and its subsidiaries

     - incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed to during any applicable period, are not in excess of the amounts set forth in Innovasive's 1999 capital expenditure budget and $50,000 in any month commencing January 1, 2000

     - take any action which would make or is reasonably likely to result in any of the representations or warranties of Innovasive contained in the merger agreement or the stock option agreement qualified as to materiality becoming untrue, or any representations or warranties that are not so qualified becoming untrue in any material respect or any conditions to the merger set forth in the merger agreement not being satisfied, or cause Innovasive not to perform in all material respects its covenants under the merger agreement

     - enter into any contracts, agreements, arrangements or understandings relating to distribution, sale or marketing by third parties of Innovasive's or its subsidiaries' products or products licensed by Innovasive or its subsidiaries

     - adopt, enter into, terminate or amend in any material respect any collective bargaining agreement or benefit plan or any other agreement, plan or policy involving Innovasive or its subsidiaries, and one or more of its directors, officers or employees

     - increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee, except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice or pursuant to existing written agreements

     - pay any benefit or amount not required under any benefit plan or arrangement of Innovasive or its subsidiaries as in effect on November 8, 1999

     - increase in any manner the severance or termination pay of any current or former director, officer or employee

     - enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director

     - grant any equity awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan

     - amend or modify any stock option

     - take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan

     - take any action to accelerate the vesting of payment of any compensation or benefit under any benefit plan

     - materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined

     - pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the financial statements of Innovasive, waive or assign any claims or rights of substantial value, or waive any benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Innovasive or any of its subsidiaries is a party or of which it is a beneficiary

     - except as required by generally accepted accounting principles, make any change in accounting methods, principles or practices

     - make any material tax election or settle or compromise any material tax liability or

     - authorize any of, or commit or agree to take any of, the foregoing actions

     AMENDMENT; EXTENSION AND WAIVER.  Subject to applicable law:

     - the merger agreement may be amended by mutual consent of the parties in writing at any time, except that after the merger agreement has been adopted by the stockholders of Innovasive, no amendment may be entered into which requires further approval by Innovasive stockholders unless such further approval is obtained and

     - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreements or conditions in the merger agreement

     EXPENSES. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the stock option agreement will be paid by the party incurring such fees or expenses, except as otherwise provided in the merger agreement and the stock option agreement and except that Johnson & Johnson and Innovasive will share equally the expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus and the registration statement of which it is a part.

     REPRESENTATIONS AND WARRANTIES. The merger agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of Johnson & Johnson, Raptor Acquisition Corp. and Innovasive

     - capital structure of Innovasive

     - obligations with respect to capital stock of Innovasive

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement, the stock option agreement and related matters of Johnson & Johnson, Raptor Acquisition Corp. and Innovasive

     - documents filed by each of Johnson & Johnson and Innovasive with the Securities and Exchange Commission and the accuracy of information contained in such documents

     - accuracy of information supplied by each of Johnson & Johnson and Innovasive in connection with this proxy statement/prospectus and the registration statement of which it is a part

     - absence of material changes or events concerning Innovasive

     - matters relating to the intellectual property of Innovasive

     - compliance with applicable laws by Innovasive

     - absence of changes in benefit plans of Innovasive

     - matters relating to the Employee Retirement Income Security Act for Innovasive

     - absence of excess parachute payments to any officer, director or employee of Innovasive or its affiliates

     - matters concerning Innovasive stock options

     - title to Innovasive's properties and Innovasive's compliance with the terms of its leases

     - filing of tax returns and payment of taxes by Innovasive

     - board approval by Innovasive

     - satisfaction of certain state takeover statutes' requirements for Innovasive

     - required stockholder vote of Innovasive

     - absence of actions by Johnson & Johnson that would prevent the merger from qualifying as a tax-free reorganization for federal tax purposes

     - applicability of the rights agreement between Innovasive and BankBoston, N.A.

     - compliance by Innovasive with applicable regulatory and governmental requirements

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisors of each of Johnson & Johnson and Innovasive

     - receipt of a fairness opinion by Innovasive from its financial advisor

     - pending or threatened material litigation of Innovasive

     - maintenance by Innovasive of insurance

     - certain contracts of Innovasive

     - certain environmental matters of Innovasive and

     - organization and operations of Raptor Acquisition Corp.

     ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The merger agreement provides that the articles of incorporation and bylaws of Raptor Acquisition Corp., as in effect immediately prior to the completion of the merger, will be the articles of incorporation and bylaws of the surviving corporation until changed or amended. For a summary of certain provisions of the current Innovasive articles of organization, bylaws and the associated rights of Innovasive stockholders, see "Comparison of Rights of Common Stockholders of Johnson & Johnson and Innovasive" on page 47.

THE STOCK OPTION AGREEMENT

     GENERAL. Immediately following the execution and delivery of the merger agreement, Johnson & Johnson and Innovasive entered into a stock option agreement under which Innovasive granted Johnson & Johnson an option to purchase up to 1,850,504 shares of Innovasive common stock at a price per share of $8.25.

     EXERCISE OF THE OPTION. Except as described below, the option is exercisable at any time after the occurrence of any event entitling Johnson & Johnson to receive the termination fee under the merger agreement. The right to purchase shares under the stock option agreement will expire upon the earliest to occur of:

     - the completion of the merger

     - 12 months after the first occurrence of any event entitling Johnson & Johnson to receive the termination fee or

     - termination of the merger agreement, unless the termination entitles Johnson & Johnson to receive a termination fee, in which case the option will not terminate until the later of (1) 12 months following the time such termination fee becomes payable or (2) the expiration of the period during which Johnson & Johnson has such right to receive a termination fee

     Any purchase of shares upon the exercise of the option is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the obtaining or making of any governmental or regulatory consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would make the issuance of shares subject to the option illegal. In the event that any such governmental or regulatory action has not yet been obtained or made at the time the option is exercisable, which prohibits the exercise of the entire option, the option may be exercised for a lesser amount of shares than may be then acquired without such governmental or regulatory action. If Johnson & Johnson receives official notice that such governmental or regulatory action will not be issued or granted or it is not granted within six months after a partial exercise in accordance with the preceding sentence, then Johnson & Johnson may exercise its right to receive cash for any remaining shares subject to the option.

     ADJUSTMENTS TO NUMBER AND TYPE OF SHARES. The number and type of securities subject to the option and the purchase price will be adjusted for any change in Innovasive common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, such that Johnson & Johnson will receive, upon exercise of the option, the number and type of securities that Johnson & Johnson would have received if the option had been exercised immediately prior to the occurrence of such event, or the record date of such event. The number of shares of Innovasive common stock subject to the option will also be adjusted in the event Innovasive issues additional shares of common stock or the number of outstanding shares of Innovasive common stock is reduced, such that the number of shares of Innovasive common stock subject to the option represents the same percentage of the aggregate number of shares of Innovasive common stock then outstanding, without giving effect to shares subject to or issued under the option. In the event that Johnson & Johnson, its subsidiaries or any of their retirement or pension plans owns any shares of Innovasive common stock that, when aggregated with the number of shares of Innovasive common stock subject to the option, would exceed 19.9% of the number of shares of Innovasive common stock then issued and outstanding, then the number of shares of Innovasive common stock subject to the option will be adjusted so that, when aggregated with the shares of Innovasive common stock owned by Johnson & Johnson, its subsidiaries or any of their retirement or pension plans, it equals 19.9% of the number of shares of Innovasive common stock then issued and outstanding.

     If Innovasive agrees to consolidate with or merge into any person other than Johnson & Johnson or one of its subsidiaries, to permit any person other than Johnson & Johnson or one of its subsidiaries to merge into Innovasive, or to sell or otherwise transfer all or substantially all of its assets to any person other than Johnson & Johnson or one of its subsidiaries, the option will, upon the completion of such transaction, be converted into or exchanged for an option to acquire the number and class of shares or other securities or property Johnson & Johnson would have received for Innovasive common stock if the option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date of such event.

                             STOCKHOLDERS AGREEMENT

     The following description summarizes the material provisions of the stockholders agreement. The stockholders agreement attached as Annex 3 to this proxy statement/prospectus contains the complete terms of that agreement and stockholders should read it carefully.

     In connection with the execution of the merger agreement, certain of the directors and holders of Innovasive common stock, who together hold approximately 31.88% of the outstanding Innovasive common stock at January 5, 2000, each agreed to vote all shares of Innovasive common stock held by such holders in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement.

     Each of the parties to the stockholders agreement also agreed to vote against the following actions:

     - any business combination or similar transaction involving more than 20% of the assets or capital stock of Innovasive or any of its subsidiaries and

     - any amendment to Innovasive articles of organization or bylaws or any other proposed action or transaction that would, or could reasonably be expected to, prevent, materially impede or interfere with the completion of the merger or the transactions contemplated by the merger agreement, dilute in any material respect the benefits to Johnson & Johnson of the merger and the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class or shares of Innovasive common stock

     In connection with the stockholders agreement, each stockholder agreed not to:

     - sell, transfer, pledge, assign or otherwise dispose of (or enter into any agreement to do so) his shares of Innovasive common stock except that such stockholder can transfer his shares of Innovasive common stock (1) in connection with a statutory merger to the extent required by applicable law or (2) under certain other circumstances after the merger agreement is terminated if the transferee enters into an agreement that is substantially identical to the stockholders agreement, in each case, if such stockholder has otherwise complied with his obligations under the stockholders agreement

     - enter into voting arrangements or agreements

     - solicit, initiate, encourage, negotiate, approve, recommend, provide information regarding or take any other action to facilitate any inquiries, expression of interest, proposals or offers of any business combination or similar transactions involving any purchase of more than 20% of the assets or capital stock of Innovasive or any of its subsidiaries or a merger or similar transaction involving Innovasive or any of its subsidiaries or

     - exercise any rights of appraisal or dissent

     Each of the parties to the stockholders agreement has irrevocably granted to, and appointed Steven M. Rosenberg, Johnson & Johnson's assistant general counsel, in his capacity as the designee of Johnson & Johnson, such party's proxy and attorney-in-fact to vote, or grant a consent with respect to, his Innovasive common stock in favor of the merger agreement and the merger and the other transactions contemplated thereby and against certain alternative transactions.

     The stockholders agreement generally terminates 12 months after the termination of the merger agreement. If, however, the merger agreement is terminated pursuant to certain narrowly proscribed provisions contained therein, the stockholders agreement will terminate either three months or 10 days after the date on which the merger agreement terminates, depending on the reason for the termination.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Johnson & Johnson common stock is listed for trading on the New York Stock Exchange under the trading symbol "JNJ" and Innovasive common stock is quoted on The Nasdaq National Market under the trading symbol "IDEA." The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Johnson & Johnson common stock and of Innovasive common stock as reported in The Wall Street Journal. Johnson & Johnson's per share data has been restated to account for Johnson & Johnson's two-for-one stock split effective on May 21, 1996. For current price information, stockholders are urged to consult publicly available sources.

                                                JOHNSON & JOHNSON               INNOVASIVE
                                                   COMMON STOCK                COMMON STOCK
                                             ------------------------    ------------------------
                                                            DIVIDENDS                   DIVIDENDS
CALENDAR PERIOD                              HIGH    LOW    DECLARED     HIGH    LOW    DECLARED
---------------                              ----    ---    ---------    ----    ---    ---------
1996
First Quarter..............................  $ 50 1/4 $41 5/8 $0.16500    --      --         --
  Second Quarter...........................    50 3/4  42 7/8  0.19000    --      --         --
  Third Quarter............................    53 3/8  44 1/8  0.19000    12 1/2   8         --
  Fourth Quarter...........................    54     47 1/8  0.19000      9 1/2   6 7/8      --
1997
  First Quarter............................    62 3/4  48 5/8  0.19000    12 3/8   7 3/4      --
  Second Quarter...........................    66 7/8  51 1/8  0.22000    12 5/8   9 1/4      --
  Third Quarter............................    65 7/8  55 1/8  0.22000    11 7/8   7 7/8      --
  Fourth Quarter...........................    67 5/16  52 5/8  0.22000   10 1/16   7 1/2      --
1998
  First Quarter............................    76 1/2  63 3/8  0.22000    11       8         --
  Second Quarter...........................    77 7/8  67    0.25000      10 5/8   8 5/8      --
  Third Quarter............................    80 3/4  68 1/4  0.25000     9 1/2   5 1/4      --
  Fourth Quarter...........................    89 3/4  72 5/8  0.25000     5       2 3/8      --
1999
  First Quarter............................    94 5/16  77   0.25000       4 5/16   3 1/4      --
  Second Quarter...........................   103     87 13/16  0.28000    3 13/16   2 5/8      --
  Third Quarter............................   105 7/8  90    0.28000       8 5/16   3        --
  Fourth Quarter...........................   106 7/8  90 1/8  0.28000     8 9/16   7 1/8      --
2000
  First Quarter (through January 7,
     2000).................................    96 15/16  88 3/4  0.28000   8 1/16   7 15/16      --

     The following table sets forth the high and low sales prices per share of Johnson & Johnson common stock and of Innovasive common stock as reported in The Wall Street Journal on November 8, 1999, the last full trading day prior to the public announcement of the proposed merger, and on January 7, 2000, the last practicable trading day before the date of this proxy statement/prospectus:

                                                               JOHNSON &          INNOVASIVE
                                                                JOHNSON             COMMON
                                                              COMMON STOCK           STOCK
                                                              ------------        -----------
                                                              HIGH    LOW         HIGH    LOW
                                                              ----    ----        ----    ---
November 8, 1999............................................  $105 7/8 $103 15/16  $8 1/2 $8
January 7, 2000.............................................    96 15/16   93 5/8   8 1/32  8

                 DESCRIPTION OF JOHNSON & JOHNSON CAPITAL STOCK

     The following summary of the capital stock of Johnson & Johnson is subject in all respects to applicable New Jersey law, the Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson bylaws. See "Comparison of Rights of Common Stockholders of Johnson & Johnson and Innovasive" on page 47 and "Where You Can Find More Information" on page 57.

     The total authorized shares of capital stock of Johnson & Johnson consist of (1) 2,160,000,000 shares of common stock, $1.00 par value per share, and (2) 2,000,000 shares of preferred stock, without par value. At the close of business on January 5, 2000, approximately 1,389,581,235 shares of Johnson & Johnson common stock were issued and outstanding and no shares of Johnson & Johnson preferred stock were issued and outstanding.

     The Johnson & Johnson board of directors is authorized to provide for the issuance from time to time of Johnson & Johnson preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on that series will have compared to any other class or series of capital stock of Johnson & Johnson, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable to that series and the redemption price or prices and the other terms of redemption, if any, applicable to that series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Johnson & Johnson preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Johnson & Johnson common stock or for other corporate purposes.

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                      OF JOHNSON & JOHNSON AND INNOVASIVE

     Johnson & Johnson is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act (NJBCA). Innovasive is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law (MBCL). Innovasive stockholders, whose rights are currently governed by the Innovasive articles of organization, the Innovasive bylaws and the MBCL, will, upon completion of the merger, become stockholders of Johnson & Johnson and their rights will be governed by the Johnson & Johnson restated certificate of incorporation, as amended, the Johnson & Johnson bylaws and the NJBCA.

     The following description summarizes the material differences which may affect the rights of stockholders of Johnson & Johnson and Innovasive but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the NJBCA, the MBCL, the Johnson & Johnson restated certificate of incorporation, the Johnson & Johnson bylaws, the Innovasive articles of organization and the Innovasive bylaws.

CAPITALIZATION

     JOHNSON & JOHNSON. Johnson & Johnson's authorized capital stock is described above under "Description of Johnson & Johnson Capital Stock."

     INNOVASIVE. The total authorized shares of capital stock of Innovasive consist of (1) 15,000,000 shares of common stock, $.0001 par value per share, and (2) 1,000,000 shares of preferred stock, $.01 par value per share. On the close of business on January 5, 2000, approximately 9,334,559 shares of Innovasive common stock were issued and outstanding and no shares of Innovasive preferred stock were issued and outstanding.

     Innovasive has the authority to issue its preferred stock from time to time in one or more series. Innovasive's board of directors may determine the preferences, voting powers, qualifications and special/or relative rights or privileges of any series of preferred stock.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     JOHNSON & JOHNSON. The Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson bylaws provide that the total number of Johnson & Johnson directors will be not less than nine or more than 18 as determined by the Johnson & Johnson board of directors from time to time. Johnson & Johnson currently has 14 directors. All directors are elected at each annual meeting of stockholders to serve until the next annual meeting. The Johnson & Johnson bylaws do not provide for cumulative voting in the election of directors. The Johnson & Johnson bylaws provide that vacancies on the Johnson & Johnson board of directors will be filled by appointment made by a majority vote of the remaining directors. The Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson bylaws provide that directors may be removed, with cause, by a majority vote of the stockholders.

     INNOVASIVE. The Innovasive bylaws provide that the board of directors of Innovasive will consist of not less than three directors. The exact number of directors will be determined from time to time by the existing board of directors. Innovasive currently has seven directors. No decrease in the number of Innovasive directors can shorten the term of a director. Directors are divided into three classes as nearly equal in number as possible with staggered terms. Innovasive directors in each class have a term continuing until the third annual meeting following their election and until their successors are elected and qualified. Vacancies on the Innovasive board of directors are filled by appointment made by a majority vote of the remaining directors for the class in which the vacancy occurs. The bylaws also provide that directors may be removed only for cause by vote of stockholders representing a majority of the Innovasive

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

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                      OF JOHNSON & JOHNSON AND INNOVASIVE

     Johnson & Johnson is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act (NJBCA). Innovasive is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law (MBCL). Innovasive stockholders, whose rights are currently governed by the Innovasive articles of organization, the Innovasive bylaws and the MBCL, will, upon completion of the merger, become stockholders of Johnson & Johnson and their rights will be governed by the Johnson & Johnson restated certificate of incorporation, as amended, the Johnson & Johnson bylaws and the NJBCA.

     The following description summarizes the material differences which may affect the rights of stockholders of Johnson & Johnson and Innovasive but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the NJBCA, the MBCL, the Johnson & Johnson restated certificate of incorporation, the Johnson & Johnson bylaws, the Innovasive articles of organization and the Innovasive bylaws.

CAPITALIZATION

     JOHNSON & JOHNSON. Johnson & Johnson's authorized capital stock is described above under "Description of Johnson & Johnson Capital Stock."

     INNOVASIVE. The total authorized shares of capital stock of Innovasive consist of (1) 15,000,000 shares of common stock, $.0001 par value per share, and (2) 1,000,000 shares of preferred stock, $.01 par value per share. On the close of business on January 5, 2000, approximately -- shares of Innovasive common stock were issued and outstanding and no shares of Innovasive preferred stock were issued and outstanding.

     Innovasive has the authority to issue its preferred stock from time to time in one or more series. Innovasive's board of directors may determine the preferences, voting powers, qualifications and special/or relative rights or privileges of any series of preferred stock.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     JOHNSON & JOHNSON. The Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson bylaws provide that the total number of Johnson & Johnson directors will be not less than nine or more than 18 as determined by the Johnson & Johnson board of directors from time to time. Johnson & Johnson currently has 14 directors. All directors are elected at each annual meeting of stockholders to serve until the next annual meeting. The Johnson & Johnson bylaws do not provide for cumulative voting in the election of directors. The Johnson & Johnson bylaws provide that vacancies on the Johnson & Johnson board of directors will be filled by appointment made by a majority vote of the remaining directors. The Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson bylaws provide that directors may be removed, with cause, by a majority vote of the stockholders.

     INNOVASIVE. The Innovasive bylaws provide that the board of directors of Innovasive will consist of not less than three directors. The exact number of directors will be determined from time to time by the existing board of directors. Innovasive currently has seven directors. No decrease in the number of Innovasive directors can shorten the term of a director. Directors are divided into three classes as nearly equal in number as possible with staggered terms. Innovasive directors in each class have a term continuing until the third annual meeting following their election and until their successors are elected and qualified. Vacancies on the Innovasive board of directors are filled by appointment made by a majority vote of the remaining directors for the class in which the vacancy occurs. The bylaws also provide that directors may be removed only for cause by vote of stockholders representing a majority of the Innovasive

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

shares issued and outstanding and entitled to vote for the election of directors. Additionally, any director may be removed for cause by a majority vote of the board of directors.

AMENDMENTS TO CHARTER DOCUMENTS

     JOHNSON & JOHNSON. Under the NJBCA, a proposed amendment to a corporation's certificate of incorporation requires approval by its board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the amendment, unless a specific provision of the NJBCA or the corporation's certificate of incorporation provides otherwise. The Johnson & Johnson restated certificate of incorporation, as amended, provides that if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class is required. The Johnson & Johnson restated certificate of incorporation, as amended, also provides that the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, and the affirmative vote of a majority of the combined votes entitled to be cast by "disinterested stockholders" voting together as a single class is required to amend, repeal or adopt provisions inconsistent with Article Eight of the Johnson & Johnson restated certificate of incorporation, as amended, which relates to business combinations with interested parties, unless the amendment, repeal or adoption is unanimously recommended by the Johnson & Johnson board of directors if none of its directors are affiliates or associates of any interested stockholder.

     INNOVASIVE. Under the MBCL, a proposed amendment to a corporation's articles of organization effecting any one of the following must be approved by vote of stockholders representing a majority of each class outstanding and entitled to vote thereon: (1) an increase or reduction of capital stock of any class; (2) a change in par value of any shares or class; (3) a change in corporate name; or (4) certain other changes involving authorized shares. All other changes must be approved by vote of stockholders representing two-thirds of each class of stock outstanding and entitled to vote thereon, at a meeting called for the purpose of voting on the proposed amendment, unless the articles of organization of the corporation provide for a vote of a lesser proportion but not less than a majority of each class of stock outstanding and entitled to vote thereon. If any amendment requiring a two-thirds vote would adversely affect the rights of any class or series of stock (as defined in the MBCL), a two-thirds vote of such class voting separately, or a two-thirds vote of such series, voting together with any other series of the same class adversely affected in the same manner, is also necessary to authorize such amendment.

AMENDMENTS TO BYLAWS

     JOHNSON & JOHNSON. Pursuant to NJBCA, the Johnson & Johnson restated certificate of incorporation and the Johnson & Johnson bylaws, the Johnson & Johnson bylaws generally may be amended or repealed in whole or in part by the stockholders at a regular or special meeting of the stockholders or by the Johnson & Johnson board of directors at a regular or special meeting of the board of directors, if notice of the proposed amendment is contained in the notice of such meeting, except that a bylaw adopted or amended by the Johnson & Johnson board of directors may be superseded by stockholder action and that stockholder action may preempt any further action by the Johnson & Johnson board of directors with respect to that bylaw provision.

     INNOVASIVE. Pursuant to the MBCL, the Innovasive articles of organization and the Innovasive bylaws, the bylaws of Innovasive may be amended or repealed at any special or annual meeting of Innovasive stockholders by the affirmative vote of a majority of the shares of capital stock of Innovasive then issued, outstanding and entitled to vote. Additionally, Innovasive's board of directors may amend or repeal the bylaws at a regular or special meeting of the Innovasive board of directors. Any bylaws amended or repealed by the Innovasive board of directors may be amended or repealed by Innovasive's stockholders.

ACTION BY WRITTEN CONSENT

     JOHNSON & JOHNSON. The NJBCA, the Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson bylaws are silent regarding the ability of stockholders to act by written consent with respect to actions required or permitted to be taken by the Johnson & Johnson stockholders at a duly called annual or special meeting.

     INNOVASIVE. Under the MBCL and Innovasive's bylaws, any action required or permitted to be taken at any meeting of Innovasive's stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing.

NOTICE OF CERTAIN STOCKHOLDER ACTIONS

     JOHNSON & JOHNSON. The Johnson & Johnson restated certificate of incorporation, as amended, the Johnson & Johnson bylaws and the NJBCA do not contain any provision relating to notice of stockholder actions.

     INNOVASIVE. Under the MBCL and Innovasive's bylaws, a written notice of the purposes, place, date and hour of all meetings of stockholders will be given to each stockholder entitled to vote at the meeting at least seven days before the meeting or, in the case of a proposed sale, lease or exchange of all or substantially all of Innovasive's properties and assets or any consolidation or merger to which Innovasive will be a party, at least twenty days prior to the date of the meeting. Pursuant to Innovasive's bylaws, the only matters that will be considered and acted upon at a meeting of the stockholders will be brought before the meeting:

     - through the notice of meeting

     - by Innovasive's board of directors or

     - by any record stockholder entitled to vote at the meeting

     A record stockholder must give written notice to Innovasive's Clerk that the stockholder intends to have a matter considered at a stockholders meeting no later than twenty days prior to the meeting. The notice must contain a brief description of the matter to be considered and must identify any beneficial owners of Innovasive's shares who support the proposal or on whose behalf the proposal is being made. The person presiding at the meeting will have the discretion to determine whether a matter was properly brought before a meeting and whether the procedures contained in the bylaws were complied with.

SPECIAL STOCKHOLDER MEETINGS

     JOHNSON & JOHNSON. Under the Johnson & Johnson bylaws, a special meeting of the stockholders may be called at any time by the chairman of the board of directors, a vice-chairman of the board of directors, the chairman of the executive committee, a vice-chairman of the executive committee, the president or by a majority of board of directors, and may be held on the business day and place stated in the notice of the meeting.

     In addition, the NJBCA provides that holders of not less than 10% of all shares entitled to vote at a meeting may apply to the Superior Court to request that a special meeting of the stockholders be called for good cause shown. At such a meeting, the stockholders present in person or by proxy will constitute a quorum for the transaction of business described in such order. Pursuant to the NJBCA, any action required or permitted to be taken at a meeting of the Johnson & Johnson stockholders generally may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing.

     INNOVASIVE. Innovasive's bylaws and the MBCL provide that special meetings of the stockholders may be called at any time by the president or by the board of directors and must be called by Innovasive's Clerk upon written application of one or more stockholders who hold at least forty percent (40%) of Innovasive's capital stock entitled to vote at the meeting.

STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS

     JOHNSON & JOHNSON. Under the NJBCA, a stockholder who has been a stockholder for at least six months or who holds, or is authorized in writing by holders of, at least five percent of the outstanding shares of any class or series of stock of a corporation upon at least five days' written demand has the right for any proper purpose to inspect in person or by agent or attorney the minutes of the proceedings of the corporation's stockholders and its record of stockholders. Irrespective of the period such stockholder has held his or her stock or the amount of stock such stockholder holds, a court may, upon proof of proper purpose, compel production for examination by the stockholder of the books and records of account, minutes and record of stockholders of Johnson & Johnson.

     INNOVASIVE. The MBCL requires that every domestic corporation maintain in Massachusetts, and make available for inspection by its stockholders, the original or attested copies of the corporation's articles of organization, bylaws, records of all meetings of incorporators and stockholders, and the stock and transfer records listing the names of all stockholders and their record addresses and the amount of stock held by each. The MBCL further provides that if any officer or agent of a corporation having charge of such corporate records refuses or neglects to exhibit them in legible form or to produce for examination a list of stockholder names, record addresses and amount of stock held by each, such officer or agent of the corporation will be liable to any stockholder for actual damages sustained by reason of such refusal or neglect. In an action for damages or a proceeding in equity under the foregoing provision, however, it is a defense to such action that the actual purpose and reason for the inspection being sought is to secure a list of stockholders or other information for the purpose of selling the list or other information or of using them for purposes other than in the interest of the person seeking them, as a stockholder, relative to the affairs of the corporation. The foregoing rights relating to inspection are deemed to include the right to copy materials and to be represented by agent or counsel in exercising these rights. In addition to the rights of inspection provided by the MBCL, a stockholder of a Massachusetts corporation has a common law right to inspect additional documents which, if such request is refused by the corporation, may be obtained by petitioning a court for the appropriate order. In petitioning a court for such an order, the granting of which is discretionary, the stockholder has the burden of demonstrating (1) that such holder is acting in good faith and for the purposes of advancing the interests of the corporation and protecting such holder's own interest as a stockholder and (2) that the requested documents are relevant to those purposes.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     JOHNSON & JOHNSON. Under the NJBCA, a corporation may indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if:

     - the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and

     - with respect to any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The Johnson & Johnson restated certificate of incorporation, as amended, provides that, to the full extent permitted under the NJBCA, no director or officer of Johnson & Johnson will be personally liable to Johnson & Johnson or its stockholders for damages for breach of any duty owed to Johnson & Johnson or its stockholders.

     The Johnson & Johnson bylaws provide that to the full extent permitted under the NJBCA, Johnson & Johnson will indemnify any person who was or is involved in any manner in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative, or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of Johnson & Johnson or, while serving as a director or

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

officer of Johnson & Johnson, is or was at the request of Johnson & Johnson also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred in connection with such proceeding.

     Johnson & Johnson enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf.

     INNOVASIVE. Under the MBCL and Innovasive's articles of organization, Innovasive may indemnify a director, officer, employee or other agent of Innovasive against his or her expenses and liabilities incurred in connection with any proceeding involving the indemnified person in his or her capacity as a director, officer, employee or other agent of Innovasive. No indemnification will be provided if the director, officer, employee or other agent is adjudicated not to have acted in good faith in the reasonable belief that his or her actions were in Innovasive's best interests.

     Additionally, Innovasive's articles of organization provide that:

     - expenses incurred by a director or officer in defending an action may be paid from time to time by Innovasive in advance of the final disposition of the action, if the director or officer agrees to repay the disbursed amounts if it is determined that indemnification of the expenses was not appropriate and

     - any matter disposed of by settlement, will not be covered by indemnification unless the settlement is approved as in the best interests of Innovasive by:

        - a vote of a majority of Innovasive's disinterested directors

        - a vote of a person or persons to whom the question is referred to by the disinterested directors

        - a vote of holders of a majority of Innovasive's outstanding stock entitled to vote for directors or

        - a vote of a person or persons to whom the question is referred to by a majority of Innovasive's stockholders

DIVIDENDS

     JOHNSON & JOHNSON. The Johnson & Johnson restated certificate of incorporation, as amended, provides that the Johnson & Johnson board of directors may from time to time declare dividends on its outstanding shares in accordance with the NJBCA.

     INNOVASIVE. Innovasive's articles of organization provide that Innovasive's board of directors may from time to time declare dividends on its outstanding shares of common stock, subject to the prior rights to dividends of holders of all classes of stock outstanding at the time the dividend is declared, in accordance with the MBCL.

CONVERSION

     JOHNSON & JOHNSON. Holders of Johnson & Johnson common stock have no rights to convert their shares into any other securities.

     INNOVASIVE. Holders of Innovasive common stock have no rights to convert their shares into any other securities.

RIGHTS PLAN

     JOHNSON & JOHNSON. Johnson & Johnson does not have a rights plan. The NJBCA, however, endorses share rights or options issued by New Jersey corporations that, among other things, include conditions precluding holders of a specified percentage of outstanding shares of a corporation from exercising such share rights or options or which invalidate the share rights or options beneficially owned by such holders and their transferees.

     INNOVASIVE. Innovasive is a party to a rights agreement which is designed to deter

     - partial and two-tier tender offers

     - stock accumulation programs and

     - other coercive tactics which might be used to gain control of Innovasive without giving the Innovasive board of directors the opportunity to negotiate on behalf of its stockholders

     Under the rights agreement, one stock purchase right was distributed to the holders of each share of Innovasive common stock outstanding on January 15, 1999. One right has been issued for each share of common stock issued since that date.

     Each right entitles the holder to purchase from Innovasive one one-thousandth of a share of Innovasive's series a junior preferred stock at a price of $28 per one one-thousandth of a share under certain circumstances. That purchase price may be adjusted under the terms of the rights agreement.

     Prior to the distribution date, the rights will be evidenced by the certificates for the associated common stock, no separate rights certificates will be issued and the rights will not be exercisable.

     Following a distribution date, the rights will trade separately from the common stock and be evidenced by separate rights certificates.

     A distribution date will occur on the earlier of

     - the tenth business day following the date of a public announcement that a person has acquired beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Innovasive common stock or

     - the tenth business day following commencement of a tender offer or exchange offer that would result in any person owning fifteen percent (15%) or more of the outstanding common stock

     Until a right is exercised, its holder will have no rights as a stockholder of Innovasive solely as a result of holding the rights. The rights will expire January 14, 2009 unless they are exercised in connection with a transaction of the type described below or unless Innovasive exchanges or redeems them earlier in the manner described below. Innovasive may decide to extend the rights agreement beyond January 14, 2009.

     If at any time following a distribution date

     - Innovasive is acquired in a merger or other business combination transaction or

     - Fifty percent (50%) or more of its assets or earning power are sold each holder of a right will be entitled to receive common stock of the acquiring or surviving company having a value equal to two times the exercise price of the right. This common stock may be obtained by the holder of the right by exercising that right at its then current exercise price.

     If any person, other than Innovasive and its affiliates, becomes the beneficial owner of fifteen percent (15%) or more of the outstanding shares of common stock, each holder of a right will be entitled to receive common stock, or, in certain circumstances, cash, property or other securities of Innovasive, having a value equal to two times the exercise price of the right. This common stock, cash, property or other securities may be obtained by the holder of the right by exercising the right at its then current exercise price. After any of the transactions referred to in this paragraph occurs, any rights that are, or under circumstances specified in the rights agreement were, beneficially owned by any acquiring person will immediately become void. Rights may not be exercised in connection with a tender or exchange offer for all outstanding shares of common stock at a price and on terms which a majority of the board of directors determines to be fair on the basis of criteria set forth in the rights agreement.

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

     The rights agreement provides that the purchase price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the rights will be adjusted to prevent dilution.

     After an acquiring person acquires beneficial ownership of fifteen percent (15%) or more of the outstanding common stock and before that acquiring person acquires fifty percent (50%) or more of the outstanding common stock, the board of directors of Innovasive may exchange the rights, partially or completely, at an exchange ratio of one share of common stock per right. This exchange ratio may be adjusted in particular situations. Rights owned by that acquiring person which have become void may not be exchanged.

     Within ten days (10) after an acquiring person has acquired beneficial ownership of fifteen percent (15%) or more of the outstanding common stock, Innovasive may redeem the rights in whole at a price of $.01 per right. A partial redemption of rights in that situation is not permitted. Immediately after the board of directors orders redemption of the rights, the rights will terminate and the only entitlement of the holders of rights will be to receive the redemption price.

     The rights agreement was amended on November 8, 1999 so that it became inapplicable to the merger and the other transactions contemplated by the merger agreement, the stock option agreement and the stockholders agreement.

VOTING RIGHTS; REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     JOHNSON & JOHNSON. Each holder of Johnson & Johnson common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     Merger or Consolidation. Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation organized prior to January 1, 1969, such as Johnson & Johnson, requires the approval of such corporation's board of directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon; provided that no such approval and vote are required if such corporation is the surviving corporation and

     - such corporation's certificate of incorporation is not amended

     - the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after and

     - the number of voting shares and participation shares outstanding after the merger will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger

Similarly, a sale of all or substantially all of such corporation's assets other than in the ordinary course of business, or a voluntary dissolution of such corporation, requires the approval of such corporation's board of directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of such corporation entitled to vote thereon.

     Business Combinations. Under the NJBCA, no New Jersey corporation may engage in any "business combination" with any interested stockholder (generally, a 10% or greater stockholder) for a period of five years following such interested stockholder's stock acquisition, unless such business combination is approved by the board of directors of such corporation prior to the stock acquisition.

     Under the NJBCA, "business combination" includes:

     - any merger or consolidation of a resident domestic corporation or one of its subsidiaries:

        - with an interested stockholder or

        - with any corporation which is, or would be after such merger or consolidation, an affiliate or associate of an interested stockholder

     - any transfer or other disposition to or with an interested stockholder or any affiliate or associate of an interested stockholder of at least 10% of (1) the assets, (2) the outstanding shares or (3) the earning power or income on a consolidated basis, of such resident domestic corporation and

     - other specified self-dealing transactions between such resident domestic corporation and an interested stockholder or any affiliate or associate thereof

     In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than:

     - a business combination approved by the board of directors of such corporation prior to the stock acquisition

     - a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose or

     - a business combination in which the interested stockholder meets certain fair price criteria

     In addition to the requirement under the NJBCA regarding business combinations with an interested stockholder, the Johnson & Johnson restated certificate of incorporation prohibits Johnson & Johnson from engaging in any "business combination" with any interested stockholder (generally, a 10% or greater stockholder) without (1) the affirmative vote of at least 80% of the holders of Johnson & Johnson voting stock, voting together as a single class, and (2) the affirmative vote of a majority of the combined votes entitled to be cast by "disinterested stockholders" (as defined in the Johnson & Johnson restated certificate of incorporation), voting together as a single class; provided that any business combination will require only the approval required under the NJBCA if, among other things, such business combination has been approved at any time by a majority of the "continuing directors" (as defined in the Johnson & Johnson restated certificate of incorporation) and certain fair price requirements are met.

     The Johnson & Johnson restated certificate of incorporation defines "business combination" to include:

     - any merger or consolidation of Johnson & Johnson

        - with an interested stockholder or

        - with any other corporation which is, or after such merger or consolidation would be, an affiliate or associate of an interested stockholder

     - any transfer or other disposition to or with any interested stockholder or any affiliate or associate of an interested stockholder of any assets or securities of Johnson & Johnson or any of its subsidiaries having an aggregate fair market value of 5% of the total assets of Johnson & Johnson and its subsidiaries

     - the adoption of a plan of liquidation of Johnson & Johnson proposed by an interested stockholder or any affiliate or associate of an interested stockholder and

     - any transaction which increases the capital stock beneficially owned by an interested stockholder or any affiliate or associate of an interested stockholder

     INNOVASIVE. Each holder of Innovasive common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     Merger or Consolidation. Under the MBCL, the consummation of a merger or consolidation of a Massachusetts corporation requires the affirmative vote of holders of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, except that (1) the articles or organization may provide for a vote of a lesser proportion but not less than a majority of each class and (2), unless required by the corporation's articles of organization, an agreement providing for a merger need not be submitted to the stockholders of a corporation surviving a merger that is approved by a vote of its directors if
(a) the agreement of merger does not change the name, the amount of shares authorized of any class of stock or

     INNOVASIVE. Under the MBCL, the director of a Massachusetts corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, may consider

     - the effects of the action on the corporation's employees, suppliers, creditors and customers

     - the effects of the action on the economy of the state, region and nation

     - community and societal considerations and

     - the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation

                                 LEGAL MATTERS

     The legality of Johnson & Johnson common stock offered by this proxy statement/prospectus will be passed upon for Johnson & Johnson by Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson. Mr. Orban is paid a salary by Johnson & Johnson, is a participant in various employee benefit plans offered to employees of Johnson & Johnson generally and owns and has options to purchase shares of Johnson & Johnson common stock. Cravath, Swaine & Moore, New York, New York, from time to time acts as counsel for Johnson & Johnson and its subsidiaries.

     Certain United States federal income tax consequences of the merger will be passed upon for Innovasive by its special counsel Choate, Hall & Stewart, Boston, Massachusetts.

                                    EXPERTS

     The supplemental consolidated financial statements as of January 3, 1999 and December 28, 1997 and for each of the three fiscal years in the period ended January 3, 1999 of Johnson & Johnson and subsidiaries incorporated in this proxy statement/prospectus by reference to the Johnson & Johnson Current Report on Form 8-K filed on December 14, 1999, and the historical consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of January 3, 1999 and December 28, 1997, and for each of the three fiscal years in the period ended January 3, 1999, which report is included in the Johnson & Johnson Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 3, 1999, which has also been incorporated by reference in this proxy statement/prospectus, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements and financial statement schedule as of December 31, 1998 and 1997, and for each of the three fiscal years in the period ended December 31, 1998 of Innovasive Devices, Inc. and subsidiary incorporated in this proxy statement/prospectus by reference to the Innovasive Devices, Inc. Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Innovasive board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.

                          FUTURE STOCKHOLDER PROPOSALS

     Due to the contemplated consummation of the merger, Innovasive does not currently expect to hold a 2000 annual meeting of stockholders because Innovasive will be a wholly-owned subsidiary of Johnson &

Johnson. In the event the merger is not consummated, Innovasive must receive any proposal which a stockholder wishes to submit to the 2000 annual meeting of stockholders not less than 120 days prior to May 11, 2000, if the proposal is to be considered by the Innovasive board for inclusion in the proxy material for that meeting. Also, in the case of stockholder proposals which are not included in the proxy statement, the Securities and Exchange Commission's rules specify that certain requirements contained in the Innovasive bylaws must be followed. The Innovasive bylaws require any stockholder wishing to make a nomination for directors, or wishing to introduce a proposal or other business, at the 2000 annual meeting to give Innovasive advance written notice thereof not less than 20 days prior to the 2000 annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Johnson & Johnson and Innovasive file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Johnson & Johnson and Innovasive file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

  Public Reference Room        New York Regional Office      Chicago Regional Office
  450 Fifth Street, N.W.         7 World Trade Center            Citicorp Center
        Room 1024                     Suite 1300             500 West Madison Street
  Washington, D.C. 20549          New York, NY 10048                Suite 1400
                                                              Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning Johnson & Johnson may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information pertaining to Innovasive may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     Johnson & Johnson filed a registration statement on Form S-4 on January 10, 2000 to register with the Securities and Exchange Commission the Johnson & Johnson common stock to be issued to Innovasive stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Johnson & Johnson in addition to being a proxy statement of Innovasive. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Johnson & Johnson's registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows Johnson & Johnson and Innovasive to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Johnson & Johnson and Innovasive have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Johnson & Johnson and Innovasive that is not included in or delivered with this proxy statement/prospectus.

stockholder wishes to submit to the 2000 annual meeting of stockholders not less than 120 days prior to May 11, 2000, if the proposal is to be considered by the Innovasive board for inclusion in the proxy material for that meeting. Also, in the case of stockholder proposals which are not included in the proxy statement, the Securities and Exchange Commission's rules specify that certain requirements contained in the Innovasive bylaws must be followed. The Innovasive bylaws require any stockholder wishing to make a nomination for directors, or wishing to introduce a proposal or other business, at the 2000 annual meeting to give Innovasive advance written notice thereof not less than 20 days prior to the 2000 annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Johnson & Johnson and Innovasive file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Johnson & Johnson and Innovasive file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

  Public Reference Room        New York Regional Office      Chicago Regional Office
  450 Fifth Street, N.W.         7 World Trade Center            Citicorp Center
        Room 1024                     Suite 1300             500 West Madison Street
  Washington, D.C. 20549          New York, NY 10048                Suite 1400
                                                              Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Johnson & Johnson may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information pertaining to Innovasive may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     Johnson & Johnson filed a registration statement on Form S-4 on January 10, 2000 to register with the Securities and Exchange Commission the Johnson & Johnson common stock to be issued to Innovasive stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Johnson & Johnson in addition to being a proxy statement of Innovasive. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Johnson & Johnson's registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows Johnson & Johnson and Innovasive to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Johnson & Johnson and Innovasive have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Johnson & Johnson and Innovasive that is not included in or delivered with this proxy statement/prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Johnson & Johnson and Innovasive and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Johnson & Johnson and Innovasive, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Johnson & Johnson (with regard to matters relating to Johnson & Johnson) and Innovasive (with regard to matters relating to Innovasive) and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on Johnson & Johnson's and Innovasive's products expire

     - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended January 3, 1999 of Johnson & Johnson, including any amendments, and the Annual Report on Form 10-K for the year ended December 31, 1998 of Innovasive, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/ prospectus. Neither Johnson & Johnson nor Innovasive undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

     The foregoing list sets forth some, but not all, of the factors that could impact upon Johnson & Johnson's and Innovasive's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson's and Innovasive's projections. Johnson & Johnson and Innovasive undertake no obligation to update any forward-looking statements as a result of future events or developments.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Johnson & Johnson and Innovasive and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Johnson & Johnson and Innovasive, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Johnson & Johnson (with regard to matters relating to Johnson & Johnson) and Innovasive (with regard to matters relating to Innovasive) and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on Johnson & Johnson's and Innovasive's products expire

     - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended January 3, 1999 of Johnson & Johnson, including any amendments, and the Annual Report on Form 10-K for the year ended December 31, 1998 of Innovasive, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/ prospectus. Neither Johnson & Johnson nor Innovasive undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

     The foregoing list sets forth some, but not all, of the factors that could impact upon Johnson & Johnson's and Innovasive's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson 's and Innovasive's projections. Johnson & Johnson and Innovasive undertake no obligation to update any forward-looking statements as a result of future events or developments.

                                                                         ANNEX 1

                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION

                                  BY AND AMONG

                               JOHNSON & JOHNSON,

                           RAPTOR ACQUISITION CORP.,

                                      AND

                            INNOVASIVE DEVICES, INC.

                          DATED AS OF NOVEMBER 8, 1999

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                    ARTICLE I
                                   THE MERGER

SECTION 1.01   Merger; Effective Time......................................   A-1
SECTION 1.02   Closing.....................................................   A-1
SECTION 1.03   Effect of the Merger........................................   A-2
SECTION 1.04   Articles of Organization; By-Laws...........................   A-2
SECTION 1.05   Directors and Officers......................................   A-2
SECTION 1.06   Effect on Capital Stock.....................................   A-2
SECTION 1.07   Exchange of Certificates....................................   A-3
SECTION 1.08   Dissenting Shares...........................................   A-4
SECTION 1.09   Stock Transfer Books........................................   A-5
SECTION 1.10   No Further Ownership Rights in TARGET Common Stock..........   A-5
SECTION 1.11   Lost, Stolen or Destroyed Certificates......................   A-5
SECTION 1.12   Investment of Exchange Fund.................................   A-5
SECTION 1.13   Termination of Exchange Fund................................   A-5
SECTION 1.14   Tax Consequences............................................   A-5

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF TARGET

SECTION 2.01   Organization and Qualification; Subsidiaries................   A-6
SECTION 2.02   TARGET Capital Structure....................................   A-6
SECTION 2.03   Obligations With Respect to Capital Stock...................   A-7
SECTION 2.04   Authority; No Conflicts.....................................   A-7
SECTION 2.05   SEC Filings; TARGET Financial Statements....................   A-8
SECTION 2.06   Absence of Certain Changes or Events........................   A-9
SECTION 2.07   Taxes.......................................................  A-10
SECTION 2.08   Absence of Liens and Encumbrances...........................  A-10
SECTION 2.09   Intellectual Property.......................................  A-11
SECTION 2.10   Agreements, Contracts and Commitments.......................  A-11
SECTION 2.11   Governmental Authorization..................................  A-12
SECTION 2.12   Litigation..................................................  A-12
SECTION 2.13   Insurance...................................................  A-12
SECTION 2.14   ERISA Compliance; Excess Parachute Payments.................  A-12
SECTION 2.15   Registration Statements; Proxy Statements/Prospectus........  A-14
SECTION 2.16   Fairness Opinion............................................  A-15
SECTION 2.17   Brokers' and Finders' Fees..................................  A-15
SECTION 2.18   Environmental Matters.......................................  A-15
SECTION 2.19   Year 2000 Compliance........................................  A-15
SECTION 2.20   Rights Plan.................................................  A-16
SECTION 2.21   Board Approval..............................................  A-16
SECTION 2.22   Vote Required...............................................  A-16

                                                                             PAGE
                                                                             ----
                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

SECTION 3.01   Organization and Qualification..............................  A-16
SECTION 3.02   Authority; No Conflicts.....................................  A-17
SECTION 3.03   SEC Filings; PARENT Financial Statements....................  A-17
SECTION 3.04   Taxes.......................................................  A-18
SECTION 3.05   Registration Statements; Proxy Statements/Prospectus........  A-18
SECTION 3.06   Brokers' and Finders' Fees..................................  A-18
SECTION 3.07   Operation of SUB............................................  A-18

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.01   Conduct of Business by TARGET Pending the Merger............  A-18
SECTION 4.02   Certain Tax Matters.........................................  A-20
SECTION 4.03   No Solicitation by TARGET...................................  A-21

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

SECTION 5.01   Proxy Statement/Prospectus; Registration Statement..........  A-22
SECTION 5.02   Stockholders Meeting........................................  A-23
SECTION 5.03   Access to Information; Confidentiality......................  A-23
SECTION 5.04   Consents; Approvals.........................................  A-24
SECTION 5.05   Stock Options...............................................  A-24
SECTION 5.06   TARGET Employee Stock Purchase Plan.........................  A-25
SECTION 5.07   Notification of Certain Matters.............................  A-25
SECTION 5.08   Further Action; Tax Treatment...............................  A-25
SECTION 5.09   Public Announcements........................................  A-25
SECTION 5.10   Listing of Common Stock.....................................  A-26
SECTION 5.11   Accountant's Comfort Letters................................  A-26
SECTION 5.12   Indemnification; Directors' and Officers' Insurance.........  A-26
SECTION 5.13   Rights Agreement............................................  A-26
SECTION 5.14   Affiliate Agreements........................................  A-27
SECTION 5.15   HSR Act Filings.............................................  A-27
SECTION 5.16   Stockholder Litigation......................................  A-27
SECTION 5.17   Employee Matters............................................  A-27

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

SECTION 6.01   Conditions to Obligation of Each Party to Effect the
               Merger......................................................  A-28
SECTION 6.02   Additional Conditions to Obligation of PARENT and SUB.......  A-28
SECTION 6.03   Additional Conditions to Obligation of TARGET...............  A-29
SECTION 6.04   Frustration of Closing Conditions...........................  A-29

                                                                             PAGE
                                                                             ----
                                   ARTICLE VII
                                   TERMINATION

SECTION 7.01   Termination.................................................  A-29
SECTION 7.02   Effect of Termination.......................................  A-30
SECTION 7.03   Fees and Expenses...........................................  A-30

                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 8.01   Effectiveness of Representations, Warranties and Agreements;
               Knowledge, Etc..............................................  A-31
SECTION 8.02   Notices.....................................................  A-31
SECTION 8.03   Interpretation..............................................  A-32
SECTION 8.04   Certain Definitions.........................................  A-32
SECTION 8.05   Amendment...................................................  A-33
SECTION 8.06   Waiver......................................................  A-33
SECTION 8.07   Severability................................................  A-33
SECTION 8.08   Entire Agreement............................................  A-33
SECTION 8.09   Assignment..................................................  A-34
SECTION 8.10   Parties in Interest.........................................  A-34
SECTION 8.11   Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-34
SECTION 8.12   Governing Law...............................................  A-34
SECTION 8.13   Specific Performance........................................  A-34
SECTION 8.14   Counterparts................................................  A-34

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of November 8, 1999 (this "Agreement"), among JOHNSON & JOHNSON, a New Jersey corporation ("PARENT"), RAPTOR ACQUISITION CORP., a Massachusetts corporation and a wholly-owned subsidiary of PARENT ("SUB") and INNOVASIVE DEVICES, INC., a Massachusetts corporation ("TARGET").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of PARENT and TARGET have determined that it is advisable and in the best interests of their respective stockholders for PARENT and TARGET to enter into a strategic business combination upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.0001, of TARGET ("TARGET Common Stock"), other than TARGET Common Stock owned by PARENT, SUB or TARGET, will be converted into the right to receive common stock, par value $1.00 per share, of PARENT ("PARENT Common Stock");

     WHEREAS, in furtherance of such combination, the Board of Directors of TARGET has approved the merger (the "Merger") of SUB with and into TARGET, pursuant to which TARGET will become a wholly-owned subsidiary of PARENT, the Merger to be in accordance with the applicable provisions of the Massachusetts General Laws (the "MGL") and upon the terms and subject to the conditions set forth herein;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, PARENT and TARGET are entering into a stock option agreement (the "Option Agreement"), pursuant to which TARGET will grant PARENT the option to purchase shares of TARGET Common Stock, upon the terms and subject to the conditions set forth therein;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, PARENT and certain stockholders of TARGET are entering into an agreement (the "Stockholders Agreement"), pursuant to which such stockholders will agree to vote to approve this Agreement and to take certain other actions in furtherance of the Merger, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended the (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, PARENT, SUB and TARGET hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01 Merger; Effective Time. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the MGL, (i) SUB shall be merged with and into TARGET, (ii) the separate existence of SUB shall cease, and (iii) TARGET shall be the surviving corporation and a wholly owned subsidiary of PARENT (the "Surviving Corporation"). As promptly as practicable after the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI, TARGET, SUB and PARENT shall cause the Merger to be consummated by filing articles of merger as contemplated by Section 78 of Chapter 156B of the MGL (the "Certificate of Merger"), together with any required related instruments, with the Secretary of State of The Commonwealth of Massachusetts, in such form as required by, and executed in accordance with the applicable provisions of, the MGL (the time of filing of the articles of merger being referred to herein as the "Effective Time").

     SECTION 1.02 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.01, and subject to the satisfaction or waiver of all the conditions set forth in Article VI, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within two business days) (the "Closing Date") after satisfaction or waiver of the conditions set forth in Article VI, (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, unless another date or place is agreed to in writing by TARGET, PARENT and SUB.

     SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MGL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of SUB shall vest in the Surviving Corporation, and all debts, liabilities and duties of SUB shall become the debts, liabilities and duties of the Surviving Corporation. As a result of the Merger, the outstanding shares of capital stock of SUB and TARGET shall be converted or cancelled in the manner provided in Section 1.06 of this Agreement; the separate corporate existence of SUB shall cease; and TARGET shall be the surviving corporation in the Merger.

     SECTION 1.04  Articles of Organization; By-Laws.

     (a) Articles of Organization. The Articles of Organization of SUB, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The name of the Surviving Corporation shall continue to be Innovasive Devices, Inc.

     (b) By-Laws. The By-Laws of SUB, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.05 Directors and Officers. (a) The directors of SUB immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (b) The officers of TARGET immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (c) PARENT hereby acknowledges that (i) certain officers of TARGET are parties to Income Continuation Agreements, copies of which are attached hereto as Exhibit 1.04(c), and (ii) TARGET's obligations under such Income Continuation Agreements shall survive the Closing and be assumed by PARENT.

     SECTION 1.06 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of PARENT, SUB or TARGET or the holders of any securities issued by any of them:

          (a) Capital Stock of SUB. Each issued and outstanding share of the capital stock of SUB shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.0001 par value per share, of the Surviving Corporation, which shares shall be the only shares of capital stock of the Surviving Corporation outstanding immediately following such conversion.

          (b) Conversion of TARGET Common Stock. Each share of TARGET Common Stock, together with the associated right (the "Rights") to purchase shares of TARGET Common Stock pursuant to the Rights Agreement dated as of January 14, 1999 ("TARGET Rights Plan") (collectively, a "Share") issued and outstanding immediately prior to the Effective Time (excluding any Shares to be cancelled pursuant to Section 1.06(c) and any Dissenting Shares as defined in Section 1.08) shall be converted, subject to Sections 1.06(d), 1.06(e) and 1.07(f), into that number (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of PARENT Common Stock equal to the amount (rounded to the fourth decimal place) obtained by dividing $8.25 by the Average Closing Price (as defined below) (the "Merger Consideration"). The "Average Closing

     Price" shall be an amount equal to the average per share closing price of PARENT Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Tape for the 20 consecutive trading days ending on the third trading day prior to the TARGET Stockholders' Meeting (as defined below). At the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of PARENT Common Stock in accordance with
     Section 1.07, without interest.

          (c) Cancellation of TARGET Common Stock. Each Share held in treasury of TARGET and each Share owned by PARENT or SUB immediately prior to the Effective Time (the "Cancelled Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be cancelled and retired without payment of any consideration therefor.

          (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any subdivision, combination, stock dividend (including any dividend or distribution of securities convertible into PARENT Common Stock or TARGET Common Stock), reorganization, recapitalization or similar capital change with respect to PARENT Common Stock occurring after the date hereof and prior to the Effective Time.

          (e) Fractional Shares. No fraction of a share of PARENT Common Stock shall be issued upon surrender or exchange of Certificates (as defined below), but in lieu thereof each holder of TARGET Common Stock who would otherwise be entitled to a fraction of a share of PARENT Common Stock (after aggregating all fractional shares of PARENT Common Stock to be received by such holder and providing for any amounts or shares to be withheld pursuant to Section 1.07(f), it being the intention of the parties that no holder of TARGET Common Stock will receive cash in an amount equal to or greater than the cash value of one full share of PARENT Common Stock) shall receive from PARENT an amount of cash (rounded to the nearest cent), without interest, equal to the product of (i) such fraction, multiplied by
     (ii) the closing price of PARENT Common Stock on the NYSE on the last trading date immediately preceding the Closing Date (as reported in the Wall Street Journal).

     SECTION 1.07  Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, PARENT shall supply, or shall cause to be supplied, to or for the account of a bank or trust company to be designated by PARENT (the "Exchange Agent"), in trust for the benefit of the holders of TARGET Common Stock (other than Cancelled Shares), for exchange in accordance with this Section 1.07, certificates evidencing the PARENT Common Stock issuable pursuant to Section 1.06 in exchange for outstanding Shares and all cash required to be paid pursuant to Sections 1.06(e) and 1.07(c) (the "Exchange Fund").

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, PARENT shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares, other than Cancelled Shares (the "Certificates"), (i) a letter of transmittal, which letter shall specify, among other conditions, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form as PARENT may reasonably specify, and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing the Merger Consideration (the "PARENT Certificates") and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required by PARENT or the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) PARENT Certificates evidencing that whole number of shares of PARENT Common Stock which such holder has the right to receive in respect of the Shares formerly evidenced by such Certificate in accordance with Section 1.06, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and
(C) cash in lieu of any fractional shares of PARENT Common Stock to

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

which such holder is entitled pursuant to Section 1.06(e) and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of TARGET as of the Effective Time, PARENT Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required by law to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each Certificate shall be deemed from and after the Effective Time, for all corporate purposes, only the right upon such surrender to receive the Merger Consideration and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article I.

     (c) Distributions With Respect to Unexchanged TARGET Common Stock. No dividends or other distributions with respect to PARENT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the PARENT Common Stock such holder is entitled to receive until such holder shall surrender such Certificate. Subject to applicable law, following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of PARENT Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of PARENT Common Stock.

     (d) Transfers of Ownership. If any certificate evidencing shares of PARENT Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to PARENT, or any agent designated by PARENT, any transfer or other taxes required by reason of the issuance of a certificate for shares of PARENT Common Stock in any name other than that of the registered holder of the Certificate surrendered.

     (e) No Liability. None of PARENT, SUB, TARGET or the Exchange Agent shall have any liability to any holder of TARGET Common Stock in respect of any shares of PARENT Common Stock, any dividends or distributions with respect thereto, any cash in lieu of the issuance of any fractional shares of PARENT Common Stock or any cash delivered to the Exchange Agent which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder pursuant to
Section 1.07(c) or any cash payable to the holder of such Certificate pursuant to Section 1.06(e), would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any Merger Consideration, dividends or distributions or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Withholding Rights. Each of PARENT, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, any dividends or distributions payable pursuant to Section 1.07(c) or any cash payable pursuant to Section 1.06(e) otherwise payable to any holder of TARGET Common Stock such amounts as PARENT, the Surviving Corporation or the Exchange Agent may be required to deduct and withhold with respect to any provision of Federal, state, local or foreign tax laws. To the extent that amounts are so withheld by PARENT, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of TARGET Common Stock in respect of which such deduction and withholding was made by PARENT, the Surviving Corporation or the Exchange Agent.

     SECTION 1.08 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of TARGET Common Stock issued and outstanding immediately prior to the

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

Effective time and which are held by a holder who has properly perfected its rights of appraisal for such shares in accordance with the MGL ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration but the holder thereof shall only be entitled to such rights as are granted by the MGL.

     (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's rights of appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon in the manner provided in Section 1.06(b).

     SECTION 1.09 Stock Transfer Books. At the Effective Time, the stock transfer books of TARGET shall be closed, and there shall be no further registration of transfers of TARGET Common Stock on the records of TARGET.

     SECTION 1.10 No Further Ownership Rights in TARGET Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to this Article I) shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

SECTION 1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed (a "Lost Certificate"), the Exchange Agent shall, upon the making of an affidavit of that fact by the registered owner thereof, deliver to such owner such Merger Consideration as may be required pursuant to Section 1.06, any dividends or distributions payable pursuant to Section 1.07(c) or any cash payable pursuant to Section 1.06(e); provided, however, that PARENT may, in its sole discretion and as a condition precedent to the delivery thereof, require the registered owner of such Lost Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PARENT or the Exchange Agent with respect to the Lost Certificate.

     SECTION 1.12 Investment of Exchange Fund. The Exchange Agent, if so directed by PARENT, shall invest any cash included in the Exchange Fund, in obligations of the United States government or any agent or instrumentality thereof, or in obligations that are qualified or insured by the United States government or any agency or instrumentality thereof. Any interest and other income resulting from such investments shall be paid to PARENT. In the event of any realized loss on any investment of cash in the Exchange Fund, PARENT shall promptly thereafter deposit in such Exchange Fund cash in an amount necessary to make up such loss.

     SECTION 1.13 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to PARENT, upon demand, and any holders of the Certificates who have not theretofore complied with this Article shall thereafter look only to PARENT for, and PARENT shall remain liable for, payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of PARENT Common Stock and any dividends or distributions with respect to PARENT Common Stock.

     SECTION 1.14 Tax Consequences. It is intended by PARENT and TARGET that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code. PARENT and TARGET hereby adopt this Agreement as a "Plan of Reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

     TARGET hereby represents and warrants to PARENT and SUB as follows:

     SECTION 2.01  Organization and Qualification; Subsidiaries.

     Each of TARGET and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all the requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it or the ownership or leasing of its properties or assets, except to the extent that the failure to be so qualified and in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on TARGET. Schedule 2.01 contains a true and complete list of all TARGET subsidiaries and the jurisdiction of incorporation of each subsidiary. TARGET owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries and there are no securities exchangeable into or exercisable for any capital stock of any such subsidiary issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.01, TARGET does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity. TARGET has delivered or made available to PARENT a true and correct copy of the Articles of Organization and By-Laws of TARGET and similar governing instruments of each of its subsidiaries, each as amended to the date hereof. All of the outstanding shares of capital stock of, or other equity interests in, each subsidiary of TARGET have been validly issued, are fully paid and nonassessable and are owned by TARGET or a wholly-owned subsidiary of TARGET free and clear of all claims, liens, charges, mortgages, encumbrances, pledges, security interests or other restrictions of any kind or nature whatsoever ("Liens"). In this Agreement, the term "Material Adverse Effect" used in reference to TARGET or any of its subsidiaries means any event, change or effect, that is or is reasonably likely to become materially adverse to the financial condition, assets, liabilities, results of operations or business of TARGET and its subsidiaries, taken as a whole, other than any event, change or effect relating principally to (i) decreases in the market price of TARGET Common Stock, (ii) changes resulting from changes in general economic conditions, (iii) changes in the industry in which TARGET operates (including legal and regulatory changes) and not specifically relating to TARGET, (iv) any monetary damages directly resulting from the pending litigation between TARGET and Arthrex, Inc., (v) any injunctions prohibiting the sale of the COR(R) System or the Slingshot(R) System resulting from the Arthrex litigation or (vi) changes that are a direct result of the announcement or pending status of the Merger (including, without limitation, any reduction or termination of orders received by TARGET employees, distributors or resellers or the cessation of employment by TARGET employees or termination of TARGET distributors, in each case, to the extent directly resulting from the announcement or pending status of the Merger).

     SECTION 2.02 TARGET Capital Structure. (i) The authorized capital stock of TARGET consists of 15,000,000 shares of Common Stock, $.0001 par value, of which there were 9,299,017 shares issued and outstanding as of November 8, 1999 and 1,000,000 shares of Preferred Stock, $.01 par value ("TARGET Preferred Stock"). No shares of TARGET Preferred Stock are issued and outstanding as of the date hereof. As of the date hereof, 25,000 shares of TARGET Preferred Stock have been designated Series A Junior Preferred Stock, all of which have been reserved for issuance under TARGET Rights Plan. As of November 8, 1999, no shares of TARGET Common Stock were held by TARGET in treasury. All outstanding shares of capital stock of TARGET are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights. As of November 8, 1999, TARGET had reserved 608,390 shares of TARGET Common Stock for issuance to employees, consultants and directors pursuant to TARGET's 1992 Stock Option Plan (the "1992 Option Plan"), under which options were outstanding for 568,384 shares of TARGET Common Stock as of November 8, 1999. As of November 8, 1999, TARGET had reserved 1,413,722 shares of TARGET Common Stock for issuance to employees, consultants and directors pursuant to TARGET's 1996 Omnibus Stock Plan (the "Omnibus Plan"), under which options were outstanding for 1,292,837 shares of TARGET Common Stock as of November 8, 1999. As of November 8, 1999, TARGET had reserved 150,000 shares of TARGET Common Stock for issuance to non-employee Directors of TARGET pursuant to TARGET's 1996 Non-Employee Director Stock Plan (the "Director Plan"), under which options were outstanding for 95,000 shares of TARGET Common Stock as of November 8, 1999. As of November 8, 1999, TARGET had reserved 150,000 shares of TARGET Common Stock for issuance pursuant to TARGET's 1996 Employee Stock Purchase Plan. For the six month offering period ending December 31, 1999, if all current participants continue to contribute at current levels (assuming the purchase price of such shares to be 85% of the fair market value of TARGET Common Stock on the first day of such offering period), there would be an aggregate of approximately 40,000 shares issuable pursuant to TARGET's 1996 Employee Stock Purchase Plan, and, in any event, no more than 50,000 shares issuable for such offering period. All shares of TARGET Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, nonassessable and not subject to any preemptive rights.

     (ii) No bonds, debentures, notes or other indebtedness of TARGET having the right to vote (or convertible into or exchangeable for securities having the right to vote), whether currently or upon the occurrence of an event, on any matters on which stockholders of TARGET or its subsidiaries may vote, are issued or outstanding or subject to issuance.

     SECTION 2.03 Obligations With Respect to Capital Stock. Except as set forth in Section 2.02 or as set forth on Schedule 2.03, there are no shares of capital stock or other voting securities of TARGET, or any security exchangeable into, convertible for or exercisable for such securities, issued, reserved for issuance or outstanding. Except for securities TARGET owns, directly or indirectly through one or more subsidiaries, there are no shares of capital stock or other voting securities of any class of any subsidiary of TARGET, or any securities convertible into or exchangeable for or exercisable for such securities, issued, reserved for issuance or outstanding. Except as set forth in
Section 2.02 or as set forth on Schedule 2.03, there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which TARGET or any of its subsidiaries is a party or by which it is bound obligating TARGET or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of TARGET or any of its subsidiaries or obligating TARGET or any of its subsidiaries to issue, grant, extend, accelerate the vesting of or enter into any such option, warrant, security, call, right, commitment or agreement. Except in connection with the Option Agreement, there are no outstanding stock appreciation rights or rights to receive shares of TARGET Common Stock on a deferred basis granted under any stock option or stock purchase plan of TARGET or otherwise. There are no outstanding obligations of TARGET or any of its subsidiaries to repurchase, redeem or otherwise acquire any security of TARGET or any of its subsidiaries and, to the knowledge of TARGET, except in connection with the Stockholders Agreement, there are no irrevocable proxies with respect to shares of capital stock of TARGET or any of its subsidiaries.

     SECTION 2.04  Authority; No Conflicts.

     (a) TARGET has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining, in the case of this Agreement, the Required Stockholder Approval (as defined in Section 2.22), to consummate the transactions contemplated by this Agreement and the Option Agreement. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TARGET, subject, in the case of this Agreement, to obtaining the Required Stockholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by TARGET and constitute the legal, valid and binding obligation of TARGET, enforceable in accordance with their terms.

     (b) Except as set forth in Schedule 2.04(b), the execution and delivery of this Agreement and the Option Agreement by TARGET do not, and the consummation of the Merger and the other transactions contemplated hereby and by the Option Agreement will not conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien on any asset or property of TARGET or any of its subsidiaries under (i) any provision of the Articles of Organization or By-Laws of TARGET or its subsidiaries, or (ii) any loan or credit agreement, mortgage, bond, note indenture, lease, contract, benefit plan or other agreement, obligation or instrument to which TARGET or any of its subsidiaries is a party or by which TARGET or any of its subsidiaries or the assets or properties of TARGET or any of its subsidiaries is bound except for any such conflict, violation, default, right, creation loss, increased, additional, accelerated rights, entitlement or Liens which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TARGET, any of its subsidiaries or their respective properties or assets, except for any such breach, conflict, violation, default, right, creation or loss which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or to prevent or materially impede, interefere with, hinder or delay the consummation of the transactions contemplated hereby.

     (c) Except as set forth in Schedule 2.04(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic foreign or supranational, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority ("Governmental Entity"), is required by or with respect to TARGET or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or by the Option Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities or "blue sky" laws; (ii) the filing of the articles of merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which TARGET is qualified to do business; (iii) in compliance with applicable requirements, if any, of the Nasdaq National Market System; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

     SECTION 2.05  SEC Filings; TARGET Financial Statements.

     (a) TARGET has filed all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since June 30, 1996. All such required forms, reports, schedules, statements and other documents, including all exhibits thereto and all other information incorporated therein, are referred to herein as the "TARGET SEC Reports". The TARGET SEC Reports (i) as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TARGET SEC Reports, and (ii) except to the extent that information contained in any TARGET SEC Report has been revised or superseded by a later-filed TARGET SEC Report, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in TARGET SEC Reports, (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and (iii) fairly presents in all material respects the consolidated financial position of TARGET and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited financial statements of TARGET do not include footnote disclosure of the type associated with audited financial statements and were subject to normal and recurring year-end audit adjustments described therein.

     (c) As of the date hereof, there are no material amendments or modifications to any agreements, documents or other instruments which previously had been filed by TARGET with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 2.06 Absence of Certain Changes or Events. Except as disclosed in TARGET SEC Reports filed and publicly available prior to the date of this Agreement or as disclosed on Schedule 2.06, since December 31, 1998 each of TARGET and its subsidiaries has conducted their businesses only in the ordinary course, and since such date none of the following has occurred:

          (i) TARGET or its subsidiaries has incurred any liabilities or obligations (other than the Option Agreement) of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of TARGET and its subsidiaries (including the notes thereto) or which has had or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET;

          (ii) any event, change or effect that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on TARGET;

          (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of TARGET or its subsidiaries or any repurchase, redemption or other acquisition by TARGET of any capital stock of TARGET or its subsidiaries;

          (iv) any adjustment, split, combination or reclassification of any capital stock of TARGET or its subsidiaries or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of TARGET or its subsidiaries;

          (v) any material change in financial or tax accounting methods, principles or practices by TARGET or any subsidiary of TARGET, except insofar as may have been required by a change in generally accepted accounting principles;

          (vi) any material elections with respect to Taxes (as defined in Section 2.07) by TARGET or any of its subsidiaries or any settlement or compromise by TARGET or any of its subsidiaries of any material Tax liability or refund;

          (vii) any granting by TARGET or any of its subsidiaries to any current or former director, executive officer or other key employee of TARGET or any of its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under employment agreements in effect prior to the date hereof, any granting by TARGET or any of its subsidiaries to any such current or former director, executive officer or other key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date hereof, any entry by TARGET or any of its subsidiaries into, or any adoption or amendment of, any collective bargaining agreement or TARGET Benefit Plan, or any amendment to, or modification of, any stock option other than an Amendment to TARGET's 1992 Stock Option Plan dated as of November 8, 1999, granting to option holders, at the discretion of the TARGET Board, the right to execute a cash-less exercise of options; or

          (viii) any damage, destruction or loss, whether or not covered by insurance, that has had or is reasonably likely to have a Material Adverse Effect on TARGET.

     There are no collective bargaining or other labor union agreements to which TARGET or its subsidiaries is a party or by which it is bound. Since December 31, 1998, neither TARGET nor any of its subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     SECTION 2.07  Taxes.

     (a) Except as set forth on Schedule 2.07(a) each of TARGET and each of its subsidiaries (i) has timely filed all Tax Returns (as defined below) which it was required to file (after giving effect to any filing extension granted by a Governmental Entity) and all such Tax Returns are true, accurate and complete in all material respects, and (ii) has timely paid all Taxes (as defined below) required to be paid by it, except, in each case, where the failure to file (or timely file) such Tax Returns or pay such Taxes is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. To TARGET's knowledge, the most recent financial statements contained in TARGET SEC Reports reflect an adequate reserve for all current Taxes payable by TARGET and each of its subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax income) for all taxable periods and portions thereof through the date of such financial statements. To TARGET's knowledge, and except as set forth on Schedule 2.07(a), no deficiencies for any Taxes have been proposed, asserted or assessed against TARGET or its subsidiaries and no requests for waivers of the time to assess any such Taxes are pending. The federal income Tax Returns of TARGET and each of its subsidiaries that is consolidated in such Tax Returns have not been audited by the Internal Revenue Service or have been closed by virtue of the expiration of the relevant statute of limitations for all years through September 15, 1995. Except as set forth on Schedule 2.07(a), all material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid. Neither TARGET nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (a) in the two years prior to the date of this Agreement or (b) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. Neither TARGET nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Schedule 2.07(a) lists all (A) Tax sharing arrangements, (B) all Tax Returns currently under audit (the "Audits") and (C) agreements for extensions with Governmental Entities to which TARGET or any of the subsidiaries is a party.

     (b) For purposes of this Agreement, "Taxes" means all (i) federal, state, local and foreign income, property, sales, use, franchise, employment, withholding, excise and other taxes, tariffs and governmental charges of any nature whatsoever, together with any interest, penalties or additions to Tax with respect thereto; (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being a party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

     (c) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, schedules, attachments or other information and any amended Tax Return required to be supplied to a taxing authority in connection with Taxes.

     SECTION 2.08 Absence of Liens and Encumbrances. Each of TARGET and its subsidiaries has good, valid, and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible), necessary for the conduct of its business, free and clear of all Liens and other encumbrances, except such

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Liens and other encumbrances that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     SECTION 2.09  Intellectual Property.

     (i) TARGET and its subsidiaries own, or are validly licensed or otherwise have the right to use, all United States and foreign patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, software, trade secrets and knowhow that are material to the business of TARGET and its subsidiaries (collectively the "Intellectual Property Rights"). Schedule 2.09(i) contains a complete and accurate list of all United States and foreign issued patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark applications included in the Intellectual Property. The Intellectual Property Rights owned by TARGET or its subsidiaries are free and clear of any Liens, charges or other encumbrances (including without limitation any legal or equitable claims of others), except as disclosed on Schedule 2.09(i). The status of TARGET's and its subsidiaries' U.S. patents and corresponding foreign cases is described on
Schedule 2.09(i). Except as disclosed on Schedule 2.09(i), TARGET has not filed patent applications in any other jurisdictions and none of TARGET or any of its subsidiaries has filed for copyright registrations in the United States or in any other jurisdiction.

     (ii) Except as set forth on Schedule 2.09(ii), to TARGET's knowledge, neither TARGET nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property or proprietary information of any other person. Except as set forth on Schedule 2.09(ii), neither TARGET nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that TARGET or any such subsidiary must license or refrain from using any such intellectual property or other proprietary information of any other person) which has not been settled or otherwise fully resolved, nor is there any action pending or, to the knowledge of TARGET, threatened against TARGET or any subsidiary thereof claiming that TARGET or such subsidiary has, whether directly, contributorily or by inducement, interfered with, infringed, or misappropriated or come into conflict with any other intellectual property.

     (iii) To TARGET's knowledge, except as set forth on Schedule 2.09(iii), no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property Rights of TARGET or any of its subsidiaries. Except as set forth on Schedule 2.09(iii), neither TARGET nor any subsidiary thereof has sent or otherwise communicated to another person any written charge, complaint, claim, demand or notice of, nor does TARGET have any knowledge of, any present, impending or threatened interference with, infringement upon, misappropriation or other conflict with any of its Intellectual Property Rights.

     (iv) Except as set forth on Schedule 2.09(iv), as the business of TARGET and its subsidiaries is presently conducted and without giving effect to any changes with respect thereto that may be made by PARENT, to TARGET's knowledge, PARENT's use of the Intellectual Property Rights which are material to the conduct of the business of TARGET and its subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the intellectual property rights of any other person.

     (v) To the knowledge of TARGET, all of the Intellectual Property Rights are currently protectable. TARGET and its subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of TARGET Intellectual Property Rights.

     SECTION 2.10 Agreements, Contracts and Commitments. Except as set forth on Schedule 2.10 or in the exhibits to the TARGET SEC Reports filed and publicly available prior to the date of this Agreement, neither TARGET nor any of its subsidiaries is a party to nor is it or its assets bound by (a) any agreement, indenture, loan agreement, bond, note, mortgage or other instrument relating to the borrowing of money by TARGET or any of its subsidiaries or the guarantee by TARGET or any of its

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subsidiaries of any such obligation or (b) any other contract, commitment, obligation or agreement or amendment thereto that, in each of clauses (a) and
(b), (i) should be or should have been filed as an exhibit to a Form 10-K filed or to be filed by TARGET with the SEC, (ii) places any material restrictions on the right of TARGET or any of its subsidiaries to engage in any business activity currently conducted, or (iii) is otherwise material to the financial condition, results of operations, business assets or properties of TARGET and its subsidiaries (collectively, "TARGET Material Contracts"). Neither TARGET nor any of its subsidiaries is in breach or violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a breach or violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for breaches, violations or defaults that are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on TARGET. Except as set forth on Schedule 2.10, neither TARGET nor any of its subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of TARGET's or its subsidiaries' products or services.

     SECTION 2.11 Governmental Authorization. Each of TARGET and its subsidiaries holds all permits, licenses, variances, exemptions, certificates, franchise, filings, authorizations, notices, orders and approvals of all Governmental Entities which are necessary for it to own, lease or operate their assets or properties and to carry on the operation of its business as currently conducted ("TARGET Permits") except where the absence of such TARGET Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TARGET. Neither TARGET nor any of its subsidiaries is in violation of the terms of TARGET Permits, except for defaults or violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TARGET. The businesses of TARGET and its subsidiaries are not being conducted in violation of any law, ordinance, statute, rule, judgment, order, decree or regulation of any Governmental Entity, except for violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TARGET. No material investigation or review by any Governmental Entity with respect to TARGET or any of its subsidiaries is pending or, to the knowledge of TARGET, threatened. Neither TARGET nor any of its subsidiaries has received any written communication during the past three years that alleges that TARGET or any of its subsidiaries is not in compliance in any material respect with any law, ordinance, statute, rule, judgment, order, decree or regulation of any Government Entity. The Merger will not cause the revocation or cancellation of any material TARGET Permit.

     SECTION 2.12 Litigation. Except as disclosed on Schedule 2.12 or in TARGET SEC Reports publicly available and filed prior to the date of this Agreement, there are no suits, actions, arbitrations, demands, claims or proceedings pending, or, to the knowledge of TARGET, threatened against TARGET or any of its subsidiaries or any of their respective directors, officers or employees in their capacities as such or any properties or rights of TARGET or its subsidiaries (collectively, "TARGET Legal Proceedings") or any material judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TARGET or any of its subsidiaries, or to the knowledge of TARGET, investigation by any Governmental Entity involving TARGET or any of its subsidiaries.

     SECTION 2.13 Insurance. TARGET and each of its subsidiaries maintains in full force and effect insurance on its assets and its business and operations against loss or damage, risks, hazards and liabilities, in the amounts indicated on Schedule 2.13. Schedule 2.13 also includes, to Target's knowledge, all loss experiences of TARGET relating to (i) all product liability claims, (ii) all individual loss experiences in excess of $10,000, and (iii) all loss experiences by category in excess of $50,000, in each case, since January 1, 1995.

     SECTION 2.14  ERISA Compliance; Excess Parachute Payments.

     (a) Schedule 2.14(a) contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (sometimes referred to herein as "TARGET Pension Plans"), "employee welfare benefit plans" (as

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defined in Section 3(1) of ERISA) and any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding), or any employment, consulting, indemnification, severance or termination agreement or arrangement, that is maintained, or contributed to, by TARGET or any of its subsidiaries or any other person or entity that, together with TARGET, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity"), or to which TARGET or any of its subsidiaries or other Commonly Controlled Entity is a party, for the benefit of any current or former employees, officers or directors of TARGET or any of its subsidiaries (collectively with the employee pension benefit plans and the employee welfare benefit plans, "TARGET Benefit Plans"). TARGET has delivered to PARENT true, complete and correct copies of (i) each TARGET Benefit Plan (or, in the case of any unwritten TARGET Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each TARGET Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each TARGET Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any TARGET Benefit Plan. Each TARGET Benefit Plan has been administered in all material respects in accordance with its terms. TARGET and all the TARGET Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

     (b) All TARGET Pension Plans intended to be tax-qualified have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), to the effect that such TARGET Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of TARGET, has revocation been threatened, nor have any such TARGET Pension Plans been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. All TARGET Pension Plans required to have been approved by any foreign Governmental Entity have been so approved and no such approval has been revoked nor, to the knowledge of TARGET, has revocation been threatened, nor has any event occurred since the date of its most recent approval or application therefor that is reasonably likely to materially affect its approval or materially increase its cost. There is no material pending or, to the knowledge of TARGET, threatened litigation relating to TARGET Benefit Plans.

     (c) No TARGET Pension Plan, other than any TARGET Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "TARGET Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such TARGET Pension Plan, any "unfunded benefit liabilities" (as such term is defined in Section 4001(1)(18) of ERISA), based on actuarial assumptions that have been furnished to PARENT, there has been no material adverse change in the financial condition of any TARGET Pension Plan since its last such annual valuation date. Neither the Company nor any Commonly Controlled Entity has (1) maintained, contributed or been obligated to contribute to any TARGET Benefit Plan that is subject to Title IV of ERISA or
(2) has any unsatisfied liability under Title IV of ERISA. None of TARGET, any of its subsidiaries, any officer of TARGET or any of its subsidiaries or any of TARGET Benefit Plans which are subject to ERISA, including TARGET Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject TARGET, any of its subsidiaries or any officer of TARGET or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such TARGET Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any TARGET Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby. All material contributions

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and premiums required to be made under the terms of any TARGET Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the TARGET SEC Reports. Neither any TARGET Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (d) With respect to any TARGET Benefit Plan that is an employee welfare benefit plan, (i) no such TARGET Benefit Plan is unfunded or funded through a "welfare benefit fund" (as such term is defined in Section 419(e) of the Code),
(ii) each such TARGET Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code and (iii) there are no understandings, agreements or undertakings, written or oral, that is reasonably likely to prevent each such TARGET Benefit Plan (including any such Plan covering retirees or other former employees) from being amended or terminated without material liability to TARGET and its subsidiaries on or at any time after the Effective Time. Neither TARGET nor any of its subsidiaries has any obligations for retiree health and life benefits under any TARGET Benefit Plan.

     (e) Except as disclosed on Schedule 2.14(e), the consummation of the Merger or any of the transactions contemplated hereby will not (x) entitled any employee, officer or director of TARGET or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of TARGET Benefit Plans or (z) result in any breach or violation of, or a default under, any of TARGET Benefit Plans.

     (f) The consummation of the Merger or any of the transactions contemplated hereby (including as a result of termination of employment prior to or following the Effective Time) will not result in any of PARENT, TARGET or the Surviving Corporation being obligated to make a payment or provide a benefit to any employee, officer or director of TARGET or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) that is reasonably likely to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from TARGET or any of its subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. The Board of Directors of TARGET has not granted to any officer, director or employee of TARGET or any of its subsidiaries any right to receive any Parachute Gross-Up Payment. Schedule 2.14(f) sets forth the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each disqualified individual whose TARGET Stock Options will vest pursuant to their terms in connection with this Agreement or the Merger.

     (g) Schedule 2.14(g) lists all TARGET Stock Options outstanding as of the date hereof, showing for each such TARGET Stock Option: (1) the number of shares of TARGET Common Stock issuable; (2) the number of vested shares; (3) the date of expiration and (4) the exercise price.

     SECTION 2.15 Registration Statements; Proxy Statements/Prospectus. The information supplied by TARGET for inclusion in the Registration Statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of PARENT Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements thereto, the "Registration Statement"), shall not at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by TARGET for inclusion in the proxy statement/prospectus to be sent to the stockholders of TARGET in connection with the meeting of TARGET stockholders to consider the Merger (the "TARGET Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to TARGET stockholders, at the time of the TARGET Stockholders' Meeting or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in

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order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to TARGET or any of its affiliates, officers or directors should be discovered by TARGET which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, TARGET shall promptly inform PARENT. Notwithstanding the foregoing, TARGET makes no representation or warranty with respect to any information supplied by PARENT or SUB which is contained in any of the foregoing documents.

     SECTION 2.16 Fairness Opinion. The Board of Directors of TARGET has received a written opinion from Deutsche Bank Securities, Inc. ("Deutsche Banc Alex. Brown"), dated the date hereof and in customary form, that the Exchange Ratio is fair to holders of TARGET Common Stock from a financial point of view, a signed copy of which opinion will promptly be delivered to PARENT. The amounts payable to Deutsche Bank Alex. Brown and to any other advisors (including attorneys and accountants) of TARGET in connection with this Agreement, the Merger and the other transactions contemplated hereby will not exceed the amounts set forth on Schedule 2.16.

     SECTION 2.17 Brokers' and Finders' Fees. Neither TARGET nor any of its subsidiaries has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Option Agreement or any transaction contemplated hereby or thereby, except for a fee due to Deutsche Banc Alex. Brown at the Effective Time whose fees and expenses will be paid by TARGET in accordance with TARGET's agreement with such firm.

     SECTION 2.18 Environmental Matters. Except as disclosed in TARGET SEC Reports or as set forth on Schedule 2.18, TARGET and each of its subsidiaries
(i) have obtained all material applicable permits, licenses and other authorization which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Hazardous Materials") into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively "Environmental Laws") by TARGET or its subsidiaries, except where failure to obtain such applicable permits, licenses and other authorization is not reasonably likely to have a Material Adverse Effect on TARGET; (ii) are in compliance with all material terms and conditions of such required permits, licenses and authorizations under Environmental Laws, and also are in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except where failure to comply with such applicable terms and conditions is not reasonably likely to have a Material Adverse Effect on TARGET; and (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan (including any releases or discharges of Hazardous Materials) which could interfere with or prevent continued compliance with or which could give rise to any claim, action, suit or proceeding, based on status as an owner or operator of real property or resulting from TARGET's or any of its subsidiary's manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Material.

     SECTION 2.19 Year 2000 Compliance. The computer software operated by TARGET and its subsidiaries which is material to the conduct of the business of TARGET and its subsidiaries is Year 2000 Compliant (as defined below). As used herein, "Year 2000 Compliant" means that neither the performance nor functionality of the operating systems for the computers used by TARGET and its subsidiaries for all software applications that run on such computers is affected by dates prior to, during, spanning or after January 1, 2000 and shall include (a) accurately processing (including calculating, comparing and sequencing) date and time data from, into and between the years 1999 and 2000 and leap year calculations, (b) functioning without error interruption or decreased performance relating to such date

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and time date, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data, (d) accurate date and time data century recognition, (e) calculations that accurately use the same century and multi-century formulae and date and time values, (f) date and time interface values which reflect the correct century and (g) processing, storing, receiving and outputting all date and time date in a format that accurately indicates the century of the date and time data.

     SECTION 2.20 Rights Plan. The TARGET Board has taken all actions necessary to ensure that (i) the Rights Plan will be inapplicable to PARENT and its subsidiaries and that neither PARENT nor SUB will become an "Acquiring Person" in connection with the execution or delivery of this Agreement, the Option Agreement or the Stockholders Agreement, and (ii) the consummation of the transactions contemplated hereby or thereby will not trigger or otherwise affect any rights or obligations under the Rights Plan, including causing the occurrence of a "Distribution Date" or a "Stock Acquisition Date", as such terms are defined in the Rights Plan.

     SECTION 2.21 Board Approval. The TARGET Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Board Approval"), has duly (i) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of TARGET's stockholders, (ii) adopted and approved this Agreement, the Stockholders Agreement and the Option Agreement and the transactions contemplated hereby and thereby and (iii) recommended that the stockholders of TARGET adopt and approve this Agreement. The Board Approval constitutes approval of this Agreement, the Stockholders Agreement, the Option Agreement and the Merger for purposes of Chapter 110F of the MGL and represents all the action necessary to ensure that such Chapter 110F does not apply to PARENT or any of its affiliates in connection with the Merger and the other transactions contemplated by this Agreement(including the Option Agreement and the Stockholders Agreement and the transactions contemplated thereby). No other state takeover statute or similar statute or regulation applies to this Agreement, the Option Agreement, the Stockholders Agreement or the transactions contemplated hereby and thereby.

     SECTION 2.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of TARGET Common Stock entitled to vote (the "Required Stockholder Approval") is the only vote or approval of the holders of any class or series of TARGET capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     PARENT and SUB represent and warrant to TARGET as follows:

     SECTION 3.01 Organization and Qualification. Each of PARENT and SUB is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all the requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it or the ownership or leasing of its properties or assets, except to the extent that the failure to be so qualified and in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on PARENT. In this Agreement, the term "Material Adverse Effect" used in reference to PARENT or any of its subsidiaries means any event, change or effect, individually or in the aggregate, that is or is reasonably likely to become materially adverse to the financial condition, assets, liabilities, results of operations or business of PARENT and its subsidiaries, taken as a whole, other than any event, change or effect relating principally to (i) decreases in the market price of PARENT Common Stock, (ii) changes resulting from changes in general economic conditions, (iii) changes in the industry in which PARENT operates (including legal and regulatory changes) and not specifically relating to PARENT or (iv) changes that are a direct result of the announcement or pending

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status of the Merger (including, without limitation, any reduction or termination of orders received by PARENT employees, distributors or resellers or the cessation of employment by PARENT employees or termination of PARENT distributors).

     SECTION 3.02  Authority; No Conflicts.

     (a) PARENT and SUB have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Option Agreement. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PARENT and SUB. This Agreement and the Option Agreement have been duly executed and delivered by PARENT and SUB and constitute the legal, valid and binding obligations of PARENT and SUB, enforceable against each of them in accordance with its terms.

     (b) The execution and delivery of this Agreement and the Option Agreement by PARENT and SUB do not, and the consummation of the Merger and other transactions contemplated hereby and by the Option Agreement will not, conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights of entitlement of any person under, or result in the creation of any Lien on any asset or property of PARENT or SUB under (i) any provision of the Restated Certificate of Incorporation or By-Laws of PARENT or the Articles or Organization or By-Laws of SUB, or (ii) any loan or credit agreement, mortgage, bond, note, indenture, lease, contract, benefit plan or other agreement, obligation or instrument to which PARENT or SUB or the assets or properties of PARENT or SUB is bound, except for any such conflict, breach, violation, default, right, creation, loss, increased additional, accelerated rights, entitlements or Liens which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PARENT, or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PARENT, SUB or their respective properties or assets, except for any such conflict, violation, default, right or loss which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PARENT.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with any respect to PARENT or SUB in connection with the execution and delivery of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby and thereby, except (i) in connection, or in compliance, with the provisions of the HSR Act, Securities Act and the Exchange Act and state securities or "blue sky" laws; (ii) the filing of the articles of merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which TARGET is qualified to do business; (iii) in compliance with applicable requirements, if any, of NYSE or the Nasdaq National Market System; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PARENT or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

     SECTION 3.03  SEC Filings; PARENT Financial Statements.

     (a) PARENT has timely filed all forms, reports and documents required to be filed with the SEC since December 31, 1998. All such required forms, reports and documents are referred to herein as the "PARENT SEC Reports". As of their respective dates, PARENT SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TARGET SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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     SECTION 3.04  Taxes.  Neither PARENT nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.05 Registration Statements; Proxy Statements/Prospectus. The information supplied by PARENT or SUB for inclusion in the Registration Statement shall not, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by PARENT and SUB for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of TARGET Stockholders' Meeting or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (with respect to information relating to PARENT or SUB) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to PARENT, SUB or any of their respective affiliates, officers or directors should be discovered by PARENT or SUB which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, PARENT or SUB will promptly inform TARGET. Notwithstanding the foregoing, PARENT and SUB make no representation or warranty with respect to any information supplied by TARGET which is contained in any of the foregoing documents.

     SECTION 3.06 Brokers' and Finders' Fees. Neither PARENT nor SUB has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     SECTION 3.07 Operation of SUB. SUB is a direct, wholly-owned subsidiary of PARENT, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.01 Conduct of Business by TARGET Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless PARENT shall otherwise agree in writing, TARGET shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in the ordinary course of business and in a manner consistent with past practice, and in material compliance with all applicable laws and regulations and use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, TARGET shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time do, or propose to do, any of the following without the prior written consent of PARENT:

          (a) amend or otherwise change its articles of organization or similar documents or By-Laws, except as contemplated by Section 5.14 with respect to TARGET's Rights Plan.

          (b) issue, sell, pledge, dispose of or encumber or grant any Lien on, or authorize the issuance, sale, pledge, disposition or encumbrance of or granting of any Lien on, any shares of the capital stock of any class or other voting securities of TARGET or any of its subsidiaries (other than the sale or issuance of TARGET Common Stock upon the exercise of Options granted under TARGET Stock Option Plans that are outstanding on the date hereof or pursuant to the rights granted under the Stock Purchase Plan that are outstanding prior to the termination of the Offering Period in accordance with Section 5.06 hereof or pursuant to the Option Agreement) or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest, stock appreciation rights or stock based performance units) or other voting securities or exchangeable or convertible securities of TARGET or any of its subsidiaries;

          (c) sell, lease, pledge, license, dispose of or encumber or subject to any Lien any of its assets or properties or any assets or properties of its subsidiaries, except as disclosed on Schedule 4.01(c) or for (i) sales of products and services in the ordinary course of business consistent with past practice or (ii) dispositions of obsolete or worthless assets;

          (d) except as is contemplated by Section 5.05 and Section 5.06, alter the price or accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options (or restricted stock) granted under TARGET Benefit Plans (including TARGET Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of TARGET may declare and pay a dividend to TARGET, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any TARGET Intellectual Property Rights or amend or modify in any manner any existing agreements with respect to any TARGET Intellectual Property Rights, other than nonexclusive licenses in the ordinary course of business consistent with past practice or amendments or modifications that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on TARGET.

          (g) (i) acquire or agree to acquire (by merger, consolidation, or acquisition of stock or assets or in any other manner) any corporation, partnership or other business organization or division thereof; (ii) except as set forth on Schedule 4.01(g), create or incur any indebtedness for borrowed money or issue any debt securities or warrants or other rights to acquire any debt securities, assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person;
     (iii) enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing; (iv) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in any direct or indirect wholly owned subsidiary of TARGET; (iv) enter into, amend, terminate or modify any TARGET Material Contract; (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
     Section 4.01; (vi) enter into any new material line of business; (vii) acquire or agree to acquire any assets which are material, individually or in the aggregate, to TARGET and its subsidiaries; or (viii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed to during any applicable period, are not in excess of (i) the respective amounts by category or in the aggregate set forth in TARGET's 1999 capital expenditure budget previously provided to PARENT and (ii) $50,000 in any month commencing January 1, 2000;

          (h) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving TARGET or its subsidiaries, and one or more of its current or former directors, officers or employees, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus

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

     to, any current or former officer, director of employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice or existing written agreements), (C) pay any benefit or amount not required under any Benefit Plan or any other benefit plan or arrangement of TARGET or its subsidiaries as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) grant any equity awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), except pursuant to TARGET Stock Option Plans, (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

          (i) take any action to change accounting policies, methods, practices or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

          (j) make any material Tax election or settle or compromise any material Federal, state, or local Tax liability or agree to an extension of a statute of limitations;

          (k) (i) pay, discharge, settle or satisfy any claims, liabilities, litigation or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of TARGET or incurred in the ordinary course of business and consistent with past practice (ii) waive, release, grant or transfer any rights of material value or (iii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, standstill or similar agreement to which TARGET or any subsidiary of TARGET is a party or of which TARGET or any subsidiary of TARGET is a beneficiary; or

          (l) take any action which (i) would make or is reasonably likely to result in (x) any of the representations or warranties of TARGET contained in this Agreement or the Option Agreement qualified as to materiality becoming untrue, (y) any representations or warranties that are not so qualified becoming untrue in any material respect or (z) any conditions to the Merger set forth in Article 6 not being satisfied, or (ii) cause TARGET not to perform in all material respects its covenants hereunder.

          (m) enter into any contracts, agreements, arrangements or understandings relating to distribution, sale or marketing by third parties of TARGET's or its subsidiaries' products or products licensed by TARGET or its subsidiaries;

          (n) authorize any of, or commit, resolve or agree to take any of, the actions prohibited by paragraphs (a) through (m) of this Section 4.01.

     SECTION 4.02  Certain Tax Matters.

     From the date hereof until the Effective Time, (i) TARGET and each of its subsidiaries will file all material Tax Returns ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) TARGET and each of its subsidiaries will timely pay all material Taxes due and payable as reflected on such Post-Signing Returns that are so filed; (iii) TARGET and each of its subsidiaries will make provision for all material Taxes payable by TARGET or such subsidiary for a period that ends before or includes to the Effective Time for which no Post-Signing Return is due prior to the Effective Time; and (iv) TARGET will promptly notify PARENT of any action, suit, proceeding, claim or audit pending against or with respect to TARGET or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision which is reasonably likely to have a Material Adverse Effect on TARGET's Tax liabilities or Tax attributes.

     SECTION 4.03  No Solicitation by TARGET.

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, TARGET shall not, and shall not authorize or permit any of its subsidiaries or any of its or their officers, directors, employees, representatives or agents or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by it or its subsidiaries, to directly or indirectly (i) solicit, encourage or initiate the submission of any proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) negotiate, approve or recommend any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (iii) furnish to any person any information with respect to, or take any other action knowingly to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that if at any time after the date hereof and ending on the date the Required Stockholder Approval is obtained (the "Applicable Period"), to the extent required by the fiduciary obligations of the TARGET Board, determined in good faith and after consultation with outside counsel, TARGET and its representatives may in response to a Superior Proposal (as defined below) which did not otherwise result from a breach of this Section 4.03(a), and subject to TARGET providing prior written notice to PARENT of its decision to take such action and complying with Section 4.03(d), (A) furnish information with respect to TARGET to the person making such Superior Proposal pursuant to a customary confidentiality agreement and (B) participate in discussions with such person regarding such Superior Proposal.

     (b) For purposes of this Agreement, the term "Acquisition Proposal" means any inquiry, proposal or offer (other than this Agreement or any other inquiry, proposal or offer made by PARENT or SUB) from any person relating to a merger, consolidation, dissolution, liquidation, joint venture, sale of a substantial portion of assets, recapitalization or other business combination, business alliance or similar transaction involving TARGET or any of its subsidiaries, or the issuance by TARGET, or any of its subsidiaries of 20% or more of any class of equity securities as consideration for the assets or securities of another person, or any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the assets of TARGET and its subsidiaries, taken as a whole, or any class of equity securities of TARGET or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of TARGET or any of its subsidiaries, or any other transaction the consummation of which would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated hereby; and as used herein, the term "Superior Proposal" means (i) any offer or proposal made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party owning, directly or indirectly, 50% of the voting interests or equity interests in TARGET then outstanding or 50% or more of the assets of TARGET and its subsidiaries, taken together (including through a merger of such third party and TARGET), or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, sale of a substantial portion of assets, recapitalization or other business combination, business alliance or similar transaction involving TARGET or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (ii) otherwise on terms which the TARGET Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the person making the proposal and the legal, financial, regulatory and other aspects of the proposal,
(x) would be more favorable than the Merger to TARGET's stockholders, and (y) is reasonably capable of being completed.

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

     (c) None of TARGET, any of its subsidiaries, the TARGET Board or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PARENT or SUB, the approval or recommendation by the TARGET Board or any committee thereof of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Acquisition Proposal (each an "Acquisition Agreement") or propose or agree to do any of the foregoing. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which did not result from a breach of Section 4.03(a), to the extent required by the fiduciary obligations of the TARGET Board, determined in good faith and after consultation with outside counsel, the TARGET Board may, after complying with Section 4.03(d), (x) modify or propose to modify, in a manner adverse to PARENT and SUB, the approval or recommendation of the Merger or this Agreement by the TARGET Board and/or (y) terminate this Agreement (and concurrently with such termination cause TARGET to enter into any Acquisition Agreement with respect to any Superior Proposal), but in the case of clause (y), only at a time that is during the Applicable Period and is after the fourth business day (or the second calendar day in the case of an amendment to a Superior Proposal) following PARENT's receipt of written notice advising it that the TARGET Board is prepared to accept a Superior Proposal (or any amendment thereto), specifying the material terms and conditions of such Superior Proposal (or any amendment thereto) and identifying the person making such Superior Proposal (or any amendment thereto).

     (d) TARGET shall promptly (and in any event within 24 hours) notify PARENT after receipt of any Acquisition Proposal or any inquiry with respect to or that is reasonably likely to lead to any Acquisition Proposal or any request for information relating to TARGET or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of TARGET or any of its subsidiaries by any person in connection with an Acquisition Proposal. TARGET shall inform PARENT of the identity of the person making any such Acquisition Proposal, request or inquiry, and, in each case, the terms and conditions and status and details thereof (including amendments or a proposed amendment).

     (e) TARGET shall immediately cease any existing discussions or negotiations with any parties (other than with PARENT and SUB) conducted heretofore with respect to any Acquisition Proposal.

     (f) Nothing contained in this Section 4.03 shall prohibit TARGET from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to TARGET's stockholders if, in the good faith judgment of the TARGET Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to
Section 4.03(c), neither TARGET nor TARGET's Board nor any committee thereof shall withdraw, or propose to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the date of this Agreement, PARENT and TARGET shall prepare and file with the SEC the Proxy Statement and other proxy materials related thereto and PARENT shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. TARGET and PARENT shall cause the Registration Statement and the Proxy Statement to comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of TARGET and PARENT shall use reasonable efforts to have or cause the Registration Statement to become effective (including clearing the Proxy Statement with the SEC) as promptly as practicable after such filing, and shall take all actions required under any applicable federal or state securities laws (other

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than, in the case of PARENT, qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) in connection with the issuance of shares of PARENT Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of TARGET and PARENT agrees to use all reasonable efforts, after consulting with the other party, to respond promptly to any comments made by the SEC with respect to the Proxy Statement (including each preliminary version thereof) and the Registration Statement (including each amendment and supplement thereto). Each of TARGET and PARENT shall, and shall cause its respective representatives to, fully cooperate with the other party and its respective representatives in the preparation of the Proxy Statement and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation, filing, and distribution of the Proxy Statement and the Registration Statement. Subject to Section 4.03(c), the Proxy Statement shall include the determination and recommendation of the Board of Directors of TARGET that its respective stockholders vote in favor of the approval and adoption of this Agreement and the Merger. As promptly as practicable after the Registration Statement shall have become effective, TARGET shall cause the Proxy Statement to be mailed to its respective stockholders. Thereafter, TARGET and PARENT shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, and TARGET and PARENT shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Proxy Statement or the Registration Statement or requests for additional information, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings. No filing of, or amendment or supplement to, the Registration Statement will be made by PARENT, or the Proxy Statement by TARGET, without providing the other party the opportunity to review and comment thereon. If at any time prior to the Effective Time any information relation to TARGET or PARENT, or any of their respective affiliates, officers or directors, should be discovered by TARGET or PARENT which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of TARGET.

     SECTION 5.02 Stockholders Meeting. TARGET shall establish a record date, duly call, give notice of, convene and hold the TARGET Stockholders' Meeting as promptly as practicable to obtain the Required Stockholder Approval, and TARGET shall use reasonable efforts to hold the TARGET Stockholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to Section 4.03(c), TARGET will, through the TARGET Board, recommend to its stockholders adoption of this Agreement. TARGET shall use reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and take all other action necessary or advisable to secure the vote or consent of stockholders required by the MGL to obtain such approvals.

     SECTION 5.03 Access to Information; Confidentiality. Upon reasonable notice TARGET shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of PARENT, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, TARGET shall (and shall cause its subsidiaries to) furnish promptly to PARENT all information concerning its business, properties and personnel as PARENT may reasonably request, (including allowing PARENT to perform a Phase I Environmental study prior to the Closing Date) and TARGET shall make available to PARENT the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as PARENT may reasonably request. PARENT shall keep such information confidential in accordance with the terms of the Confidentiality Agreement dated July 26,

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1999 between PARENT and TARGET. TARGET shall enforce and take all reasonably necessary actions to enforce any confidentiality, standstill or other similar agreement to which it is a party.

     SECTION 5.04 Consents; Approvals. TARGET and PARENT shall each use reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and TARGET and PARENT shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement, the Option Agreement and the Stockholders Agreement by TARGET and PARENT and the consummation by them of the transactions contemplated hereby. TARGET and PARENT shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, TARGET and the TARGET Board shall (1) take all action necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, and (2) if any other state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, TARGET shall take all reasonable action to ensure that the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Option Agreement and the Stockholders Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby. Nothing in this Agreement shall be deemed to require PARENT to agree to, or proffer to, divest or hold separate any assets or any portion of any business of PARENT, TARGET or any of their respective subsidiaries.

     SECTION 5.05  Stock Options.

     (a) TARGET shall take all actions necessary to provide that, effective as of the date hereof, no further options to purchase TARGET Common Stock, whether vested or unvested (each a "TARGET Stock Option"), may be granted under TARGET's 1992 Option Plan, the Director Plan and Omnibus Plan (collectively, "TARGET Option Plans").

     (b) Prior to the Effective Time, TARGET shall take all actions necessary to provide that all discretionary limitations imposed with respect to the exercise of any TARGET Stock Option be waived immediately prior to the Effective Time so that all such TARGET Stock Options shall be exercisable in full.

     (c) As of the Effective Time, each TARGET Stock Option shall be deemed to constitute a fully vested option to acquire, on the same terms and conditions as were applicable under such TARGET Stock Option immediately prior to the Effective Time, the whole number (disregarding any fractional shares) of PARENT Common Stock as the holder of such TARGET Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share (rounded up to the nearest cent) equal to (x) the aggregate exercise price for TARGET Common Stock otherwise purchasable pursuant to such TARGET Stock Option, divided by (y) the number of full shares of PARENT Common Stock deemed purchasable pursuant to such TARGET Stock Option in accordance with the foregoing; provided, that references in any TARGET Stock Option to TARGET, the board of directors of TARGET or any committee thereof, and any TARGET Stock Option Plan shall, commencing at the Effective Time, unless inconsistent with the context, be to PARENT, the board of directors of PARENT or a committee thereof. The adjustments provided in this
Section 5.05(c) with respect to TARGET Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. At or prior to the Effective Time, TARGET shall make all necessary arrangements with respect to TARGET Stock Option Plans to permit the assumption of any unexercised TARGET Stock

Options by PARENT pursuant to this Section 5.05(c). Except as otherwise expressly provided in this Section 5.05 and to the extent required under the respective terms of TARGET Stock Options, all restrictions or limitations on transfer with respect to TARGET Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by PARENT as set forth above.

     (d) As soon as practicable after the Effective Time, PARENT shall deliver to each holder of an outstanding TARGET Stock Option an appropriate notice setting forth such holder's rights pursuant to the respective TARGET Stock Option Plans and the agreement evidencing the grant of such TARGET Stock Option and that such TARGET Stock Option shall be assumed by PARENT and continue in effect on the same terms and conditions subject to the adjustments required by this Section 5.05 after giving effect to the Merger. PARENT shall comply with the terms of all such TARGET Stock Options and ensure, to the extent required by, and subject to the provisions of, any such TARGET Stock Option Plan that TARGET Stock Options which qualified for special tax treatment immediately prior to the Effective Time (after giving effect to the acceleration of vesting contemplated by Section 5.05(b)), continue to so qualify after the Effective Time. PARENT shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PARENT Common Stock for delivery pursuant to the terms set forth in this Section 5.05.

     (e) PARENT shall use reasonable efforts after the Effective Time to maintain the effectiveness of a registration statement under the Securities Act with respect to the issuance by PARENT of shares of PARENT Common Stock which may be issued pursuant to TARGET Stock Options as provided for above in this
Section 5.05.

     SECTION 5.06 TARGET Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the TARGET Board (or, if appropriate, any committee administering the TARGET 1996 Employee Stock Purchase Plan (the "1996 ESPP")) shall take or cause to be taken such actions as may be necessary to provide that the 1996 ESPP shall terminate as of December 31, 1999 and in connection therewith there shall be no Offering Periods that extend past such date and payroll deductions shall cease under the 1996 ESPP as of such date.

     SECTION 5.07 Notification of Certain Matters. TARGET shall give prompt notice to PARENT, and PARENT shall give prompt notice to TARGET, of (i) the occurrence or non-occurrence of any event which is reasonably likely to cause any representation or warranty made by the respective parties in this Agreement or the Option Agreement which is qualified as to materiality to be untrue or inaccurate in any respect or any representation or warranty not so qualified to be untrue or inaccurate in any material respect, and (ii) any failure of TARGET or PARENT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or pursuant to the Option Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.07 shall not limit or otherwise affect the remedies available hereunder or under the Option Agreement to the party receiving such notice.

     SECTION 5.08 Further Action; Tax Treatment. Upon the terms and subject to the conditions hereof (including, without limitation, the last sentence of Section 5.04), each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Both PARENT and TARGET shall each use reasonable efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.09 Public Announcements. PARENT and TARGET shall consult with each other before issuing any press release or other public statement with respect to the Merger, this Agreement, the Option Agreement, or the Stockholders Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with the other party.

     SECTION 5.10 Listing of Common Stock. PARENT shall use reasonable efforts to cause the shares of PARENT Common Stock to be issued in the Merger to be approved for quotation on the NYSE prior to the Effective Time. TARGET shall use its reasonable efforts to cause the shares of TARGET Common Stock to be issued pursuant to the Option Agreement to be approved for quotation on the Nasdaq National Market System as promptly as practicable after the date hereof, and in any event prior to the earlier of (x) the Closing Date or (y) termination of this Agreement under circumstances where the Option issued pursuant to the Option Agreement is or may become exercisable by PARENT.

     SECTION 5.11 Accountant's Comfort Letters. TARGET and PARENT shall each use reasonable efforts to cause PricewaterhouseCoopers to deliver to PARENT or TARGET, as the case may be, a letter covering such matters as may be requested by PARENT or TARGET, in form and substance reasonably satisfactory to PARENT with respect to such matters as are customarily addressed in certified public accountant's "comfort" letters with respect to a registration statement on Form S-4.

     SECTION 5.12  Indemnification; Directors' and Officers' Insurance.

     (a) All rights to indemnification now existing in favor of the present or former directors or officers of TARGET or any of its subsidiaries as provided in TARGET's Articles of Organization and By-Laws or any indemnification agreement such directors or officers and TARGET (in each case as in effect as of the date hereof) shall, with respect to matters occurring prior to the Effective Time, be assumed by the Surviving Corporation, without further action, and shall survive the Merger and continue in full force and effect in accordance with their terms.

     (b) In the event that the Surviving Corporation or any of its successors or assigns, (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, PARENT shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.12. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, PARENT will either guarantee the indemnification obligations referred to in Section 5.12(a) or take such other action to insure that the ability of the Surviving Corporation, legal and financial, to satisfy such indemnification obligations will not be diminished in any material respect.

     (c) Until the fifth anniversary of the Effective Time, PARENT shall maintain in effect with respect to matters occurring prior to the Effective Time, the policy of directors' and officers' liability insurance currently maintained by TARGET on behalf of its officers and directors and those of its subsidiaries (a copy of which has been heretofore delivered to PARENT), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that PARENT may substitute therefor policies of PARENT containing terms with respect to coverage and amount no less favorable to such directors and officers.

     Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.12 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each present and former director and officer of TARGET.

     SECTION 5.13 Rights Agreement. The Board of Directors of TARGET shall take all necessary action with respect to the Rights Agreement so that none of the execution, delivery or performance of this Agreement, the exchange of shares of TARGET Common Stock of shares of PARENT Common Stock in accordance with the terms of this Agreement, the Option Agreement, the Stockholders Agreement, or the transactions contemplated hereby or thereby will cause PARENT or SUB to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or give rise to the application of Section 13 of the Rights Agreement or cause the occurrence of a "Distribution Date" or a "Stock Acquisition Date", as such terms are defined in the Rights Plan. The TARGET Board shall take all further action requested in writing by PARENT in order to render the Rights inapplicable to this Agreement, the Option Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby, except TARGET shall not be obligated to terminate the Rights Plan or redeem the Rights prior to the Effective Time. Except as requested in writing by PARENT, the TARGET Board shall not (i) amend TARGET's Rights Plan or (ii) take any action with respect to, or make any determination under, TARGET's Rights Plan (including a redemption of the Rights) including any action to facilitate an Acquisition Proposal; provided that any such action may be taken simultaneously with entering into an agreement pursuant to Section 4.03(c).

     SECTION 5.14 Affiliate Agreements. As soon as practicable after the date hereof, TARGET shall deliver to PARENT a letter (the "Affiliate Letter") identifying all persons who are, or may be deemed to be, at the time of the TARGET Stockholders' Meeting, "affiliates" of TARGET for purposes of Rule 145 under the Securities Act. TARGET shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to PARENT, prior to the Effective Time, a written agreement relating thereto (an "Affiliate Agreement") in form reasonably satisfactory to PARENT.

     SECTION 5.15 HSR Act Filings. To the extent required in connection with the transactions contemplated by this Agreement, each of PARENT and TARGET shall promptly make or cause to be made any and all required filings under the HSR Act and will request early termination of the waiting period required under the HSR Act. The parties agree to cooperate and promptly respond to any inquiries or investigations initiated by the Federal Trade Commission or the Department of Justice in connection with any such filings.

     SECTION 5.16 Stockholder Litigation. TARGET shall give PARENT the reasonable opportunity to participate in the defense of any stockholder litigation arising in connection with the transactions contemplated hereby or arising out of this Agreement, the Option Agreement, or the Stockholders Agreement against TARGET and its directors.

     SECTION 5.17  Employee Matters.

     (a) For a period of not less than one year after the Effective Time, employees of TARGET and its subsidiaries who continue their employment after the Effective Time will be provided base salary or hourly wage rates and employee benefits which are substantially comparable in the aggregate to those provided for such employees as of the date hereof. Neither the PARENT nor the Surviving Corporation will have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of TARGET and its subsidiaries providing for such issuance shall be disregarded in determining whether employee benefits are substantially comparable in the aggregate.

     (b) PARENT will cause the Surviving Corporation to recognize the service of each employee who continues employment through the Effective Time as if such service had been performed with PARENT for purposes of eligibility and vesting (but not benefit accrual) under PARENT's defined benefit pension plan if provided by the Surviving Corporation for the benefit of continuing employees and for purposes of eligibility for vacation under PARENT's vacation program if so provided and PARENT's severance plan, but not for purposes of any other Benefit Plan.

     (c) Nothing contained herein shall be construed as requiring PARENT or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.

          (b) Stockholder Approval. The Required Stockholder Approval shall have been obtained.

          (c) No Injunctions or Restraints; Illegality. No action has been taken, or any statute, rule, regulation or order enacted, entered or enforced or deemed applicable to the Merger, and no temporary restraining order or preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition (each, an "Injunction") (i) preventing the consummation of the Merger, (ii) making the consummation of the Merger illegal, or (iii) which otherwise is reasonably likely to have a Material Adverse Effect on TARGET or PARENT; nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending.

          (d) Tax Opinions. TARGET shall have received a written opinion of Choate, Hall & Stewart in form and substance reasonably satisfactory to TARGET to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon (and PARENT, SUB and TARGET shall make) customary representations substantially in the form attached hereto in Exhibit 6.01(d).

          (e) NYSE Listing. The shares of PARENT Common Stock issuable to TARGET's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) HSR Act. The waiting period (or any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

     SECTION 6.02 Additional Conditions to Obligation of PARENT and SUB. The obligation of PARENT and SUB to effect the Merger are also subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of TARGET contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of TARGET contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date. PARENT and SUB shall have received a certificate to such effect at the Closing signed by the President and Chief Financial Officer of TARGET.

          (b) Agreements and Covenants. TARGET shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by TARGET on or prior to the Effective Time, and PARENT and SUB shall have received a certificate to such effect signed by the President and Chief Financial Officer of TARGET.

          (c) No Governmental Litigation. There shall not be pending or imminently threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by PARENT or SUB of any shares of TARGET Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of TARGET Common Stock

     (or shares of common stock of the Surviving Corporation) by PARENT or SUB or seeking to obtain from TARGET, PARENT or SUB any damages that are material in relation to TARGET, (ii) seeking to prohibit or materially limit the ownership or operation by TARGET or its subsidiaries, PARENT or any of PARENT's subsidiaries of any material portion of business or of any assets of TARGET, PARENT or any of PARENT's subsidiaries, or to compel TARGET, PARENT or any of PARENT's subsidiaries to divest or hold separate any material portion of any business or of any assets of TARGET, PARENT or any of their respective subsidiaries, as a result of the Merger, or (iii) seeking to prohibit PARENT or any of its subsidiaries from effectively controlling in any material respect the business or operations of TARGET or its subsidiaries.

          (d) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by TARGET for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by TARGET.

          (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations, liabilities, assets, properties or financial condition of TARGET or any subsidiary of TARGET that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     SECTION 6.03 Additional Conditions to Obligation of TARGET. The obligation of TARGET to effect the Merger is also subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of PARENT and SUB contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of PARENT and SUB contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. PARENT and SUB shall have received a certificate to such effect at the Closing signed by the President and Chief Financial Officer of PARENT and SUB.

          (b) Agreements and Covenants. PARENT and SUB shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by PARENT or SUB on or prior to the Effective Time, and TARGET shall have received a certificate to such effect signed by the President and Chief Financial Officer of PARENT and SUB.

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by PARENT or SUB for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by PARENT and SUB.

     SECTION 6.04 Frustration of Closing Conditions. TARGET, PARENT and SUB, as the case may be, may not rely on the failure of any condition set forth in Sections 6.01, 6.02 or 6.03 to be satisfied if such party was the principal cause of the failure of such condition to be satisfied.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of TARGET:

          (a) by mutual written consent of PARENT, SUB and TARGET; or

          (b) by either PARENT or TARGET if the Merger shall not have been consummated by May 8, 2000 (the "Outside Date"), provided that the right to terminate this Agreement under this

     Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (c) by either PARENT or TARGET if an Injunction having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become a non-appealable final order, decree or ruling provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used reasonable efforts to prevent the entry of and to remove such Injunction; or

          (d) by either PARENT or TARGET, if, at the TARGET Stockholders' Meeting (including any adjournment or postponement thereof), the Required Stockholder Approval shall not have been obtained; or

          (e) (i) by PARENT if TARGET breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (y) cannot be or has not been cured within 30 days after the giving of written notice to TARGET of such breach or failure to perform or (ii) by TARGET if PARENT breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (2) cannot be or has not been cured within 30 days after the giving of written notice to PARENT of such breach or failure to perform; or

          (f) by PARENT, if (i) the TARGET Board or any committee thereof shall fail to recommend the Merger or shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to PARENT or shall have resolved to do any of the foregoing; (ii) after the receipt by TARGET of an Acquisition Proposal, PARENT requests in writing that the TARGET Board reconfirm its approval or recommendation of this Agreement or the Merger to the stockholders of TARGET and the TARGET Board fails to do so within 10 business days after its receipt of PARENT's request; (iii) the TARGET Board shall have approved or recommended to the stockholders of TARGET an Acquisition Transaction; or (iv) the TARGET Board approves or recommends that the stockholders of TARGET tender their shares of TARGET Common Stock into any tender or exchange offer that is an Acquisition Proposal or is related thereto.

          (g) by TARGET in accordance with the terms of Section 4.03(c); provided, however, that any termination pursuant to this Section 7.01(g) shall not be effective unless TARGET shall have fully complied with the provisions of Section 4.03 and paid TARGET Fee described in Section 7.03(b) and the expenses to be paid by it in accordance with Section 7.03(a).

     SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 7.03  Fees and Expenses.

     (a) Except as set forth in this Section 7.03, all fees and expenses, including all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to such Taxes) ("Transfer Taxes"), incurred in connection with this Agreement and the Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses provided, however, that PARENT and TARGET shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to Transfer Taxes.

     (b) TARGET shall pay PARENT a fee of $2,550,000 ("TARGET Fee"), (1) upon the termination of this Agreement pursuant to Sections 7.01(f) or 7.01(g) or (2) if (x) TARGET or PARENT shall terminate this Agreement pursuant to Sections 7.01(b) or 7.01(d), (y) prior to such termination an Acquisition Proposal shall have been made or any person shall have announced an intention to make an Acquisition Proposal and (z) within 12 months of such termination TARGET or its subsidiaries either consummates a transaction which, if proposed, would constitute an Acquisition Proposal or enters into an Acquisition Agreement with respect to such a transaction or the TARGET Board approves such a transaction.

     (c) The fees payable pursuant to Section 7.03(b) shall be paid promptly, but in no event later than the occurrence of the event giving rise to such fees. All payments under this Section 7.03 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

     (d) TARGET acknowledges that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated hereby, and that, without these agreements, PARENT would not enter into this Agreement. If TARGET fails promptly to pay any amounts due to PARENT pursuant to Section 7.03(a) or 7.03(b), and, in order to obtain such payment, PARENT commences a suit which results in a judgment against TARGET, TARGET shall pay to PARENT its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01 Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time or this Article 8. The Confidentiality Agreement shall survive termination of this Agreement as therein provided.

     SECTION 8.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

     (a) If to PARENT or SUB:

        c/o Ethicon, Inc.
        U.S. Route #22
        Somerville, New Jersey 08876
        Fax No. (908) 218-3492
        Attention: Howard Zauberman

        With copies to:

        Johnson & Johnson
        One Johnson & Johnson Plaza
        New Brunswick, New Jersey 08933
        Fax No. (732) 524-2788
        Attention: Office of General Counsel

        and

        Cravath, Swaine & Moore
        Worldwide Plaza
        825 Eighth Avenue
        New York, New York 10019
        Fax No. (212) 474-3700
        Attention: Robert Kindler, Esq.

     (b) If to TARGET:

        Innovasive Devices, Inc.
        734 Forest Street
        Marlborough, Massachusetts 01752
        Fax No. (508) 460-6661
        Attention: Richard D. Randall

        With a copy to:

        Choate, Hall & Stewart
        Exchange Place
        53 State Street
        Boston, MA 02109
        Fax No. (617) 248-4000
        Attention: Roslyn G. Daum, Esq.

     SECTION 8.03 Interpretation. When a reference in this Agreement is made to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "or" is not exclusive.

     SECTION 8.04 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "business day" means any day other than a day on which banks in Boston are required or authorized to be closed;

          (c) "control" (including the terms "controlled by" and "under common control") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "indebtedness" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (v) all capitalized lease obligations of such person and (vi) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

          (e) "knowledge" of TARGET means the knowledge after due inquiry of the officers of TARGET and any of its subsidiaries but specifically excluding Phil Heitlinger.

          (f) "person" means an individual, limited liability company, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (g) "subsidiary" or "subsidiaries" of TARGET, PARENT, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which TARGET, the Surviving Corporation, PARENT or such other person (whether incorporated or unincorporated), as the case may be, (i) of which such party or any other subsidiary is a general partner or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     SECTION 8.05 Amendment. This Agreement may be amended by the mutual consent of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of TARGET, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by TARGET, PARENT and SUB.

     SECTION 8.06 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.07 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

     SECTION 8.08 Entire Agreement. This Agreement and the Option Agreement constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality

Agreement), both written and oral, among the parties, or any of them, through the date hereof with respect to the subject matter hereof and thereof.

     SECTION 8.09 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the written consent of the parties hereto; except that PARENT may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement (other than Section 5.12), express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts, without regard to the choice of law provisions thereof provided, however, that the laws of the respective states of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its Board of Directors.

     SECTION 8.13 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in The Commonwealth of Massachusetts or in any state court located in The Commonwealth of Massachusetts, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit itself to the personal jurisdiction of any Federal court located in The Commonwealth of Massachusetts or any state court located in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in The Commonwealth of Massachusetts or a state court located in The Commonwealth of Massachusetts.

     SECTION 8.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when delivered (including by facsimile transmission) shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, PARENT, SUB and TARGET have caused this Agreement to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.

                                          JOHNSON & JOHNSON

                                          By: /s/ ROBERT J. DARRETTA
                                            ------------------------------------
                                              Name: Robert J. Darretta
                                              Title:  Vice President Finance,
                                                      and
                                                      Chief Financial Officer

                                          INNOVASIVE DEVICES, INC.

                                          By: /s/ RICHARD D. RANDALL
                                            ------------------------------------
                                              Name: Richard D. Randall
                                              Title:  President and Chief
                                              Executive Officer

                                          RAPTOR ACQUISITION CORP.

                                          By: /s/ HOWARD ZAUBERMAN
                                            ------------------------------------
                                              Name: Howard Zauberman
                                              Title:  President

                                                                         ANNEX 2

     STOCK OPTION AGREEMENT dated as of November 8, 1999 (the "Agreement"), by and between INNOVASIVE DEVICES, INC., a Massachusetts corporation ("Issuer"), and JOHNSON & JOHNSON, a New Jersey corporation ("Grantee").

                                    RECITALS

     A. Grantee, Raptor Acquisition Corp., a wholly owned subsidiary of Grantee ("Sub"), and Issuer have entered into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Issuer, with Issuer as the surviving corporation in the Merger; and

     B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the Stockholders Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,850,504 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.0001 per share ("Issuer Common Stock"), of Issuer at a purchase price of $8.25 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any time or times, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 7.03(b) of the Merger Agreement (a "Purchase Event"); provided, however, that
(i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 12 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events described in Section 7.03(b) of the Merger Agreement, in which case the Option will not terminate until the later of (x) 12 months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Grantee illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, (A) if all necessary Regulatory Approvals have been applied for but have not been obtained prior to the termination of the Option, such termination shall be extended to the date that is the fifth business day after receipt of such Regulatory Approvals, and (B) Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

     (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).

     (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance at any time prior to the termination of the Option, or if the Option has terminated, within 5 business days following receipt of such Regulatory Approvals. Issuer agrees to use its reasonable efforts to assist Grantee in seeking the Regulatory Approvals.

     In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

     3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

     (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all Liens. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a shareholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such shareholder rights plan then in effect.

     (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 8, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

          Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act and other Regulatory Approvals that are necessary, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, including without limitation any preemptive rights of any shareholder of Issuer.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

          Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

     6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)) or if the number of outstanding shares of Issuer Common Stock is reduced, the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals the same percentage of the aggregate number of shares of Issuer Common Stock issued and outstanding after giving effect to such issuance as immediately prior to such issuance, in each case without giving effect to any shares subject to or issued pursuant to the Option. In the event that Grantee, its Subsidiaries or any of their respective pension or retirement plans (including, if applicable, the related trust) owns on the date hereof or acquires after the date hereof any shares of Issuer Common Stock ("Owned Issuer Common Stock") that, when aggregated with the number of shares of Issuer Common Stock subject to the Option, would exceed 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, then the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, when aggregated with the shares of Owned Issuer Common Stock, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding.

     (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into or consummate any other Acquisition Proposal with any person, other than Grantee or one of its Subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

     (c) If, at any time during the period commencing at the time the Company consummates any Acquisition Proposal and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

     7. Profit Limitations. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Option Profit (as hereinafter defined) exceed in the aggregate $3,400,000 minus any Termination Fee actually received by Grantee pursuant to the terms of the Merger Agreement (such amount, the "Profit Limit") and, if any payment to be made to Grantee otherwise would cause such aggregate amount to be exceeded, the Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that the Total Option Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in a Notional Total Option Profit (as hereinafter defined) which would exceed in the aggregate the Profit Limit and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall on or prior to the date of exercise either (i) reduce the number of shares of Issuer Common Stock subject to such exercise, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that the Notional Total Option Profit shall not exceed the Profit Limit after taking into account the foregoing actions, provided that this paragraph (b) shall not be construed as to restrict any exercise of the Option that is not prohibited hereby on any subsequent date.

     (c) As used herein, the term "Total Option Profit" shall mean the aggregate amount (before taxes) of the following: (i) any amount received by Grantee pursuant to the Cash-Out Right and (ii)(x) the net consideration, if any, received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, valuing any non-cash consideration at its fair market value (as defined below), less (y) the Exercise Price and any cash paid by Grantee to Issuer pursuant to Section 7(a)(iii) or
Section 7(b)(iii), as the case may be.

     (d) As used herein, the term "Notional Total Option Profit" with respect to any number of shares of Issuer Common Stock as to which Grantee may propose to exercise the Option shall be the aggregate of (i) the Total Option Profit determined under paragraph (c) above with respect to prior exercises and (ii) Total Option Profit with respect to such number of Option Shares as to which Grantee proposes to exercise and all other Option Shares held by Grantee and its affiliates as of such date, assuming that all such shares were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions or underwriting discounts).

     (e) As used herein, the "fair market value" of any non-cash consideration consisting of:

          (i) securities listed on a national securities exchange or traded on the Nasdaq National Market shall be equal to the average closing price per share of such security as reported on such exchange or the Nasdaq National Market for the five trading days after the date of determination; and

          (ii) consideration which is other than cash or securities of the form specified in clause (i) above shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within five business days of the event requiring selection of such banking firm, provided that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third nationally recognized independent investment banking firm, which third firm shall make such determination.

     8. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as promptly as practicable (but in no event later than 90 days after receipt of such request) prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include only the shares requested to be included therein by Grantee that may be included therein without adversely affecting the success of the offering. In connection with any registration pursuant to this Section 8, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     9. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 8 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee immediately following such sale, assignment, transfer or disposal, beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer.

     10. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market (or any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

     11. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

     12. Miscellaneous. (a) Expenses. Except as otherwise provided in this Agreement or in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

     (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith), the Shareholders Agreement and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and
(ii) except as provided in Section 8.10 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

     (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; provided, however, that the laws of the respective states of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its Board of Directors.

     (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

     (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the Commonwealth of Massachusetts or in any state court located in the Commonwealth of Massachusetts, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any state court located in the Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a state court located in the Commonwealth of Massachusetts.

     (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          JOHNSON & JOHNSON,

                                          By: /s/ ROBERT J. DARRETTA
                                            ------------------------------------
                                              Name: Robert J. Darretta
                                              Title:  Vice President Finance,
                                                      and
                                                      Chief Financial Officer

                                          INNOVASIVE DEVICES, INC.,

                                          By: /s/ RICHARD D. RANDALL
                                            ------------------------------------
                                              Name: Richard D. Randall
                                              Title:  President and Chief
                                              Executive Officer

                                                                         ANNEX 3

     STOCKHOLDERS AGREEMENT dated as of November 8, 1999 (this "Agreement"), between JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), and the stockholders listed on Schedule A attached hereto (each, a "Stockholder").

     WHEREAS Parent, Raptor Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub"), and Innovasive Devices, Inc., a Massachusetts corporation (the "Company"), propose to enter into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS each Stockholder owns, beneficially and of record, the number of shares of capital stock of the Company set forth opposite the Stockholder's name on Schedule A attached hereto (such shares of capital stock of the Company, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants convertible or exchangeable securities or similar instruments), being collectively referred to herein as the "Subject Shares"); and

     WHEREAS as a condition to its willingness to enter into the Merger Agreement and the Option Agreement, Parent has requested that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

     1. Agreement to Vote Shares. Until the termination of this Agreement in accordance with Section 11, each Stockholder severally and not jointly, agrees as follows: (a) At any meeting of the stockholders of the Company called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger or the Merger Agreement is sought, each Stockholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted) such Stockholder's Subject Shares in favor of the adoption and approval of the Merger Agreement, the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement;

     (b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which such Stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to), any of the following (or any agreement to enter into or effect any of the following): (i) any Acquisition Proposal or transaction or occurrence which if publicly proposed and offered to the Company and its Stockholders (or any of them) would be the subject of a Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Articles of Organization or Bylaws or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Merger Agreement, or change in any manner the voting rights of any class of shares of capital stock of the Company (collectively, "Frustrating Transactions"). Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

     2. Grant of Irrevocable Proxy. Until the termination of this Agreement in accordance with Section 11, each Stockholder severally and not jointly, agrees as follows: (a) Each Stockholder hereby irrevocably grants to, and appoints, Steven Rosenberg and any other individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, at any meeting of stockholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction;

     (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked;

     (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

     3. No Other Grant of Proxy. Each Stockholder will not, directly or indirectly, grant any proxies or powers of attorney with respect to his Subject Shares to any person other than as set forth in Section 2.

     4. Transfers. Other than in accordance with this Agreement, each Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Subject Shares or any interest therein to any person. Notwithstanding the foregoing, and provided that such Stockholder has not breached his or its obligations under this Agreement (including, without limitation, Section 1), (i) such Stockholder may exchange his or its Subject Shares in connection with a statutory merger to the extent required by applicable law and (ii) such Stockholder may Transfer his or its Subject Shares prior to the end of the Relevant Period (as defined below) if the Merger Agreement is terminated pursuant to Section 7.01(b) or 7.01(d) of the Merger Agreement and an Acquisition Proposal has been made prior to such termination, if (x) such Acquisition Proposal has been unconditionally withdrawn or (y) such Acquisition Proposal has been voted against by a majority of the Company's stockholders and prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Parent on terms substantially identical to the terms of this Agreement.

     5. No Voting Trusts. Such Stockholder agrees that it will not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, trust or other arrangement or agreement with respect to the voting of the Subject Shares (and if entered into or executed, such voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Subject Shares for or against any proposal in connection with any Alternative Transaction or Frustrating Transaction or otherwise with respect to the Subject Shares. Such Stockholder agrees that it will take no action to reduce or eliminate the voting of any of its Subject Shares.

     6. No Solicitation. (a) Each Stockholder shall not, nor shall he or it permit any of his or its officers, directors, employees, representatives or agents or any of his or its investment banker, financial advisor, attorney, accountant or other advisor or representative to directly or indirectly (i) solicit, encourage or initiate the submission of any proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal, (ii) negotiate, approve or recommend and proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal or (iii) furnish to any person any information with respect to, or take any other action knowingly to facilitate any proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal.

     (b) Each Stockholder agrees to notify Parent promptly and to provide all details requested by Parent if such Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to an Acquisition Proposal.

     7. Affiliate Agreement. If, at the time the Merger Agreement is submitted for approval to the stockholders of the Company, a Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act, such Stockholder shall deliver to Parent at least 30 days prior to the Closing a written agreement relating thereto and reasonably satisfactory to Parent.

     8. Representations and Warranties of the Stockholder. Each Stockholder hereby severally and not jointly represents and warrants to Parent in respect of himself or itself as follows:

     (a) Authority. Each Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each Stockholder and, assuming due execution and delivery by Parent, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to each Stockholder or to such Stockholder's property or assets. If the Stockholder is a corporation, partnership, limited liability company or other business organization, this Agreement and the transactions contemplated hereby will not result in a violation or breach of, or default under, its Articles of Incorporation or Bylaws or similar governing instruments. Except for termination of the waiting periods (or extensions thereof), if any, under the HSR Act or informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to each Stockholder in connection with the execution and delivery of this Agreement or the consummation by each Stockholder of the transactions contemplated hereby.

     (b) The Subject Shares. As of the date hereof and at Closing each Stockholder has, and will have, good and marketable title to the Subject Shares, free and clear of all Liens, except as set forth on Schedule 8(b) hereof (which in no way affects the ability of the Stockholder to vote his or its Subject Shares). The Subject Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Subject Shares. Each Stockholder has sole power with respect to the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such rights.

     9. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by each Stockholder, constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to its property or assets. Except for termination of the waiting periods (or extensions thereof), if any, under the HSR Act or informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

     10. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in The Commonwealth of Massachusetts or in any state court located in The Commonwealth of Massachusetts, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit itself to the personal jurisdiction of any Federal court located in The Commonwealth of Massachusetts or any state court located in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in The Commonwealth of Massachusetts or a state court located in The Commonwealth of Massachusetts.

     11. Term and Termination. This Agreement, and all rights and obligations of the parties hereunder, shall survive the termination of the Merger Agreement and shall terminate 12 months (the "Period") after the termination of the Merger Agreement; provided, however, that if the Merger Agreement is terminated pursuant to Section 7.01(a), Section 7.01(b) (unless an Acquisition Proposal has been made prior to such termination), Section 7.01(c), or Section 7.01(e)(ii) of the Merger Agreement or is terminated by Parent pursuant to Section 7.01(d) (unless an Acquisition Proposal has been made prior to such termination) of the Merger Agreement, then this Agreement shall terminate 10 days after the date on which the Merger Agreement terminates pursuant to such Section of the Merger Agreement; provided further, that if the Merger Agreement is terminated pursuant to Section 7.01(b) or 7.01(d) of the Merger Agreement and an Acquisition Proposal has been made prior to such termination, this Agreement shall terminate three months (the "Relevant Period") after the date of the termination of the Merger Agreement pursuant to such Section if (x) such Acquisition Proposal has been unconditionally withdrawn or (y) such Acquisition Proposal has been voted against by a majority of the Company's stockholders, unless, in each case, the person making such proposal subsequently makes another Acquisition Proposal (in which case this Agreement will remain applicable to any such subsequent Acquisition Proposal for the whole Period).

     12. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Subject Shares and shall be binding upon any person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Subject Shares, or the acquisition of additional shares of the Company's capital stock by the Stockholder, the number of Subject Shares listed on Schedule A beside the name of a Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the Company's capital stock issued to or acquired by the Stockholder.

     13. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his capacity as the record and/or beneficial owner, as applicable, of a Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or its capacity as an officer or director of the Company in exercising his rights under the Merger Agreement.

     14. Entire Agreement; No Third Party Beneficiaries; Amendment;
Waiver. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party to be charged. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     15. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

     If to a Stockholder, to the address listed on Schedule A hereto;

     If to Parent, in accordance with Section 8.02 of the Merger Agreement;

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

     16. Miscellaneous. (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (b) This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided, however, that the laws of the respective states of incorporation of each of the parties hereto (if such party is a corporation, partnership, limited liability company or other business organization) shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

     (c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     (d) This Agreement may be executed in one or more counterparts (including by way of facsimile) all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

     (e) This Agreement shall not be assigned by a Stockholder, on the one hand, without the prior written consent of Parent, or by Parent, on the other hand, without the prior written consent of each Stockholder, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided that notwithstanding such assignment, Parent shall remain liable for performance of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (f) Each Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 2.

     (g) Each Stockholder shall not, and shall not authorize or permit any of its subsidiaries or affiliates (other than the Company) or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

     (h) Each Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

     IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                          JOHNSON & JOHNSON

                                          By: /s/ ROBERT J. DARRETTA
                                            ------------------------------------
                                              Name: Robert J. Darretta
                                              Title:  Vice President, Finance
                                                      and
                                                      Chief Financial Officer

                                          STOCKHOLDERS:

                                          By: /s/ JAMES V. BARRILE
                                            ------------------------------------
                                              Name: James V. Barrile

                                          By: /s/ ALAN CHERVITZ
                                            ------------------------------------
                                              Name: Alan Chervitz

                                          By: /s/ JOSEPH A. CIFFOLILLO
                                            ------------------------------------
                                              Name: Joseph A. Ciffolillo

                                          By: /s/ T. WADE FALLIN
                                            ------------------------------------
                                              Name: T. Wade Fallin

                                          By: /s/ DAVID FOSTER
                                            ------------------------------------
                                              Name: David Foster

                                          By: /s/ E. MARLOWE GOBLE
                                            ------------------------------------
                                              Name: E. Marlowe Goble

                                          By: /s/ ROBERT MOMSEN
                                            ------------------------------------
                                              Name: Robert Momsen

                                          By: /s/ HOWARD PALEFSKY
                                              ----------------------------------
                                              Name: Howard Palefsky

                                          By: /s/ RICHARD D. RANDALL
                                            ------------------------------------
                                              Name: Richard D. Randall

                                          INTERWEST PARTNERS

                                          By: /s/ ROBERT MOMSEN
                                            ------------------------------------
                                              Name: Robert Momsen
                                              Title:  General Partner

                                          COHESION TECHNOLOGIES

                                          By: /s/ DAVID FOSTER
                                            ------------------------------------
                                              Name: David Foster
                                              Title:  Chief Executive Officer

                                   SCHEDULE A
                           TO STOCKHOLDERS AGREEMENT

STOCKHOLDERS                                                  SHARES OWNED    VESTED OPTIONS
------------                                                  ------------    --------------
James V. Barrile............................................    172,778           30,361
Alan Chervitz...............................................    307,087           15,250
Joseph A. Ciffolillo........................................     79,650
T. Wade Fallin..............................................    103,869           16,750
E. Marlowe Goble............................................    888,839
Howard Palefsky.............................................     10,000
Richard D. Randall..........................................     36,384          313,139

Interwest Partners..........................................    524,727
Cohesion Technologies.......................................    843,936

                                                                         ANNEX 4

                                November 8, 1999

Board of Directors
Innovasive Devices, Inc.
734 Forest St.
Marlborough, MA 01752

Members of the Board:

     Deutsche Bank Securities Inc. ("Deutsche Banc Alex. Brown") has acted as financial advisor to Innovasive Devices, Inc. ("Innovasive Devices") in connection with the proposed transaction involving Innovasive Devices and Johnson & Johnson ("Johnson & Johnson") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 8, 1999 (the "Agreement"), by and among Johnson & Johnson, Raptor Acquisition Corp., a wholly owned subsidiary of Johnson & Johnson ("Merger Subsidiary"), and Innovasive Devices, which provides, among other things, for the merger of Merger Subsidiary with and into Innovasive Devices (the "Merger"). As set forth more fully in the Agreement, as a result of the Merger, each outstanding share of the common stock, par value $0.0001 per share, of Innovasive Devices (the "Innovasive Common Stock") will be converted into the right to receive that number of shares of the common stock, par value $1.00 per share, of Johnson & Johnson (the "Johnson & Johnson Common Stock") equal to the Exchange Ratio (as defined below). The Agreement provides that the Exchange Ratio will be that number of shares (rounded to the fourth decimal place) of Johnson & Johnson Common Stock obtained by dividing $8.25 by the average per share closing price of Johnson & Johnson Common Stock as reported on the New York Stock Exchange Composite Tape for the twenty (20) consecutive trading days ending on the third trading day prior to the Innovasive Devices stockholders meeting in respect of the Merger.

     You have requested Deutsche Banc Alex. Brown's opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Innovasive Common Stock.

     In connection with Deutsche Banc Alex. Brown's role as financial advisor to Innovasive Devices, and in arriving at its opinion, Deutsche Banc Alex. Brown has reviewed certain publicly available financial and other information concerning Innovasive Devices and Johnson & Johnson and certain internal analyses and other information furnished by Innovasive Devices and Johnson & Johnson. Deutsche Banc Alex. Brown has also held discussions with members of the senior management of Innovasive Devices and Johnson & Johnson regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, Deutsche Banc Alex. Brown has (i) reviewed the reported prices and trading activity for Innovasive Common Stock and Johnson & Johnson Common Stock, (ii) compared certain financial and stock market information for Innovasive Devices and Johnson & Johnson with similar information for certain other companies whose securities are publicly traded,
(iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     Deutsche Banc Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Innovasive Devices, Johnson & Johnson or the combined company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Banc Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and Deutsche Banc Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Innovasive Devices or Johnson & Johnson. With respect to the financial forecasts and projections made available to Deutsche Banc Alex. Brown and used in its analyses, Deutsche Banc Alex. Brown has been advised and has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Innovasive Devices as to the matters covered thereby. Deutsche Banc Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

Board of Directors
Innovasive Devices, Inc.
November 8, 1999
Page  2

     For purposes of rendering its opinion, Deutsche Banc Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of Innovasive Devices, Johnson & Johnson and Merger Subsidiary contained in the Agreement are true and correct, Innovasive Devices, Johnson & Johnson and Merger Subsidiary will each perform all of the covenants and agreements to be performed by it under the Agreement and all conditions to the obligations of each of Innovasive Devices, Johnson & Johnson and Merger Subsidiary to consummate the Merger will be satisfied without any waiver thereof. Deutsche Banc Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Innovasive Devices or Johnson & Johnson is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Innovasive Devices or Johnson & Johnson or materially reduce the contemplated benefits of the Merger to Innovasive Devices, Johnson & Johnson or the combined company. In addition, you have informed Deutsche Banc Alex. Brown, and accordingly for purposes of rendering its opinion Deutsche Banc Alex. Brown has assumed, that the Merger is expected to qualify as a tax-free reorganization for federal income tax purposes.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of Innovasive Devices and is not a recommendation to any stockholder as to how such stockholder should vote with respect to matters relating to the proposed Merger. Deutsche Banc Alex. Brown is expressing no opinion as to the price at which the Johnson & Johnson Common Stock will trade at any time. This opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Innovasive Common Stock, and Deutsche Banc Alex. Brown expresses no opinion as to the merits of the underlying decision by Innovasive Devices to engage in the Merger.

     Deutsche Banc Alex. Brown, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Innovasive Devices in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger and a portion of which is payable upon delivery of this opinion. Deutsche Banc Alex. Brown and its predecessors and affiliates have in the past provided financial services to Innovasive Devices and Johnson & Johnson unrelated to the proposed Merger, for which services Deutsche Banc Alex. Brown and its predecessors and affiliates have received compensation. Deutsche Banc Alex. Brown maintains a market in Innovasive Common Stock and regularly publishes research reports regarding the businesses and securities of Innovasive Devices and Johnson & Johnson and other publicly traded companies in the health care industry. In the ordinary course of business, Deutsche Banc Alex. Brown and its affiliates also may actively trade or hold the securities and other instruments and obligations of Innovasive Devices and Johnson & Johnson for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities, instruments or obligations.

     Based upon and subject to the foregoing, it is Deutsche Banc Alex. Brown's opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the holders of Innovasive Common Stock.

                                          Very truly yours,

                                          By: /s/ DEUTSCHE BANK SECURITIES
                                              INC.
                                            ------------------------------------
                                              DEUTSCHE BANK SECURITIES INC.

                                                                         ANNEX 5

            SECTIONS 85-98 OF MASSACHUSETTS BUSINESS CORPORATION LAW

SEC. 85.  DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SEC. 86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SEC. 87.  STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SEC. 88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SEC. 89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SEC. 90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SEC. 91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SEC. 92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SEC. 93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SEC. 94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SEC. 95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SEC. 96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1) A bill shall not be filed within the time provided in section ninety;

     (2) A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SEC. 97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SEC. 98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors or officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification under such By-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive any Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) See Exhibit Index.

     (b) Not applicable.

     (c) Opinion of Deutsche Bank Securities Inc. (included as Annex 4 to the proxy statement/prospectus which is a part of this Registration Statement).

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of

Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on the tenth day of January, 2000.

                                          JOHNSON & JOHNSON,

                                          By: /s/ R. S. LARSEN
                                            ------------------------------------
                                              Name  R. S. Larsen
                                              Title:   Chairman and Chief
                                                       Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
J. S. Orban and S. M. Rosenberg, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         SIGNATURE                                     TITLE                      DATE
                         ---------                                     -----                      ----
    /s/ R. S. LARSEN                                       Chairman, Board of Directors,    January 10, 2000
    ---------------------------------------------------    Chief Executive Officer and
                                                           Director (Principal Executive
                                                           Officer)

    /s/ R. J. DARRETTA                                     Vice President, Finance          January 7, 2000
    ---------------------------------------------------    (Principal Financial Officer)
    (R. J. Darretta)

    /s/ C. E. LOCKETT                                      Controller (Principal            January 10, 2000
    ---------------------------------------------------    Accounting Officer)
    (C. E. Lockett)

    /s/ G. N. BURROW                                       Director                         January 6, 2000
    ---------------------------------------------------
    (G. N. Burrow)

                                                           Director
    ---------------------------------------------------
    (J. G. Cooney)

    /s/ J. G. CULLEN                                       Director                         January 10, 2000
    ---------------------------------------------------
    (J. G. Cullen)

    /s/ M. J. FOLKMAN                                      Director                         January 10, 2000
    ---------------------------------------------------
    (M. J. Folkman)

    /s/ A. D. JORDAN                                       Director                         January 5, 2000
    ---------------------------------------------------
    (A. D. Jordan)

    /s/ A. G. LANGBO                                       Director                         January 10, 2000
    ---------------------------------------------------
    (A. G. Langbo)

                         SIGNATURE                                     TITLE                      DATE
                         ---------                                     -----                      ----
                                                           Director
    ---------------------------------------------------
    (J. S. Mayo)

    /s/ L. F. MULLIN                                       Director                         January 7, 2000
    ---------------------------------------------------
    (L. F. Mullin)

    /s/ P. J. RIZZO                                        Director                         January 6, 2000
    ---------------------------------------------------
    (P. J. Rizzo)

    /s/ H. B. SCHACHT                                      Director                         January 10, 2000
    ---------------------------------------------------
    (H. B. Schacht)

    /s/ M. F. SINGER                                       Director                         January 7, 2000
    ---------------------------------------------------
    (M. F. Singer)

    /s/ J. N. SNOW                                         Director                         January 10, 2000
    ---------------------------------------------------
    (J. W. Snow)

    /s/ R. N. WILSON                                       Director                         January 10, 2000
    ---------------------------------------------------
    (R. N. Wilson)

                                 EXHIBIT INDEX

EXHIBITS
   2.1 Agreement and Plan of Merger and Reorganization dated as of November 8, 1999, among Johnson & Johnson, Raptor
           Acquisition Corp. and Innovasive Devices, Inc. (included as
           Annex 1 to the proxy statement/prospectus which is a part of this Registration Statement).
   4.1*    Provisions of the Restated Certificate of Incorporation of
           Johnson & Johnson dated May 21, 1996, that define the rights of security holders of Johnson & Johnson (incorporated by reference to Exhibit 3 to Johnson & Johnson's Quarterly
           Report on Form 10-Q for the quarterly period ended June 30,
           1996).
   4.2* Provisions of the Bylaws of Johnson & Johnson, as amended effective April 23, 1999, that define the rights of security holders of Johnson & Johnson (incorporated by reference to Exhibit 3 to Johnson & Johnson's Quarterly Report on Form
           10-Q for the quarterly period ended July 4, 1999).
   5.1 Opinion of Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson, regarding the legality of the securities being issued.
   8.1 Opinion of Choate, Hall & Stewart regarding certain tax matters.
   9.1     Stockholders Agreement dated as of November 8, 1999, between
           Johnson & Johnson and certain stockholders of Innovasive
           Devices, Inc. (included as Annex 3 to the proxy statement/prospectus which is a part of this Registration
           Statement).
  10.1     Stock Option Agreement dated as of November 8, 1999, between
           Innovasive Devices, Inc., and Johnson & Johnson (included as
           Annex 2 to the proxy statement/prospectus which is a part of this Registration Statement).
  23.1     Consent of Independent Accountants.
  23.2     Consent of Independent Accountants.
  23.3 Consent of Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson (included in Exhibit 5.1).
  23.4     Consent of Choate, Hall & Stewart (included in Exhibit 8.1).
  23.5     Consent of Deutsche Bank Securities Inc.
  24.1 Power of Attorney (included on the signature page of this Registration Statement).
  99.1     Form of Proxy Card of Innovasive Devices, Inc.
  99.2     Opinion of Deutsche Bank Securities Inc. (included as Annex
           4 to the proxy statement/prospectus which is a part of this Registration Statement).

---------------
* Incorporated by reference.